                             EXHIBIT 10.2

                       AGREEMENT TO CONTRIBUTE

                                AMONG

                   BURNHAM PACIFIC PROPERTIES, INC.,

               BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.

                             AND

             EACH OF THE CONTRIBUTORS AND EXISTING PARTNERS
                LISTED ON EXHIBIT A-1 TO THIS AGREEMENT


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                      TABLE OF CONTENTS



DEFINITIONS

ARTICLE 1
CONTRIBUTION OF PROPERTY AND CAPITAL
1.1 Contribution of Interests and Determination of Equity Value
1.2 Components and Allocation of Contribution Consideration; Calculation of Units and
Preferred Units; Cash Reimbursement Component
1.3 Capital Contribution of the General Partner
1.4 Limited Partners in the Operating Partnership

ARTICLE 2
CERTAIN COVENANTS AND CONDITIONS TO CLOSING
2.1 Certain Covenants and Conditions to BPP's and the Operating
Partnership's Obligations
2.2 Conditions to the Obligations of the Contributors

ARTICLE 3
REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS
3.1 Representations and Warranties of the Contributors; Certain Covenants of the Contributors
3.2 Representations and Warranties of BPP

ARTICLE 4
MAINTENANCE AND OPERATION OF THE PROPERTY; CERTAIN COVENANTS
4.1 Maintenance and Operation
4.2 Insurance
4.3 Personal Property
4.4 Leasing
4.5 Operating Agreements
4.6 Damage or Destruction; Condemnation
4.7 Tests and Inspections
4.8 Mortgage Debt
4.9 Disposition of Properties
4.10 Availability of Records
4.11 Ongoing Capital and Tenant Improvement Work
4.12 A. Title
4.13 Payoff Letters/ Discharges on Mortgage Debt
4.14 Cooperation Regarding Closing Conditions
4.15 Articles Supplementary
4.16 [Intentionally Omitted]
4.17 Conduct of the Business
                                      i
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4.18 Intentionally Omitted
4.19 Notification of Certain Matters
4.20 Approval of Company Shareholders
4.21 REIT Status
4.22 Payments
4.23 First Offer Rights
4.24 Board of Directors
4.25 Retained Property
4.26 Post-Closing Delivery of Schedules and Exhibits
4.27 Operating Partnership Preferred Units
4.28 Company Rent Roll
4.29 Changes to Existing Partners and Allocation of Contribution
Consideration
4.30 Westbrook Registration Rights Agreement
4.31 REOC Status
4.32 80% Ownership Condition
4.33 Board of Directors Resolutions

ARTICLE 5
CLOSING ADJUSTMENTS
5.1 Taxes, Assessments and Utilities
5.2 Rent
5.3 Common Area Reimbursement Adjustment
5.4 Payments on Permitted Exceptions
5.5 Operating Agreement Payments and Other Expenses
5.6 Partners' Consents
5.7 Post Closing Audit
5.8 Survival

ARTICLE 6
DEFAULTS AND REMEDIES
6.1 Breakup Fee
6.2 Deposit
6.3 Breakup Damages Amount as Liquidated Damages

ARTICLE 7
INDEMNIFICATION
7.1 By the Contributors and Existing Partners
7.2 By the Operating Partnership and BPP
7.3 Indemnification Procedure
7.4 Cooperation in Defense
7.5 Survival
7.6 Interest
7.7 Exclusivity
7.8 Mutual Pursuit of Claims
                                       ii
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ARTICLE 8
TERMINATION
8.1 Termination
8.2 Effect of Termination

ARTICLE 9
MISCELLANEOUS
9.1 Brokers
9.2 Marketing
9.3 Entire Agreement; No Amendment
9.4 Certain Expenses
9.5 Notices
9.6 No Assignment
9.7 Governing Law; Waiver of Jury Trial
9.8 Multiple Counterparts
9.9 Further Assurances
9.10 Miscellaneous
9.11 Invalid Provisions
9.12 Confidentiality; Publicity
9.13 Time of Essence
9.14 Authorized Representatives
9.15 Conflict
9.16 Applicable Contribution Agreement
9.17 Schedules

Exhibit A-1
     Schedule OF CONTRIBUTORS
      AND EXISTING PARTNERS

Exhibit A-2
     LIST OF PROPERTIES

Exhibit A-3
     ORGANIZATIONAL CHART

Exhibit A-4
     EXISTING PARTNER OWNERSHIP
     SHARE RE: ADDITIONAL CONSIDERATION

Exhibit B
     [Intentionally Deleted]

Exhibit C
     ARTICLES SUPPLEMENTARY

                                        iii
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Exhibit D
     [INTENTIONALLY OMITTED]

Exhibit E
     [INTENTIONALLY OMITTED]

Exhibit F
     MORTGAGE DEBT

Exhibit G
     LIST OF COMPANY PROPERTIES
     WHERE NEW COMPANY TITLE
     POLICIES WILL BE OBTAINED

Exhibit H-1
     OPERATING PARTNERSHIP AGREEMENT

Exhibit H-2
     OPERATING PARTNERSHIP AMENDMENT

Exhibit I
     LIST OF CONTRIBUTORS' PERSONAL
     PROPERTY RELATING TO THE
     PROPERTIES

Exhibit J
     PROSPECTIVE SUBSCRIBER
      QUESTIONNAIRE

Exhibit K
     LEGAL DESCRIPTION OF LAND

Exhibit L
     REGISTRATION RIGHTS AGREEMENT

Exhibit M
     STABILIZED LEASING PLAN

Exhibit N
     CONTRIBUTORS' RENT ROLL

Exhibit O
     INVESTOR REPRESENTATIONS
     AND WARRANTIES

                                       iv
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Exhibit P
     TITLE OBJECTIONS

Exhibit Q
     FORM OF PAYMENT ESTOPPEL

Exhibit R
     FORM OF CONTRIBUTORS' PAYMENT ESTOPPEL

Exhibit S
     LIST OF EXISTING PARTNERS

Exhibit T
     FORM OF MASTER LEASE

Exhibit U
     LIST OF TENANT'S WITH OPTIONS TO PURCHASE

Exhibit V
     FORM OF GROUND LESSOR ESTOPPEL

Exhibit W
     FORM OF TENANT ESTOPPEL

Exhibit X
     FORM OF REA ESTOPPEL

Exhibit Y-1
     FORM OF DEED

Exhibit Y-2
     FORM OF BILL OF SALE
     AND ASSIGNMENT

Exhibit Z
     FORM OF ASSIGNMENT
     OF LEASES

Exhibit AA
     FORM OF POST-CLOSING
     LEASING AGREEMENT

Exhibit BB
     FORM OF REDEMPTION
     NOTICE
                                       v
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Exhibit CC
     AMENDED COMPANY BYLAWS

Exhibit DD
     [INTENTIONALLY OMITTED]

Exhibit EE-1
     DESCRIPTION OF RETAINED
     PROPERTIES:  REDONDO BEACH

Exhibit EE-2
     DESCRIPTION OF RETAINED
     PROPERTIES:  WESTMINSTER

                            AGREEMENT TO CONTRIBUTE


     This AGREEMENT TO CONTRIBUTE (this "Agreement") is entered into as of this 5th day of December, 1997, by the entities listed as Contributors and the entities and individuals listed as Existing Partners on Exhibit A-1 attached hereto, each having an address of c/o Highridge Partners, Inc., 300 Continental Boulevard, Suite 360, El Segundo, California 90245 (each a "Contributor" and, collectively, the "Contributors"), Burnham Pacific Properties, Inc., a Maryland corporation, having an address of 610 West Ash Street, Suite 1600, San Diego, California 92112-1551 ("BPP" or the "Company") and Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership having an address of 610 West Ash Street, Suite 1600, San Diego, California 92112-1551 (the "Operating Partnership").

                                   RECITALS

     WHEREAS, each Contributor owns the Property (as defined below) set forth opposite such Contributor's name on Exhibit A-2.

     WHEREAS, BPP has formed Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") having BPP as its general partner and BPP and a wholly-owned subsidiary of BPP as its sole limited partners;

     WHEREAS, the Contributors wish to contribute all of the Properties, subject to the Mortgage Debt (as defined below) to the Operating Partnership in exchange for a combination of (i) cash reimbursements, (ii) units of limited partner interest in the Operating Partnership (the "Operating Partnership Units" or "Units") and (iii) units of preferred limited partner interest in the Operating Partnership (the "Operating Partnership Preferred Units" or "Preferred Units");

     WHEREAS upon Closing, the Operating Partnership will accept contribution of the Properties from the Contributors, and the Operating Partnership will issue to the Existing Partners (as defined below) (who will, subject to Section 1.4 of this Agreement, then automatically be admitted as partners of the Operating Partnership) the Contribution Consideration (as defined below) in respect of such contributions, as more fully set forth below;

     WHEREAS, BPP, the Operating Partnership, the Contributors and the Existing Partners also desire that, contemporaneously with the admission of the Existing Partners as limited partners of the Operating Partnership, BPP, the Operating Partnership and such Existing Partners shall enter into a registration rights agreement and an amendment to the agreement of limited partnership of the Operating Partnership in each case as provided below; and

     WHEREAS, each of the parties hereto has been advised by the other parties and acknowledges that the parties hereto would not be entering into this Agreement without the representations, warranties and covenants which are being made and agreed to herein by each party hereto and that each party is entering into this Agreement in reliance on such representations, warranties and other covenants.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance on all representations, warranties and covenants made by each of the parties hereto, the Contributors, BPP and the Operating Partnership hereby agree as follows:

                                  DEFINITIONS

     The following terms as used in this Agreement will have the meanings attributed to them as set forth below unless the context clearly requires another meaning. The terms set forth below do not constitute all defined terms set forth in this Agreement. Such other defined terms shall have the meanings ascribed to them elsewhere in this Agreement.

     "Access Agreement" shall mean that certain Access Agreement between the Contributors and BPP, dated as of November 20, 1997.

     "Accountants" has the meaning set forth in Section 4.10.

     "Accredited Investor" means a person who qualifies as an "accredited" investor as defined in relevant securities Laws, including, without limitation, under Rule 501 of the Securities Act.

     "Action" shall mean any claim, suit, litigation, labor dispute, arbitration, condemnation proceeding, investigation or other action or proceeding.

     "Additional Consideration" has the meaning set forth in Section 1.6.

     "Additional Equity Value" has the meaning set forth in Section 1.6.

     "Additional NOI Lease Expenses" has the meaning set forth in Section 1.6.

     "Additional NOI Lease Income" has the meaning set forth in Section 1.6.

     "Additional Valuation Date" has the meaning set forth in Section 1.6.

     "ADA" has the meaning set forth in Section 3.2(j)(ii).

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     "Affiliate" shall mean any entity in which the Person in question owns directly or indirectly more than fifty percent (50%) of any class of securities or interest issued by such entity or any entity controlling, controlled by or under common control with the Person in question.

     "Agreement" shall mean this Agreement to Contribute, as it may be amended from time to time.

     "Amended Company By-Laws" shall mean the amended by-laws of BPP substantially in the form attached hereto as Exhibit CC.

     "Anchor Tenant" shall mean any tenant identified as an Anchor Tenant on the Stabilized Leasing Plan attached to this Agreement as Exhibit M.

     "Annual Valuation Period" has the meaning set forth in Section
3.2(q)(vii).

     "Annualized Rental Payments" shall have the meaning set forth in Section
1.6.

     "Applicable Contribution Agreement" has the meaning set forth in Section 9.16.

     "Articles Supplementary" means the articles supplementary to the Company Charter to be filed with the Maryland State Department of Taxation prior to or at Closing which sets forth the rights, privileges and preferences of the Preferred Stock, in the form attached hereto as Exhibit C.

     "Assigned Contracts" means all Contracts other than Contracts with an Affiliate of any Contributor.

     "Authority" shall mean a governmental body or agency having jurisdiction over BPP, the Operating Partnership, a Contributor, an Existing Partner or a Property, as applicable.

     "Authorized Representatives" has the meaning set forth in Section 9.14.

     "Benefit Arrangements" has the meaning set forth in Section 3.2(l)(vi).

     "Blue Sky Laws" has the meaning set forth in Section 3.2(b)(vi)(G).

     "BPP" has the meaning set forth in the Introductory Paragraph of this Agreement.

     "BPP Indemnified Parties" shall mean BPP, the Operating Partnership and their respective subsidiaries, Affiliates, officers, directors, stockholders, employees, representatives and agents.

     "BPP Notice" has the meaning set forth in Section 4.23.

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     "Breakup Damages Amount" has the meaning set forth in Section 6.1.

     "BSMC" shall mean Blackacre SMC Holdings, L.P., a Delaware limited partnership.

     "BSMC II" shall mean Blackacre SMC II Holdings, LLC, a Delaware limited liability company.

     "Business Day" means any weekday that is not an official holiday in the State of California.

     "California REIT" has the meaning set forth in Section 3.2(q).

     "Capital Expenditures Budget and Schedule" has the meaning set forth in
Section 3.2(j)(viii).

     "Cash Reimbursement Component" has the meaning set forth in Section 1.1.

     "CERCLA" has the meaning set forth in Section 3.2(o).

     "Closing" and "Closing Date" have the meaning set forth in Section 1.5.

     "Code" shall mean the Internal Revenue Code of 1986, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Commission" shall mean the Securities and Exchange Commission.

     "Commitment" has the meaning set forth in Section 3.2(g).

     "Common Stock" shall mean shares of BPP's common stock, par value $.01 per share.

     "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Company Charter" shall mean the Articles of Amendment and Restatement of BPP and any amendment or supplement thereto, as in effect on the date hereof.

     "Company Excess Stock" has the meaning set forth in Section 3.2(c).

     "Company Leases" shall mean all retail property leases relating to the Company Properties.

     "Company Permitted Exceptions" has the meaning set forth in Section 3.2(j)(i).

     "Company Permitted Liens" shall mean (i) Liens (other than liens imposed under ERISA) for Taxes or other assessments or charges of Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by BPP or its Subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (iii) the Company Leases, (iv) easements, rights-of-way, covenants and restrictions which are customary and typical for office or commercial properties similar to the Company Properties and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of BPP and its Subsidiaries as a whole or
(y) detract materially from the value or usefulness of the Company Property to which they apply, (v) the Liens which were granted by BPP or any of its Subsidiaries to lenders pursuant to financings in existence on the date hereof which are described in the Company Reports or Schedule 3.2(j)(xii) or which otherwise provide for the financing of the Company Properties in the ordinary course of business of BPP or any Subsidiary, as applicable.

     "Company Plans" has the meaning set forth in Section 3.2(l)(i).

     "Company Properties" has the meaning set forth in Section 3.2(j)(i).

     "Company Registration Statement" has the meaning set forth in Section 3.2(e)(i).

     "Company Rent Roll" shall have the meaning set forth in Section
3.2(j)(v).

     "Company Reports" has the meaning set forth in Section 3.2(e)(i).

     "Consents" has the meaning set forth in Section 3.1(b).

     "Contracts" shall mean, subject to the terms of this definition below, all contracts, undertakings, commitments, agreements, obligations, guarantees and warranties as of the date of this Agreement (i) relating to a Property, and (ii) to which a Contributor is a party or by which a Contributor or a Property is bound. "Contracts" includes, without limitation, utility contracts, management contracts, maintenance and service contracts, parking contracts, employment contracts, equipment leases and brokerage and leasing agreements, but excludes the Leases (as defined below) and the documents evidencing, governing or securing the Mortgage Debt.

     "Contract Rent" has the meaning set forth in Section 1.7.

     "Contribution Agreement" has the meaning set forth in Section 9.16.

     "Contribution Consideration" shall mean the consideration of Units, Preferred Units and the Cash Reimbursement Component to the Existing Partners which reflect the payment of the Equity Value pursuant to Article I hereof.

     "Contributor" has the meaning set forth in the Introductory Paragraph of this Agreement.

     "Contributors Estoppel" has the meaning set forth in Section 2.1(h).

     "Contributors Ground Lessor Estoppel" has the meaning set forth in
Section 2.1(g).

     "Contributors REA Estoppel" has the meaning set forth in Section 2.1(i).

     "Controlled Group Liability" has the meaning set forth in Section
3.2(l)(vi).

     "Current Market Price" shall mean, as of any date of determination, the average of the volume weighted average price per share of the Common Stock (the "VWAP") on each of the twenty Trading Days (as defined below) immediately preceding such date, as the VWAP for each day is reported for a nationally-recognized market quotation or information service that is selected by BPP and approved by the holders of a majority in interest of the Preferred Units (exclusive of the units held by BPP) which approval will not be unreasonably withheld.

     "Debt Instruments" shall mean all notes, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness owing to BPP or any subsidiary.

     "Deposit" has the meaning set forth in Section 6.2.

     "Development Budget and Schedule" has the meaning set forth in Section 3.2(j)(ix).

     "Development Properties" has the meaning set forth in Section 3.2(j)(ix).

     "DLJ" has the meaning set forth in Section 9.1.

     "DLJ Fee" shall mean a fee of $4,009,530 that will be paid to DLJ by the Operating Partnership as provided in Section 9.1.

     "Effective NOI" has the meaning set forth in Section 1.1.

     "Employee Benefit Plans" has the meaning set forth in Section 3.2(1)(vi).

     "Employees" has the meaning set forth in Section 3.2(1)(vi).

     "Environmental Claim" shall mean any claim, investigation or written notice by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, loss of value, consequential damages, personal injuries or fatalities, or penalties) of BPP, the Operating Partnership or its Subsidiaries arising out of, based on or resulting from (A) the presence, generation, transportation, management, recycling, reuse, treatment, use, storage, disposal or release of materials of environmental concern or the threatened release of materials of environmental concern at any location, or (B) activities or conditions upon which any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

     "Environmental Laws" shall mean federal, state, local, and municipal laws, ordinances, principles of common law, rules, by-laws, orders, governmental policies, statutes and regulations relating to the condition, pollution or protection of the environment or of flora or fauna or their habitat or of human (including employee and worker) health and safety, or to the cleanup or restoration of the environment, including, but not limited to, any laws relating to (A) generation, treatment, storage, disposal, management, recycling, reuse or transportation of chemicals, materials, wastes, emissions or discharges or protection of the environment from the same, (B) exposure of persons to, or release or threat of release of, Hazardous Wastes or Hazardous Substances, and (C) the safety and health of workers and employees.

     "Equity Value" has the meaning set forth in Section 1.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to specific section or sections of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

     "Exercise Restriction" has the meaning set forth in Section 4.23.

     "Existing Partners" means with respect to a Contributor the direct or indirect partners or members of such Contributor which will be issued the Contribution Consideration, Additional Equity Value and Additional Consideration pursuant to this Agreement, as set forth in Exhibit A-1 hereto.

     "Federal Clean Water Act" has the meaning set forth in Section 3.2(o).

     "Final Fiscal Year" has the meaning set forth in Section 4.10(h).

     "Foreign Person" has the meaning set forth in Section 3.2(r).

     "GAAP" has the meaning set forth in Section 3.2(e)(ii).

     "Ground Leases" has the meaning set forth in Section 3.1(dd).

     "Ground Lessor Estoppels" has the meaning set forth in Section 2.1.

     "GSF" shall mean GSF Associates, L.L.C., a Delaware limited liability company.

     "GSF II" shall mean GSF II Associates, L.L.C., a Delaware limited liability company.

     "Hazardous Substances" and "Hazardous Wastes" have the meanings set forth in Section 3.1(o).

     "Holders" shall have the meaning set forth in Section 4.23(a).

     "HPBA" shall mean HPBA, LLC, a Delaware limited liability company.

     "HPBA II" shall mean HPBA II, LLC, a Delaware limited liability company.

     "HQ Space" has the meaning set forth in Section 3.2(j)(i).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Identified Space" has the meaning set forth in Section 1.6.

     "Incentive Plan" has the meaning set forth in Section 3.2(c)(i).

     "Indemnitee" has the meaning set forth in Section 7.3(a).

     "Indemnitor" has the meaning set forth in Section 7.3(a).

     "Inherited Properties" has the meaning set forth in Section 3.2(k).

     "Insurance Policies" has the meaning set forth in Section 3.2(o).

     "Intangibles" shall mean all intangible property owned or used by any Contributor in connection with the ownership, use, operation or development of any Property, including, without limitation: (i) any right the Contributor may have to use the name currently used with respect to such Property and any other trade name by which such Property is known, (ii) the Assigned Contracts, (iii) the Leases, all guaranties of the Leases, all security deposits under the Leases (unless BPP elects instead to have them credited to the Operating Partnership at Closing), all other security, if any, under the Leases and any rent prepaid under the Leases, (iv) all Licenses and any warranties, guaranties and other rights relating to the ownership, use, operation or development of the Property to the extent transferrable (collectively, the "Other Rights").

     "Investment Company Act" shall mean the Investment Company Act of 1940, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Investment Company Act shall be deemed to include a reference to any corresponding provision of future law.

     "Last Revaluation Month" has the meaning set forth in Section 1.6.

     "Law" or "Laws" has the meaning set forth in Section 3.1(e).

     "Leases" has the meaning set forth in Section 3.1(c).

     "Licenses" has the meaning set forth in Section 3.1(e).

     "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances on an asset of any nature whatsoever.

     "Loss" or "Losses" shall mean any and all claims, losses, damages, costs, liabilities, obligations, causes of action and expenses, including, without limitation, reasonable attorney's fees and disbursements of a party. In no event shall a Loss include a party's incidental or consequential damages.

     "Major Tenants" shall mean a tenant leasing 10,000 square feet or more of space.

     "Master Lease" has the meaning set forth in Section 1.7.

     "Material Company Lease" has the meaning set forth in Section 3.2(j)(v).

     "Mortgage Debt" means the mortgage loans secured by one or more of the Properties, which mortgage loans, including the current holder thereof, the original principal amount and the estimated outstanding balance thereof as of the date of this Agreement (including any accrued interest), are set forth in Exhibit F attached to this Agreement.

     "New Company Title Policies" means the new ALTA owner's title insurance policies or date-down endorsements to existing owner's title insurance policies, in the case of new policies, in an amount equal to the fair market value of the applicable Company Property and including customary owner's endorsements, in each case dated as of the Closing Date, obtained or to be obtained by BPP or the Operating Partnership with respect to those Company Properties where (i) there is no existing owner's title insurance policy or
(ii) the existing owner's title insurance policy is more than one (1) year old. A schedule of those Company Properties where New Company Title Policies have been or will be obtained is attached to this Agreement as Exhibit G. Such policies or endorsements shall show title to the applicable Company Property vested in the applicable entitle described on such Schedule 3.2(j)(i) with respect thereto or in the Operating Partnership, subject to no liens or encumbrances other than (a) Permitted Liens, (b) those matters shown on Schedule B-1 of the Old Company Title Policies, and (c) those additional encumbrances (excluding monetary Liens other than those listed on Schedule 3.2(j)(xii)) which do not materially affect the value or utility of the applicable Company Property, and which would be acceptable to institutional life insurance companies and commercial bank mortgage lenders in a similar context.

     "Nomination Rights" has the meaning set forth in Section 4.24.

     "Notice" has the meaning set forth in Section 7.3(a).

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Offered Securities" has the meaning set forth in Section 4.23(b).

     "Ongoing Improvements Work" has the meaning set forth in Section 4.11.

     "Operating Partnership" has the meaning set forth in the Recitals.

     "Operating Partnership Agreement" shall mean the Agreement of Limited Partnership of the Operating Partnership, a copy of which is attached hereto as Exhibit H-1.

     "Operating Partnership Amendment" shall mean the First Amendment to Agreement of Limited Partnership of the Operating Partnership, dated as of the Closing Date, to be executed and delivered by BPP, Burnham Pacific Properties L.P., Inc., the Contributors, HPBA, HPBA II, GSF, GSF II and the Existing Partners as of the Closing, to admit the Existing Partners as limited partners and to issue Units and Preferred Units to the Existing Partners in the form attached to this Agreement as Exhibit H-2.

     "Operating Partnership Units" or "Units" has the meaning set forth in the Recitals. The terms and conditions of the Preferred Units are as set forth in the Operating Partnership Amendment.

     "Operating Partnership Preferred Units" or "Preferred Units" has the meaning set forth in the Recitals.

     "Other Company Properties" has the meaning set forth in Section
3.2(j)(i).

     "Other Company Title Policies" means the owner's title insurance policies naming BPP or, if applicable, a Subsidiary as insured, the date of which policy or the date of the most recent date-down endorsement to such policy is not more than one (1) year prior to the date of this Agreement.

     "Payment Estoppel" has the meaning set forth in Section 1.6.

     "Pension Plans" has the meaning set forth in Section 3.2(l)(vi).

     "Permitted Exceptions" means, with respect to a Property, (i) all matters listed as exceptions in the Preliminary Report (including, without limitation, all standard preprinted exceptions in a CLTA form of owner's title insurance policy other than exceptions relating to so-called creditors' rights, mechanics' liens or parties in possession other than tenants under the Leases set forth in the Rent Roll and other than delinquent real estate taxes) with respect to such Property and including any mortgage lien encumbering such Property which secures any portion of the Mortgage Debt and matters shown on any survey of such Property provided by the Contributors or otherwise obtained by BPP or the Operating Partnership, in each case prior to the date hereof except, in each case, with respect to the title objections specifically identified to be cured or otherwise satisfied by the Contributors in the attached Exhibit P, (ii) all title matters reflecting the existence or terms of Leases shown on the Rent Roll, (iii) all matters whether or not of record, to the extent caused by BPP or the Operating Partnership or their agents, representatives or contractors, (iv) zoning, building, fire, health, environmental and pollution control laws and other land use laws, ordinances, rules and regulations, (v) all other easements, covenants, rights-of-way or other restrictions consented to in writing by BPP or the Operating Partnership, (vi) prohibition against the interference with the natural and unobstructed flow of any applicable brook currently crossing the Property or other riparian rights existing as of the date hereof, and
(vii) inchoate mechanics' carriers', workers', and other like liens arising or incurred in the ordinary course of business which are not yet delinquent and which, in any event, shall not be listed as exceptions in the Title Policy. In addition, with respect to the Properties shown on Exhibit A-2 as leaseholds, the provisions of the ground leases with respect to such Properties whereby a Contributor holds a leasehold interest in each such Property.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, business trust, limited liability company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

     "Personal Property" shall mean all tangible personal property owned by any Contributor and located on or in or used in connection with the Real Property as of the date of this Agreement or the Closing Date, including, without limitation, all equipment, building systems and appliances relating to the Real Property and other items listed in Exhibit I hereto.

     "Post-Closing Audit" has the meaning set forth in Section 5.7.

     "Post-Closing Leasing Agreement" has the meaning set forth in Section 2.1(q)(xiii).

     "Preferred Stock" means the Series 1997-A Convertible Preferred Stock of BPP to be issued pursuant to the Preferred Stock Purchase Agreement consistent with and upon the effectiveness of the Articles Supplementary.

     "Preferred Stock Purchase Agreement" shall mean the Preferred Stock Purchase Agreement, dated as of the date hereof, by and between BPP and Westbrook Partners, L.L.C.

     "Preferred Stock Termination Event" has the meaning set forth in Section
1.2.

     "Preliminary Report" means the extended coverage preliminary title report on the Real Property and the commitment to issue the Title Policy obtained by the Contributors from the Title Company and delivered to BPP, together with all documents referred to in such preliminary title report.

     "Projects" has the meaning set forth in Section 3.2(j)(ix).

     "Property" shall mean, each of the shopping center properties listed on Exhibit A-2 attached to this Agreement including the applicable Real Property and all Personal Property and Intangibles related thereto, and "Properties" shall mean all such shopping center properties collectively, including all of the Real Property, Personal Property and Intangibles.

     "Property Condition Reports" has the meaning set forth in Section
3.2(j)(ix).

     "Prospective Subscriber Questionnaire" shall mean the questionnaire in the form attached hereto as Exhibit J.

     "Proxy Statement" has the meaning set forth in Section 3.2(t).

     "Qualified New Lease" has the meaning set forth in Section 1.6.

     "Qualified Replacement Lease" has the meaning set forth in Section 1.6.

     "RCRA" has the meaning set forth in Section 3.4(i).

     "REA Estoppels" shall have the meaning set forth in Section 2.1(i).

     "Real Property" shall mean the land described in Exhibit K hereto with respect to each Property (the "Land"), together with all rights, licenses, privileges and easements appurtenant thereto, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights, land use entitlements and rights in off-site facilities and amenities servicing the Land or any improvements located thereon, including, without limitation, air rights, water, water rights and riparian rights relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of each Contributor's right, title and interest in and to all roads, easements, rights of way, strips or gores and alleys adjoining or servicing the Land (collectively, the "Appurtenances") and all improvements and fixtures which are affixed to the Land or the Appurtenances or which are otherwise integral to the occupancy of the Land or the operation of the buildings, structures or other improvements thereon (other than trade fixtures of tenants which by the terms of the applicable Leases are owned by such tenants and may be removed by such tenants upon the expiration of such Leases) including, without limitation, the building(s) located on the Land and all fixtures and equipment used in connection with the operation or occupancy of the Land, such improvements or the Appurtenances, including, without limitation, heating and air conditioning systems and facilities used to provide any services on the Land or the Appurtenances or for the improvements, and all parking and related facilities and amenities (collectively, the "Improvements"); subject, however, to the Permitted Exceptions.

     "Reallocation Amount" has the meaning set forth in Section 1.4.

     "Reference Rate" has the meaning set forth in Section 7.6.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into between the Existing Partners and BPP in the form attached hereto as Exhibit L.

     "Regulatory Filings" has the meaning set forth in Section 3.2(b)(vi)(G).

     "REIT" shall mean a real estate investment trust withing the meaning of
Section 856 of the Code.

     "Rejection Notice" has the meaning set forth in Section 1.6.

     "Related Agreements" means, collectively, all documents to be executed and delivered in connection with this Agreement, including, without limitation, the Operating Partnership Amendment, the Post-Closing Leasing Agreement, the Master Leases, if any, the Registration Rights Agreement and all other documents referred to in Section 2.1(q).

     "REOC Qualification Date" has the meaning set forth in Section
3.2(q)(ii).

     "Rent Roll" has the meaning set forth in Section 3.1(i).

     "Retained Properties" has the meaning set forth in Section 4.25.

     "Rights Exercise Notice" has the meaning set forth in 4.23.

     "Securities Act" shall mean the Securities Act of 1933, as in effect from time to time, and applicable rules and regulations thereunder. Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

     "Schedule of Members" has the meaning set forth in Section 1.4.

     "Spillover Amount" has the meaning set forth in Section 1.6.

     "Stabilized Leasing Plan" means the Stabilized Leasing Plan for each Property attached to this Agreement as Exhibit M.

     "Subsidiaries" shall mean with respect to BPP and the Operating Partnership, any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which BPP or the Operating Partnership, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, limited liability company, joint venture, business trust or other entity.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Tenancy Leases" has the meaning set forth in Section 3.2(j).

     "Tenant Estoppels" shall have the meaning set forth in Section 2.1(h).

     "Title Company" means Fidelity National Title Insurance Company.

     "Title Policy" has the meaning set forth in Section 2.1(b).

     "Trading Day" shall mean (A) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on the Common Stock is listed, (B) if the Common Stock is not listed on a stock exchange, but sale prices of the Common Stock are reported on an automated quotation system a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, (C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, a day on which quotations are reported by National Quotation Bureau Incorporated, or (D) if the Common Stock is not so listed and sale prices are not so reported, any day other than a Saturday, a Sunday or a bank holiday in New York, New York.

     "Unit Distribution" has the meaning set forth in Section 1.4.

     "UPREIT Transaction" shall mean the transactions pursuant to which (i) BPP and its Subsidiaries transfer legal or beneficial ownership of (a) all real property and related personal property owned by BPP or any Subsidiary of BPP directly and (b) at least 99% of the beneficial interest owned by BPP and/or BPP's Subsidiaries in any partnership or limited liability company that owns a direct or indirect interest in real property and related personal property (in each case as provided in Section 7.5 of the Operating Partnership Agreement) to the Operating Partnership in exchange for a general partner interest and a limited partner interest therein and (ii) a wholly-owned corporate subsidiary of BPP will contribute cash in the amount of $1,000 to the Operating Partnership in exchange for a limited partner interest therein. Notwithstanding the foregoing, it shall not be a requirement of the UPREIT Transaction that there be transferred to the Operating Partnership any real property and related personal property or interests therein owned by so-called "downREIT partnerships" in which the general partner is BPP or an Affiliate of BPP and the limited partners are third parties or any real property and related personal property or interest therein required by the terms of mortgage debt thereon to be held in a single purpose bankruptcy remote subsidiary of BPP; provided, however, that BPP shall have the right to cause legal or beneficial ownership of any such real property and related personal property or interest therein to be so contributed to the Operating Partnership or a Subsidiary of the Operating Partnership as part of the UPREIT Transaction or thereafter.

     "Valuation" has the meaning set forth in Section 1.1.

     "Voting Stock" has the meaning set forth in Section 3.2(b)(ii).

     "Warranties" has the meaning set forth in Section 3.1(a)(v).

     "Welfare Plans" has the meaning set forth in Section 3.2(l).

     "Westbrook" has the meaning set forth in Section 7.8.


                                   ARTICLE 1
                     CONTRIBUTION OF PROPERTY AND CAPITAL

     1.1 Contribution of Interests and Determination of Equity Value. In consideration of the agreement of BPP and the Operating Partnership to pay the Contribution Consideration, Additional Equity Value and Additional Consideration to the Existing Partners as set forth below, the Contributors agree to contribute and convey the Properties to the Operating Partnership on the Closing Date, subject only to the Permitted Exceptions, including the mortgage liens securing the Mortgage Debt. In consideration of such contribution and conveyance and in reliance on the representations and warranties of the Contributors contained in or made pursuant to the terms of this Agreement, BPP agrees to cause the Operating Partnership to issue at Closing the Units and the Preferred Units and to pay the cash reimbursement component of the consideration (the "Cash Reimbursement Component") to the Existing Partners, as more particularly provided below.

     Except as set forth in Section 1.6, the total value of the Units, Preferred Units and Cash Reimbursement Component to be issued or paid to the Existing Partners in exchange for the contribution of the Properties to the Operating Partnership, calculated as provided below, shall be equal to the following (the "Equity Value"): the Valuation (as defined below), minus $4,010,000, minus all unpaid principal of and accrued interest and other charges and amounts outstanding on the Mortgage Debt as of the Closing Date, minus any prorations described in Article 5 and any other closing adjustments or costs which are the responsibility of the Contributors, plus any prorations described in Article 5 and any other adjustments to be credited as of the Closing Date to the Contributors. "Valuation" means the aggregate Effective NOI (as defined below) for all of the Properties as of the Closing Date divided by 0.09, but in no event more than $314,000,000. "Effective NOI" means with respect to each Property (i) the Annualized Rental Payments from Leases in full force and effect relating to such Property set forth on the updated Rent Roll delivered at Closing and from Master Leases in full force and effect relating to such Property at Closing, plus (ii) the "other/percentage" rent revenues of $615,000 as set forth on Schedule 1.1(a), less (iii) the Operating Expenses set forth in Schedule 3 to Exhibit M for such Property, less (iv), and an amount equal to 2.0% of the aggregate amount determined pursuant to clauses (i) and (ii) above. Based on the Annualized Rental Payments from Leases from the Properties set forth on the Rent Roll attached to this Agreement as Exhibit N, other operating revenues from the Properties as set forth in Schedule 1.1(a), and the expected execution and delivery of Master Leases relating to the underlying Leases identified for Master Leases on Schedule 1.1(b), the parties agree that the Valuation (taking into account such expected Master Leases) as of the date of this Agreement is $294,779,250, which Valuation shall be recalculated as of the Closing Date to take into account the difference between such revenue amounts as of the Closing Date over such revenue amounts as of the date of this Agreement. The parties agree that the Valuation shall be as of the date five
(5) days prior to the Closing Date (but proration and other adjustments provided for herein shall be as of the Closing Date).

     1.2 Components and Allocation of Contribution Consideration; Calculation of Units and Preferred Units; Cash Reimbursement Component. The Equity Value pursuant to Section 1.1 shall be paid to the Existing Partners as follows:

          (a) first, except as otherwise provided below in the event there is a Preferred Stock Termination Event, $50,000,000 of the Equity Value shall be paid by issuing to the Existing Partners 2,000,000 Preferred Units at an agreed upon price of $25.00 per Preferred Unit;

          (b) second, an amount up to 20% of the Valuation shall be paid in cash and shall represent the Cash Reimbursement Component; and

          (c) the balance of the Equity Value, if any, shall be paid by issuing to the Existing Partners Units at an agreed upon price of $14.375 per Unit.

     Each Existing Partner shall be entitled to receive upon Closing the percentage of each component of the Contribution Consideration to be set forth for such Existing Partner in a supplement to Exhibit A-1 which the Contributors hereby covenant to deliver to BPP at least two (2) Business Days prior to the Closing Date and upon which supplement BPP and the Operating Partnership may conclusively rely. For the purposes of valuing the consideration paid in Units and Preferred Units, each Unit shall be deemed to have a value of $14.375 and each Preferred Unit shall be deemed to have a value of $25.00. The Cash Reimbursement Component shall be paid by the Operating Partnership at Closing to the Existing Partners by wire transfer in immediately available funds pursuant to wiring instructions provided to BPP by the Contributors, upon which BPP and the Operating Partnership may conclusively rely. Each Contributor has represented to the Operating Partnership that the portion of the Cash Reimbursement Component being received by it constitutes a reimbursement for capital expenditures incurred by it within the two-year period preceding the contribution of Property being made by it to the Operating Partnership, and each Contributor and, solely in reliance on such representation by the Contributors, the Operating Partnership agree to report to the Internal Revenue Service (pursuant to Treasury Regulation Section 1.707-8) the payment of the Cash Reimbursement Component to each Contributor as a reimbursement of preformation expenditures that qualifies for the exception described in Treasury Regulation Section 1.707-4(d). Notwithstanding anything to the contrary contained in this Agreement, in the event the Preferred Stock Purchase Agreement terminates without a closing or the Closing hereunder occurs prior to the closing under the Preferred Stock Purchase Agreement (a "Preferred Stock Termination Event"), then no Preferred Units shall be issued pursuant to this Agreement but instead the entire Equity Value shall be paid as follows: (i) first, an amount equal to 20% of the Valuation shall be paid in cash and shall represent the Cash Reimbursement Component; and (ii) second, the balance of the Equity Value shall be paid by issuing to the Existing Partners Units at an agreed upon price $14.375 per Unit. In the event a Preferred Stock Termination Event occurs, all Units issued to any Existing Partner shall be redeemable by the holder of such Unit for cash (in the amount set forth in the Operating Partnership Agreement) by such holder giving written notice of such redemption to the Operating Partnership within two (2) Business Days after the Closing Date. If such notice is given, such redemption shall occur within two (2) Business Days after delivery of such notice to the Operating Partnership. If the Operating Partnership fails to satisfy its redemption obligation pursuant to this Section 1.2, the Operating Partnership shall pay to the Existing Partners making such redemption request interest on the redemption price at an annual rate of 15% (based on the actual number of days elapsed from the date of the redemption request until the Units are redeemed in accordance with this Agreement and the Operating Partnership Agreement) less distributions paid on such Units from the date of such redemption request (but in no event shall such amount be a negative number). If such holder fails to give such redemption notice within such two Business Day period, then such Unit shall be subject to such restrictions on redemption as may be set forth in the Operating Partnership Agreement.

     1.3 Capital Contribution of the General Partner. Upon Closing, BPP shall contribute to the Operating Partnership as a capital contribution such amounts as may be required to pay the Cash Reimbursement Component and to fund closing costs and other items for the account of the Operating Partnership, pursuant to the terms of this Agreement.

     1.4  Limited Partners in the Operating Partnership.

          (a) Exhibit A-1 attached hereto (sometimes referred to herein as the "Schedule of Members") sets forth, subject to Section 4.29, the Contributors and Existing Partners which own, directly or indirectly through intermediaries, the beneficial interests in such Contributor and, upon the supplemental delivery of Exhibit A-1 pursuant to Section 1.2, an allocation of the Equity Value among the Existing Partners. Such allocations shall be made by the Contributors on the basis of the Existing Partners' pro rata beneficial interest in the Contributors on a fully diluted basis (following the buy out by the applicable Contributor of the interest of any beneficial partner or member in the Contributors who is not an Accredited Investor). Neither BPP nor the Operating Partnership shall have any liability or responsibility in any way with the Schedule of Members or the allocations described above and shall be entitled to rely on the Schedule of Members in full and without inquiry. An Existing Partner will be entitled to receive the Contribution Consideration and be admitted as a limited partner in the Operating Partnership in accordance with the terms of the Limited Partnership Agreement upon Closing (each admittance a "Unit Distribution") only if such Existing Partner (i) agrees to be bound by and comply with the terms of the Operating Partnership Agreement, (ii) makes such investment and other representations and warranties as are set forth in Exhibit O hereto, (iii) is an Accredited Investor and (iv) delivers a Prospective Subscriber Questionnaire indicating that such Existing Partner is an Accredited Investor. Each Contributor will distribute the Units, Preferred Units, Cash Reimbursement Component, and rights to receive any Additional Equity Value and Additional Consideration that it will be transferred from the Operating Partnership in consideration of the contribution of the Properties to HPBA Inc., HPBA II, Inc., HPBA and HPBA II, and each of HPBA Inc. and HPBA II Inc. intend to thereupon distribute the portion of such Contribution Consideration and such rights received by it to HPBA and HPBA II, respectively, each of HPBA and HPBA II intend to thereupon distribute such Contribution Consideration and such rights to its members (GSF and BSMC or its Affiliate that is then a member of HPBA with respect to HPBA, and GSF II and BSMC II or its Affiliate that is then a member of HPBA II with respect to HPBA II), and each of GSF and GSF II intend to thereupon distribute such Contribution Consideration and such rights to its members (with the Existing Partners consisting of BSMC and BSMC II, (or their Affiliate that is then a member of HPBA and/or HPBA II) and the members of GSF and GSF II); all of the foregoing to occur immediately upon each Contributor's contribution to the Operating Partnership of the Properties owned by it on the Closing Date. For convenience, the parties to this Agreement are transferring the Contribution Consideration and such rights directly to such Existing Partners and admitting such Existing Partners as Limited

Partners of the Operating Partnership pursuant to the Operating Partnership Agreement and the Operating Partnership Amendment; PROVIDED, HOWEVER, that
(x) such direct transfer of the Contribution Consideration and such rights to the Existing Partners shall be treated for all purposes as the transfer of such Contribution Consideration and such rights first by the Operating Partnership to the Contributors, then a distribution thereof by the Contributors to HPBA Inc., HPBA II Inc., HPBA and HPBA II immediately thereafter, then a distribution thereof by HPBA Inc. and HPBA II Inc. to HPBA and HPBA II, respectively, and by HPBA and HPBA II to GSF, GSF II, BSMC and BSMC II (or their Affiliate who is then a member of HPBA and/or HPBA II) immediately thereafter, then a distribution thereof by GSF and GSF II respectively to their members, and (y) upon Closing, each Existing Partner shall succeed to the rights of the Contributors under this Agreement with respect to such Contribution Consideration and such rights received from the Contributors for all purposes as if such Existing Partner were a party to this Agreement.

          (b) Each Existing Partner shall have the right to pledge and hypothecate (including, without limitation, entering into equity swaps and hedging transactions) his/her/its Units and/or Preferred Units at any time on such terms as may be approved by such Existing Partner in its sole discretion and in connection therewith, the Operating Partnership agrees to admit any pledgee of such Units as a limited partner in the event such pledgee exercises its rights as a secured party in respect of such Units subject, however, to the provisions of the Operating Partnership Agreement and Operating Partnership Amendment applicable to the admission of a limited partner including, without limitation, the execution by such pledgee of a counterpart signature page to the Operating Partnership Agreement, as amended, agreeing to be bound by the provisions of the Operating Partnership Agreement, as amended, and if requested by the Operating Partnership delivery of a Prospective Subscriber Questionnaire executed by such pledgee which indicates that such pledgee is an Accredited Investor.

          (c) Reallocation Amount. The Contributors shall, notwithstanding anything in this Agreement to the contrary, have the right at any time prior to the transfer of the Contribution Consideration to the Existing Partners to specify a portion of the Cash Reimbursement Component thereof (the "Reallocation Amount") that shall be paid by the Operating Partnership to HPBA and HPBA II (instead of paying all of the Cash Reimbursement Component to the Existing Partners) so as to fund expenses of HPBA, HPBA II, HPBA Inc., HPBA II Inc. and the Contributors. Notwithstanding Section 1.4(a), the Reallocation Amount (if any) shall be deemed for all purposes to have been paid to the Contributors, thereupon distributed by them to HPBA Inc., HPBA II Inc., HPBA and HPBA II (in proportion to their respective shares of the entire Cash Reimbursement Component otherwise payable to them), and the portion thereof deemed distributed to HPBA Inc. and HPBA II Inc. thereupon being distributed from HPBA Inc. and HPBA II Inc. to HPBA and HPBA, II respectively (in lieu of further distributions thereof being deemed to have occurred from HPBA and HPBA II to the members of HPBA and HPBA II).

     1.5 Closing Date. Unless this Agreement is sooner terminated pursuant to its terms, the closing of the transaction contemplated by this Agreement (the "Closing") shall take place on the December 19, 1997 (which date may be extended by either the Contributors or BPP to December 30, 1997 in the event all conditions to Closing have not been satisfied by such date); provided, however, if the condition set forth in Section 2.2(w) is not satisfied and if the Contributors waive the condition set forth in Section 2.2(w), such date shall be extended to February 28, 1998, or in each case such other date as the parties mutually agree in writing. The Closing shall occur in the offices of Battle Fowler, LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m. (New York City time) on the Closing Date, unless otherwise agreed in writing by the Contributors and BPP. The Closing shall occur pursuant to closing escrow arrangements reasonably agreed to among BPP, the Operating Partnership and the Contributors or, if they do not agree, pursuant to a so-called "New York Style" closing.

     1.6 Additional Consideration. In addition to the Equity Value, the Operating Partnership shall issue to the Existing Partners in the proportion set forth on Exhibit A-3 (upon which BPP and the Operating Partnership may conclusively rely) (i) Additional Equity Value ("Additional Equity Value") and
(ii) other additional consideration ("Additional Consideration"), in Units as set forth below.

          (a)  Calculation of Additional Equity Value.   If the Valuation
determined as of the Closing Date was less than $314,000,000, then as of the last day of each full calendar month following the Closing Date the Valuation and the Equity Value shall be recalculated in accordance with the provisions of
Section 1.1 by adding any Additional NOI Lease Income (as defined below) as of such date to Effective NOI and dividing such sum by .09 and then recalculating the Valuation and Equity Value based on such result.. If at the end of any month the Valuation (calculated by adding the aggregate amount of Additional NOI Lease Income generated to date to Effective NOI, and dividing such sum by .09) is equal to or more than $314,000,000 (such month is the "Last Revaluation Month"), then the Valuation and Equity Value shall not thereafter be recalculated pursuant to this Section 1.6(a). Any increase in the Equity Value resulting from any such recalculation, less amounts previously paid to the Contributors as Additional Equity Value pursuant to this Section 1.6(a), shall be paid to the Existing Partners in accordance with the provisions of Section 1.6(c). Notwithstanding the foregoing, if the recalculated Valuation as of the last day of the Last Revaluation Month is more than $314,000,000, then the amount of Additional NOI Lease Income included in the calculation which caused the recalculated Valuation to exceed $314,000,000 (the amount of such Additional NOI Lease Income is the "Spillover Amount") shall not be included in the recalculation of Equity Value for the Last Revaluation Month with the effect that in no event will the Additional Equity Value payable pursuant to this
Section 1.6(a) exceed an amount based on a recalculated Valuation of $314,000,000. The Spillover Amount shall be added to the calculation as Additional Consideration pursuant to Section 1.6(b).

     Except as provided in Section 1.6(h) and Section 1.6(j), in no event shall any amounts become payable pursuant to this Section 1.6(a) after June 30, 1999.

          (b) Additional Consideration. If the Valuation determined pursuant to Section 1.1, as adjusted pursuant to Section 1.6(a), equals or exceeds an aggregate amount of $314,000,000 (without regard to the $314,000,000 limitation set forth in such Sections), then on each of (i) December 31, 1998 (but only if the recalculated Valuation pursuant to Section 1.6(a) equals or exceeds $314,000,000 prior to December 31, 1998), (ii) June 30, 1999, and (iii) if
applicable, any date for payment of Additional Consideration pursuant to Section 1.6(h) (each an "Additional Valuation Date"), the Contributors shall be entitled to the payment of Additional Consideration in an amount equal to the Additional NOI Lease Income (as defined below) as of such Additional Valuation Date divided by .09. The Operating Partnership shall pay any Additional Consideration payable pursuant to this Section 1.6(b) in accordance with the provisions of
Section 1.6(c).

          For purposes of this Section 1.6, the following capitalized terms shall have the meanings set forth below:

               "Additional NOI Lease Income" means the sum of the following:
(i) Annualized Rental Payments (as defined below) for the Identified Space attributable to Qualified New Leases and Qualified Replacement Leases (but in each case only such Qualified New Leases and Qualified Replacement Leases that are included in the calculation of Annualized Rent Payments as set forth below in the definition of such term) and Master Leases, in each case to the extent not previously taken into account in determining Additional Equity Value or Additional Consideration; provided, however, that with respect to Qualified Replacement Leases (or Master Leases with respect to Qualified Replacement Leases), only the amount by which such Annualized Rental Payments attributable to such leases exceed the Annualized Rental Payments included in the calculation of the Valuation at Closing shall be taken into account in determining Additional NOI Lease Income, plus (ii) the Spillover Amount (if any) (allocated among the Properties as designated by the Contributors, upon which allocation BPP and the Operating Partnership may conclusively rely); provided, however, that the Spillover Amount shall be included in Additional NOI Lease Income only on the December 31, 1998 Additional Valuation Date unless the only Additional Valuation Date is June 30, 1999 (other than any Additional Valuation Date which may be applicable pursuant to Section 1.6(h)), in which event the Spillover Amount shall be included with respect to such June 30, 1999 Additional Valuation Date, less (iii) an amount equal to 2.0% of aggregate payments required to be made under Qualified New Leases, Qualified Replacement Leases and Master Leases set forth in clause (i) above as an adjustment for management fees, less (iv) $0.10 per rentable square foot of premises leased pursuant to any Qualified New Leases included in clause (i) above (without double counting any such space) and less (v) $0.10 per rentable square foot of premises leased pursuant to any Leases included in the calculation of Effective NOI at Closing and any Qualified New Leases taken into account in the calculation of Additional Equity Value pursuant to Section 1.6(a); provided, however, that the $0.10 per rentable square foot deduction set forth in this clause (v) shall be deducted on the December 31, 1998 Additional Valuation Date (and on any later Additional Valuation Date only to the extent such amount was not previously fully deducted in calculating Additional NOI Lease Income on an earlier Additional Valuation Date with the effect that such amount is deducted only once); provided, further, the deductions set forth in clause (iv) and (v) shall not be taken into account in the calculation of Valuation and Equity Value pursuant to Section 1.6(a).

               "Annualized Rental Payments" means with respect to any Lease (in connection with the calculation of Effective NOI, the Valuation and the Equity Value at Closing only) or with respect to any Qualified New Lease, Qualified Replacement Lease or Master Lease, all amounts payable under such lease to the Property owner during the month in which determination is made (including, without limitation, base rent, estimated common area maintenance and other expense reimbursements determined as set forth in the Lease, and other recurring fees and charges, but excluding percentage rent) multiplied by 12; provided, however, that amounts payable under a Qualified New Lease or Qualified Replacement Lease shall be included in the calculation of Annualized Rental Payments only to the extent that the Operating Partnership has received a Payment Estoppel (as defined below) with respect to such lease and the tenant thereunder has actually made the first payment of the rent confirmed as currently payable in such Payment Estoppel. For purposes of the calculation of Annualized Rental Payments, (i) common area maintenance and expense reimbursements shall be included based on the estimated amounts due under such lease without regard to year-end adjustments, (ii) if common area maintenance and other expense reimbursement amounts are paid on other than a monthly basis, such payments shall be appropriately adjusted to reflect the pro rata amount that would have required to have been paid during the applicable month and
(iv) if the amount of estimated payments for common area maintenance and other expense reimbursement amounts are not specified in such lease but the lease requires the tenant to pay its pro rata share thereof, the monthly amount shall be calculated as the applicable share (expressed as a decimal fraction) of such expenses that are the responsibility of the tenant times the annual Budgeted Expenses for the applicable Property as set forth in Schedule 3 to Exhibit M hereto (Operating Expenses) that are the subject to the reimbursement obligation of the tenant, with the result being divided by 12.

               "Identified Space" means only the leasable space in the Properties identified for Qualified New Leases or Qualified Replacement Leases in Schedule 2 to Exhibit M attached hereto.

               "Master Lease" has the meaning set forth in Section 1.7.

               "Payment Estoppel" means an original estoppel certificate with respect to a Qualified New Lease or a Qualified Replacement Lease, that satisfies the following criteria: the Estoppel Certificate is executed by the tenant thereunder substantially in the form attached as Exhibit Q or by the Contributors in the form attached as Exhibit R, in each case which confirms the amount of rent then payable under such lease and the acceptance by the tenant of the space demised under the Qualified New Lease or Qualified Replacement Lease (subject only to customary reservations of rights typically included in estoppel certificates at similar properties); provided, however, if (i) the Estoppel Certificate is executed by a national or regional credit tenant in a form substantially similar to the standard form of estoppel signed by those tenants at similar properties or (ii) the estoppel certificate signed by the tenant and it is in substantially the same form as the estoppel certificate previously signed by such tenant at the Property (a copy of which has previously been delivered by Contributors to BPP), then, in either such case, such Estoppel Certificate shall be deemed to satisfy the requirement for a Payment Estoppel. Any estoppel certificate delivered by the Contributors shall constitute a continuing representation and warranty of the Contributors with respect to the matters set forth therein which shall survive the Closing until replaced by a Payment Estoppel certificate from the applicable tenant as provided for in this definition.

               "Qualified New Lease" means a Lease that satisfies the following conditions: (i) the income relating to such Lease was not included in the calculation of Valuation under Section 1.1, (ii) the Lease relates to all or any part of the Identified Space identified on Schedule 2 to Exhibit M for Qualified New Leases, and (iii) the Lease satisfies the requirements for leasing such space as set forth in the Stabilized Leasing Plan on Schedule 1 to Exhibit M.

               "Qualified Replacement Lease" means the replacement of a Lease identified for Qualified Replacement Leases in Schedule 2 to Exhibit M to this Agreement which satisfies the requirements for leasing such space as set forth in Schedule 1 to Exhibit M.

          (c) Payments of Additional Equity Value and Additional Consideration. As soon as practicable after (i) the end of each month with respect to which the Valuation and Equity Value are recalculated pursuant to Section 1.6(a) and (ii) each Additional Valuation Date, the Contributors shall deliver to the Operating Partnership a written notice setting forth in reasonable detail the amount of Additional Equity Value (calculated in accordance with Section 1.6(a)) or Additional Consideration (calculated in accordance with Section 1.6(b)) which the Contributors have determined they are entitled to as of such date and the method by which such determination was made. Within ten (10) Business Days after receipt of such notice, the Operating Partnership shall deliver to the Contributors a written notice setting forth whether the Operating Partnership concurs with or disputes the Contributors' determination of the Additional Equity Value or Additional Consideration, as applicable, and, to the extent there is a dispute, the basis for such dispute set forth in reasonable detail and, within five (5) Business (in the case of Additional Equity Value) or ten
(10) Business Days (in the case of Additional Consideration) Days thereafter, the Operating Partnership shall pay to the Existing Partners such amount of the Additional Equity Value or Additional Consideration, as applicable, which is not subject to dispute.

          (d) Dispute Resolution. In the event of a dispute as to the amount of Additional Equity Value or Additional Consideration payable, the Contributors and the Operating Partnership shall direct the San Francisco, California office of Arthur Andersen LLP (or its successor) to calculate the Additional Equity Value or the Additional Consideration payable pursuant to the terms of Section 1.6(a) or Section 1.6(b), as applicable. In the event Arthur Andersen LLP cannot accept this engagement, it shall designate another nationally recognized accounting firm to calculate the amount of Additional Equity Value or Additional

Consideration that is payable. Each of the Operating Partnership, on the one hand, and the Contributors, on the other hand, shall have the right to submit a single package of information to the accounting firm calculating the Additional Equity Value or Additional Consideration within five (5) Business Days after the appointment of such accounting firm, and shall also simultaneously submit a copy of such package to the other party. Each of the Operating Partnership and the Contributors shall bear equally the fees and expenses of the accounting firm making such determination and BPP, the Operating Partnership and the Contributors shall provide such accounting firm with such releases and indemnities as they may request in connection with their engagement for this purpose. Such accounting firm shall be instructed to provide its written calculation of the Additional Equity Value or Additional Consideration, as applicable, within ten (10) Business Days after its appointment. The amount of the disputed Additional Equity Value or Additional Consideration determined to be payable by the accounting firm selected pursuant to this Section 1.6(d) shall be binding on and shall be nonappealable by the Contributors and the Operating Partnership and BPP. Within ten (10) Business Days after such determination, the Operating Partnership shall pay to the Existing Partners the amount determined to be owed, if any, with interest accruing on such amount from the date on which such amount should have been paid pursuant to Section 1.6(a) or
Section 1.6(b), at a variable interest rate equal to the prime commercial interest rate publicly announced by Bank of America at its Los Angeles office plus two percent (2%).

          (e) Tenant Improvements and Leasing Commissions. The Contributors shall be responsible for the performance and prompt payment of the cost of all tenant improvements (including all architect, engineering and related construction fees and expenses) and all leasing commissions, brokerage fees and similar amounts or reimbursements for any of the foregoing relating to any Qualified New Lease or Qualified Replacement Lease (collectively, "Additional NOI Lease Expenses") in accordance with the provisions of the Post-Closing Leasing Agreement. Notwithstanding the foregoing, the Contributors shall have the right to elect in their sole and absolute discretion not to lease any of the space included in the Identified Space, in which event the Contributors shall not have any liability with respect to any additional NOI Lease Expenses relating to such space.

          (f) Procedures for Approving Qualified New Leases and Qualified Replacement Leases. Each potential Qualifying New Lease and potential Qualified Replacement Lease must be submitted to the Operating Partnership in final form, signed by the tenant, but with the effectiveness thereof conditioned upon and subject to execution by the Operating Partnership. If such use requires a permit from any governmental authority, then the tenant shall have acknowledged in such Lease or otherwise in writing that such Lease is subject to its receipt of such permit. Within five (5) Business Days after receipt of such proposed Qualified New Lease or Qualified Replacement Lease and additional required information, BPP, on behalf of the Operating Partnership, shall inform the Contributors of any additional information it reasonably requires in order to determine whether such proposed Lease satisfies the requirements for a Qualifying New Lease or a Qualified Replacement Lease, as applicable. Within five (5) Business Days after receipt of such additional requested information (or within ten (10) Business

Days after receipt of the proposed Qualified New Lease or Qualified Replacement Lease if no such additional information has been requested as set forth above), the Operating Partnership shall either (i) execute such Lease and return it to the Contributors (whereupon it shall automatically become a Qualified New Lease or Qualified Replacement Lease) or (ii) reject such Lease by providing a written notice to the Contributors (a "Rejection Notice") specifying in reasonable detail the terms of such Lease that vary from the requirements set forth on
Schedule 1 of Exhibit M. The Operating Partnership agrees that it will sign all potential Qualifying New Leases or Qualified Replacement Leases submitted by the Contributors that satisfy the requirements set forth on Schedule 1 to Exhibit M. If the Operating Partnership rejects a potential Qualifying New Lease or Qualified Replacement Lease, the Contributors shall have the option of
(i) revising such Lease so that it satisfies all of the objections set forth in the Rejection Notice and resubmitting such Lease to the Operating Partnership for execution (which Lease shall then be signed by BPP on behalf of the Operating Partnership within three (3) Business Days after receipt) or
(ii) conditionally entering into a new proposed Qualifying New Lease or Qualifying Replacement Lease for such space and resubmitting such Lease to BPP for approval in a manner consistent with the procedures set forth above. Notwithstanding the foregoing, nothing herein shall constitute a waiver of the Contributors' right to submit a potential Qualifying New Lease or Qualified Replacement Lease to arbitration to determine if it should constitute a Qualifying New Lease or Qualified Replacement Lease under this Agreement as set forth below.

     In the event the Operating Partnership and the Contributors disagree as to whether a potential Qualifying New Lease or Qualified Replacement Lease satisfies the requirements set forth in Schedule 1 to Exhibit M, and such dispute is subsequently resolved in favor of the Contributors pursuant to arbitration as set forth below, then the terms of such potential Qualifying New Lease or Qualified Replacement Lease at the time submitted to the Operating Partnership shall be deemed to constitute a Qualified New Lease or Qualified Replacement Lease whether or not such proposed Lease is actually executed and delivered by the Operating Partnership. Any arbitration conducted pursuant to the provisions of this Section 1.6(f) shall be conducted in San Francisco, California by an arbitrator mutually agreed to by the Contributors and the Operating Partnership, or, if they cannot agree, by recognized independent arbitrators each with not less than 10 years' experience arbitrating commercial real estate disputes, one chosen by the Contributors, one chosen by the Operating Partnership and the third selected by the two arbitrators so chosen, provided that if either the Contributors or the Operating Partnership fail to appoint an arbitrator within ten (10) days after receipt of written notice by the other party to the effect that it has appointed an arbitrator, then the arbitration shall be conducted by the arbitrator selected by the party giving notice. Such arbitrators' sole determination shall be whether or not a proposed Qualifying New Lease or Qualified Replacement Lease satisfies the standards for such Leases as set forth in Schedule 1 to Exhibit M (New Tenant Standards), and the arbitrators shall be instructed to render such determination within ten (10) Business Days after their appointment. All costs of each arbitrator hereunder shall be borne by the non-prevailing party. Any determination reached pursuant to the foregoing procedure shall be final and binding on the parties absent fraud. Any arbitration under this Section 1.6(d) is subject to the California Arbitration Act.

          (g)  Additional Consideration Units.  Any Unit issued pursuant to this
Section 1.6 shall be redeemable by the holder of such Unit for cash by such holder giving written notice of such redemption to the Operating Partnership within two (2) Business Days after the issuance thereof. If such holder fails to give such redemption notice within such two Business Day period, then such Unit shall be subject to such restrictions on redemption as may be set forth in the Operating Partnership Agreement, the Operating Partnership Amendment or any document executed pursuant thereof with respect to other Units, as applicable. If such notice is given, BPP and the Operating Partnership shall satisfy such redemption request within two (2) Business Days after delivery of such notice to the Operating Partnership. For purposes of valuing the Additional Consideration, the Units issued in respect thereto shall be deemed to have value equal to the average closing price of BPP's Common Stock on the NYSE for the twenty (20) trading days ending with and including the trading day immediately preceding the day on which such Additional Consideration is determined. For purposes of determining the Additional Equity Value, the Units issued in respect thereof shall be deemed to have a value of $14.375. If the Operating Partnership does not redeem the Units as provided above, the Operating Partnership shall pay to the holders of such Units (i) interest on the value of the Units as determined above at an annual rate of interest equal to 15%, based on actual days elapsed from the date notice was given by the holder of such Units until the date the Units are redeemed in accordance with this Agreement, less (ii) any dividends paid by BPP on such Units from the date of such notice until the date of such redemption of the Units.

          (h) Casualty and Condemnation Events. If between the Closing Date and June 30, 1999 any of the Identified Space with respect to which no Additional Equity Value or Additional Consideration has previously been paid pursuant to a Qualified New Lease, Qualified Replacement Lease or Master Lease becomes unfit for occupancy as a result of a casualty or condemnation event, then the Operating Partnership shall have the option either (a) to extend both the June 30, 1999 outside date for payment of the Additional Equity Value set forth in Section 1.6(a) and the June 30, 1999 Additional Valuation Date with respect to such unfit premises until the date on which such space is restored and rendered fit for occupancy (subject to completion of customary tenant improvements) plus a period of time equal to the number of days such space remained unfit for occupancy as a result of such casualty or condemnation event prior to and including June 30, 1999, or (b) to pay to the Existing Partners (as set forth on Exhibit S) an amount equal to the Additional Equity Value or Additional Consideration, as applicable, which would be payable if such unfit Identified Space was leased pursuant to a Qualified New Lease or Qualified Replacement Lease, as applicable, in each case at 75% of the rent set forth for such space in the Stabilized Leasing Plan. The Operating Partnership shall provide notice to the Contributors within twelve months of the date of such casualty or condemnation event of its good faith determination as to whether it will or will not restore the damaged Identified Space. If the Operating Partnership elects not to restore, then the Operating Partnership shall pay to the Existing Partners at the time of such notice an amount equal to the product of (A) the total net casualty insurance proceeds or net condemnation award proceeds (or payments from a governmental authority in lieu thereof) received (or which will be received) by the Operating Partnership as a result of such casualty or condemnation event and (B) a fraction, the numerator of which is the rentable area in square feet of the Identified Space rendered unfit by such casualty or condemnation event and the denominator of which is the total rentable area in square feet of the premises in the applicable Property rendered unfit by such casualty or condemnation event, in satisfaction of its obligation to pay the Additional Equity Value or Additional Consideration, as applicable, with respect to such damaged Identified Space. Notwithstanding the foregoing, if after giving such notice that it will not restore such damaged Identified Space, the Operating Partnership does so restore such space and make it fit for occupancy at any time within twenty-four (24) months after giving such notice to the Contributors, then Contributors' rights to lease such restored Identified Space pursuant to a Qualified New Lease, Qualified Replacement Lease, or Master Lease shall be resurrected, the June 30, 1999 Additional Valuation Date shall be extended as set forth in clause (a) of the first sentence of this Section 1.6(h) and the Contributors shall be entitled to Additional Equity Value or Additional Consideration as applicable, with respect thereto in accordance with the provisions of this Section 1.6, less the amount of any insurance proceeds or condemnation award proceeds paid to Contributors as set forth above. If the Operating Partnership has not paid the Existing Partners pursuant to clause (b) in the first sentence of this Section 1.6(h) and has elected to restore the damaged Identified Space as set forth above, but such damaged space has not been restored and rendered fit for occupancy (subject to completion of customary tenant improvements) within twenty-four (24) months after the date of the casualty or condemnation event, then the Operating Partnership shall pay to the Contributors, the amount set forth in such clause
(b) above. Notwithstanding anything to the contrary set forth herein, if in restoring the damage caused by casualty or a condemnation event, the Operating Partnership reconfigures the Property such that any of the unfit Identified Space is no longer rentable space, then the Operating Partnership shall pay to the Contributors the amount set forth in clause (b) in the first sentence of this Section 1.6(h) with respect to such Identified Space.

          (i) Example of Calculation of Additional Equity Value and Additional Consideration. An example of the calculation of Additional Equity Value and Additional Consideration is set forth in Schedule 1.6(i).

          (j) Extension of Additional Valuation Dates. If the Closing occurs after December 31, 1997 because the condition set forth in Section 2.2(w) is not satisfied, each of the December 31, 1998 and June 30, 1999 Additional Valuation Dates will each be extended for an additional 60 days.

     1.7 Master Leases. To the extent that a tenant under a Lease, Qualified New Lease or Qualified Replacement Lease is not obligated to pay full base rent and full estimated common area maintenance and other expense reimbursements (collectively, the "Contract Rent") as of the date the calculation of Effective NOI (for the purposes of determining Equity Value at Closing) or Additional NOI Lease Income (for the purposes of determining Additional Equity Value or Additional Consideration) is made, then the Contributors shall have the right to enter into a master lease (each, a "Master Lease") for the premises demised pursuant to such Lease, Qualified New Lease or Qualified Replacement Lease with the Operating Partnership for a term equal to the remaining term of such Lease, Qualified New Lease or Qualified Replacement Lease, as applicable, in the form attached to this Agreement as Exhibit T. The Contributors shall pay rent to the Operating Partnership during the term of such Master Lease equal to the Contract Rent under such Qualified New Lease or Qualified Replacement Lease less any rent (including common area maintenance and other estimated expense reimbursements) either (i) actually paid to the Operating Partnership by the underlying tenant under such Lease, Qualified New Lease or Qualified Replacement Lease or (ii) as to which the underlying tenant has delivered to the Operating Partnership a Payment Estoppel and has actually made the first payment of rent to the Operating Partnership. Such Master Lease shall automatically terminate at such time as (x) there is delivered to the Operating Partnership a Payment Estoppel relating to the Contract Rent then payable under the Qualifying New Lease or Qualifying Replacement Lease, and
(y) the tenant has actually made the first payment of rent as specified in its lease to the Operating Partnership thereunder.

     1.8 Maximum Consideration. In no event shall the sum of (i) the Valuation as determined pursuant to Section 1.1 or as recalculated pursuant to
Section 1.6(a) and (ii) the Additional Consideration determined pursuant to
Section 1.6(b) exceed $344,000,000.


                                  ARTICLE 2

                 CERTAIN COVENANTS AND CONDITIONS TO CLOSING

     2.1 Certain Covenants and Conditions to BPP's and the Operating Partnership's Obligations. The obligation of BPP and the Operating Partnership to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by BPP and the Operating Partnership of each of the conditions set forth below and the performance by the Contributors of their obligations set forth below and elsewhere in this Agreement, in each case on or before the Closing Date unless provided otherwise.

          (a)  [Intentionally Omitted]

          (b) Title Insurance. The Contributors shall cause to be issued to the Operating Partnership at Closing with respect to each Property at the Contributors' expense an original CLTA policy of title insurance (Form B, rev. 10/17/70 issued by the Title Company in the amount of the Valuation with respect to such Property dated as of the Closing Date, insuring fee simple title to the Real Property in the Operating Partnership, subject only to the Permitted Exceptions (other than those relating to the Mortgage Debt provided that the Operating Partnership causes the Mortgage Debt to be paid on the closing Date in accordance with Section 4.13) and providing full coverage against mechanic's and materialman's liens and parties in possession other than tenants under Leases as tenants only except for the tenants with options as set forth in Exhibit U, and the Title Company shall be prepared and willing to upgrade such policy to ALTA coverage upon payment of the applicable increase in premium therefor by the Operating Partnership. (Such title insurance policy is the "Title Policy.")

          (c)  [Intentionally Omitted]

          (d) UCC Search. The Contributors shall provide to BPP the results of a UCC Search from the office of the Secretary of State of California and the state of formation of each the Contributors, with no individual result dated earlier than thirty (30) days prior to the Closing Date, showing any and all filings against the Contributors with respect to the Personal Property and the Intangibles, and shall remove and release from the public records all such filings effective as of the Closing Date with respect to the Personal Property and the Intangibles except for filings made in connection with the Mortgage Debt and naming the mortgagee thereunder as secured party.

          (e)  [Intentionally Omitted]

          (f) Prospective Subscriber Questionnaire. On or before the Closing Date, each Existing Partner shall have delivered to BPP a prospective subscriber questionnaire in the form attached hereto as Exhibit J (each, a "Prospective Subscriber Questionnaire") showing that each Existing Partner is an Accredited Investor.

          (g) Ground Lessor Estoppels. The Contributors shall have delivered to BPP and the Operating Partnership two (2) separate estoppel certificates (the "Ground Lessor Estoppels"), from each ground lessor for each Property which is shown as a leasehold on Exhibit A-2, dated no earlier than forty (40) days before the Closing Date, in the two (2) separate forms attached to this Agreement as Exhibit V prior to the date of this Agreement, which Ground Lessor Estoppels do not (i) allege the existence of any material default or any material unperformed obligation by the applicable Contributor or predecessor ground lessee under such ground lease which has not been waived or cured to the ground lessor's satisfaction or (ii) recite any material fact which contradicts the representations and warranties of the Contributors in this Agreement. Each Ground Lessor Estoppel shall be addressed to BPP and the Operating Partnership. Notwithstanding the foregoing, if the Contributors are unable despite reasonable efforts to obtain a Ground Lessor Estoppel, BPP and the Operating Partnership shall have the right to require Contributors to substitute its estoppel certificate (a "Contributors Ground Lessor Estoppel") addressing each of the factual matters which would have been addressed in the applicable Ground Lessor Estoppel, which Contributors Ground Lessor Estoppel shall constitute a continuing representation and warranty of the Contributors with respect to the matters set forth in such Contributors Ground Lessor Estoppel which shall survive the Closing until replaced by an actual Ground Lessor Estoppel from the ground lessor which is the subject matter thereof and which does not contradict the Contributors Ground Lessor Estoppel in any material respect.

          (h) Tenant Estoppels. Except as otherwise provided below, the Contributors shall have delivered to BPP and the Operating Partnership estoppel certificates (the "Tenant

Estoppels") from each tenant under each Lease, dated no earlier than forty (40) days before the Closing Date, except as otherwise provided below in substantially the form attached to this Agreement as Exhibit W (or, if such tenant is a national or regional credit tenant, the form of estoppel customarily signed by such tenants at similar properties or, if an estoppel certificate was previously delivered to the Contributors and a reaffirmation and update thereof is obtained and delivered to BPP) or otherwise acceptable to BPP in its reasonable discretion, which Tenant Estoppels do not (i) allege the existence of any material default or any material unperformed obligation by the landlord under the Lease, (ii) recite any material fact which contradicts the Rent Roll, or (iii) disclose the existence of any fixed rent, additional rent or other material charges payable by the tenant which are delinquent by more than thirty
(30) Business Days, in each case which is not disclosed in the Rent Roll or in
Schedule 2.1(h)(i) attached to this Agreement. Notwithstanding the foregoing, if the Contributors are unable despite reasonable efforts to obtain a Tenant Estoppel, the Contributors shall substitute an estoppel certificate executed by each Contributor (a "Contributors Estoppel") addressing each of the factual matters addressed in Schedule 2.1(h)(i) for tenants who fail to deliver a Tenant Estoppel. The Contributors shall request and use all reasonable efforts to obtain a Tenant Estoppel from each tenant under a Lease, which reasonable efforts shall continue after the Closing to the extent a Tenant Estoppel is not obtained as of the Closing. Any Contributors Estoppel shall constitute a continuing representation and warranty of the Contributors with respect to the matters set forth in such Contributors Estoppel which shall survive the Closing until replaced by an actual Tenant Estoppel from the tenant which is the subject matter thereof and which does not contradict the estoppel certificate of the Contributors. To the extent a tenant is actually paying the rent specified in the Rent Roll set forth in Exhibit N without protest or an express reservation of rights, and related common area maintenance and real estate taxes and other expense reimbursements, the Contributors Estoppel shall be deemed to no longer address such rent, common area maintenance and real estate taxes and other expense reimbursements payable by the tenant, and the Contributors shall have no further liability in respect of the estoppel with respect to such amounts payable. Notwithstanding anything to the contrary set forth above, (i) to the extent that a Contributor has agreed with an anchor tenant upon a form of Tenant Estoppel which differs from the form attached to this Agreement as Exhibit W and such alternative form has been provided to BPP prior to the date of this Agreement, a Tenant Estoppel from the applicable anchor tenant in such agreed-upon form shall be deemed to be acceptable in form to BPP and (ii) to the extent a Lease specifies a form of tenant estoppel certificate, a Tenant Estoppel from the applicable tenant in such specified form shall be deemed to be acceptable in form to BPP. All Tenant Estoppels shall be addressed to BPP and the Operating Partnership.

          (i)  Reciprocal Easement Estoppels.    The Contributors shall have
delivered to BPP and the Operating Partnership estoppel certificates (the "REA Estoppels") from all parties under any reciprocal easement agreements or covenants, conditions and restrictions affecting the Property, dated no earlier than forty (40) days before the Closing Date, in substantially the form attached to this Agreement as Exhibit X, or, if an estoppel certificate was previously delivered to the Contributors, a certificate reaffirming and updating such estoppel certificate shall be acceptable or otherwise acceptable to BPP in its reasonable discretion, which Estoppels do not (i) allege the existence of any material default by the Contributor (or its predecessor in interest) or any material unperformed obligation by any Contributor (or its predecessor in interest), (ii) recite any material fact which contradicts the representations and warranties of the Contributors in this Agreement or (iii) disclose the existence of any other material adverse fact or circumstance not disclosed in this Agreement or the materials delivered by the Contributors to BPP prior to the date of this Agreement. Notwithstanding the foregoing, if the Contributors are unable despite reasonable efforts to obtain a REA Estoppel, the Contributors shall have the right to substitute its own estoppel certificate (a "Contributors REA Estoppel") addressing each of the factual matters which would have been addressed in the applicable REA Estoppel, which Contributors REA Estoppel shall constitute a continuing representation and warranty of the Contributors with respect to the matters set forth in such Contributors REA Estoppel which shall survive the Closing until replaced by an actual REA Estoppel from the applicable parties and which does not contradict the Contributors REA Estoppel.

          (j) Accuracy of Representations and Warranties. The representations and warranties of the Contributors contained herein shall be true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the Closing Date, with the same effect as though such representations and warranties have been made on and as of the Closing Date (except for representations and warranties that speak of a specific date or time other than the date of this Agreement, which need only be true and correct in all respects as of such date or time) other than in all such cases, such failures to be true and correct as would not in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Properties taken as a whole or the ability of the Contributors to fully perform their material obligations under this Agreement; provided, however, that nothing contained in this sentence shall be deemed to limit BPP's or the Operating Partnership's rights and remedies with respect to a breach of any such representation and warranty as provided in this Agreement. The Contributors shall have delivered to BPP and the Operating Partnership a certificate of the appropriate corporate officers or the general partners of the Contributors, dated the Closing Date, to such effect.

          (k) Opinion of Counsel. The opinions of (i) Battle Fowler LLP, counsel to the Contributors, and (ii) Pircher, Nichols & Meeks, special California counsel to the Contributors, in each case in form and substance reasonably satisfactory to the Company.

          (l) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

          (m)  [Intentionally Omitted]

          (n) Absence of Material Change and Default; Compliance by Contributors. Since the date of this Agreement, there shall not have been any material adverse change in the condition, financial or otherwise, of the Properties (taken as a whole), and the Contributors shall so certify at Closing. The Contributors shall have complied in all material respects with all of its material obligations hereunder.

          (o) HSR Act. Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or BPP, the Operating Partnership and the Contributors shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby

          (p) Proceedings. All partnership and other proceedings to be taken by the Contributors and the beneficial owners of the Contributors in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to BPP and the Operating Partnership, and BPP and the Operating Partnership shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (q) Delivery of Contributor Documents. At the Closing, the Contributors shall execute and deliver to BPP or the Operating Partnership, as applicable, through customary escrow arrangements the following, in form and substance as set forth below or as otherwise reasonably satisfactory to BPP and the Operating Partnership:

                            (i)    Deed.  California grant deed, executed by the
applicable Contributor, in recordable form (and otherwise in the form attached to this Agreement as Exhibit Y-1) conveying the Real Property to the Operating Partnership free and clear of all liens, claims and encumbrances, except for the Permitted Exceptions;

                           (ii)    Bill of Sale and Assignment.  A bill of sale
and assignment in the form attached to this Agreement as Exhibit Y-2, executed by the applicable Contributor, assigning, conveying and warranting to the Operating Partnership title to the Personal Property, free and clear of all encumbrances, except for the Permitted Exceptions, together with any original certificates of title applicable thereto if in Contributor's possession or control;

                          (iii)    [Intentionally Omitted]

                           (iv)    [Intentionally Omitted]

                            (v)    Assignment of Leases.  An assignment and
assumption agreement in the form attached to this Agreement as Exhibit Z, executed by the Contributors, whereby the applicable Contributor assigns the Contributor's right, title and interest in and to the Leases (including, without limitation, all security deposits and/or other deposits thereunder not previously applied in accordance with the terms of the applicable Leases and reflected on the

Rent Roll attached hereto as Exhibit N all of which interest in the security deposits shall be delivered to the Operating Partnership) and the Operating Partnership assumes the obligations accruing thereunder from and after the Closing Date;

                           (vi)    Operating Partnership Amendment.  A
signature page to the Operating Partnership Amendment dated as of the Closing Date, duly executed by each Existing Partner;

                          (vii)    Entity Transfer Certificate(s).  Entity
transfer certification confirming that no Contributor is a "foreign person" as defined in Section 1445(f)(3) of the Code;

                         (viii)    Original Documents and Files.  To the extent
not previously delivered to BPP and to the extent such items are in the Contributors' possession or control, originals of any of the Contracts, Leases and the Licenses;

                           (ix)    Updated Rent Roll.  An updated Rent Roll for
the Properties dated no later than five (5) Business Days prior to Closing, which updated Rent Roll will be used to identify all Leases of space at the Property for purposes of this Agreement as of the Closing Date (except for Leases as to which the Contributors have knowledge are no longer in full force and effect as of the Closing Date) and shall reflect no material adverse changes from the Rent Roll attached hereto as Exhibit N. The Contributors shall deliver a certificate dated as of Closing Date certifying that such updated Rent Roll is true, complete and correct in all material respects (including, without limitation, the amount of unapplied security deposits and, to the knowledge of the Contributors, a description of all uncured material nonmonetary defaults of Major Tenants and delinquencies of base rent of more than thirty (30) days;

                            (x)    Title Insurance.  The Title Policy or a
fully effective marked up commitment for each Property;

                           (xi)    Opinion of Counsel.  The opinion(s) of
counsel to the Contributors required pursuant to Section 2.1(k);

                          (xii)    Master Leases.  The Master Leases, if
applicable (including any Master Leases entered into after the date of this Agreement in accordance with the provisions of this Agreement);

                         (xiii)    Post-Closing Leasing Agreement.  The
Post-Closing Leasing Agreement between the Contributors and the Operating Partnership substantially in the form of Exhibit AA attached to this Agreement (the "Post-Closing Leasing Agreement");

                          (xiv)    Contributors' Closing Certificate.  The
certificate to be delivered by the Contributors pursuant to Section 2.1(j).

                           (xv)    Other.  Such other documents, instruments,
consents, authorizations or approvals as may be reasonably required by, and reasonably satisfactory to, BPP, its counsel or the Title Company and that may be reasonably required to consummate the transactions that are the subject of this Agreement and the Related Agreements and to otherwise give effect to the agreements of the parties hereto, including, without limitation, as required under this Section; provided that notice thereof and the form thereof are delivered by BPP to the Contributors at least five (5) Business Days prior to the Closing Date.

          (r) BPP Stock Price. During the 20 trading days ending with and including the trading date immediately preceding the Closing Date, the average closing price per share of BPP's Common Stock on the New York Stock Exchange is equal or more than $12.93.

          (s) Execution of Operating Partnership Amendment, Registration Rights Agreement and Other Related Agreements. The Existing Partners and BPP and/or the Operating Partnership, as applicable, shall have executed the Registration Rights Agreement, the Operating Partnership Amendment and the other Related Agreements, and such agreements shall be in full force and effect.

          (t) Waiver of Restrictions on Redemption. A certificate signed by an appropriate officer of the general partner or manager of each of the Contributors stating that the Contributors confirm that all conditions precedent under the Operating Partnership Agreement and this Agreement to the immediate redemptions of Units issued pursuant to Section 1.2 or Section 1.6(g) hereof (including, without limitation, the conditions described in Sections 8(c) and 11.6(f) of the Operating Partnership Agreement) have occurred, other than the requirement that the affected Existing Partner give timely to the Operating Partnership the notice of redemption described in either such Section. The form of the notice to be given for such redemption is attached hereto as Exhibit BB.

               2.2 Conditions to the Obligations of the Contributors. The obligation of the Contributors to consummate the transactions contemplated under this Agreement is subject to the satisfaction or waiver by the Contributors, on or before the Closing Date, of each of the conditions set forth below.

          (a) Accuracy of Representations and Warranties; Closing Certificate of BPP and the Operating Partnership. The representations and warranties of BPP and the Operating Partnership hereunder shall be true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than the date of this Agreement which need only be true and correct as of such date or time) other than, in all such cases, such failures to be true and correct as would not in the aggregate reasonably be expected to have a material adverse effect on the financial conditions of BPP and the Operating

Partnership taken as a whole or the ability of BPP and the Operating Partnership to fully perform their material obligations under this Agreement; provided, however, that nothing contained in this sentence shall be deemed to limit the Contributors' rights and remedies with respect to a breach of any such representation and warranty as provided in this Agreement. BPP and the Operating Partnership shall have delivered to the Contributors a certificate of the appropriate officer of BPP or general partner of the Operating Partnership, dated the Closing Date, to such effect.

          (b) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions with respect to this Agreement or the transactions contemplated by this Agreement.

          (c) Execution of Operating Partnership Agreement, Operating Partnership Amendment, Registration Rights Agreement and Other Related Agreements. The Operating Partnership Agreement shall have been executed and delivered and be in full force and effect, and shall not have been amended (other than pursuant to the Operating Partnership Amendment). The Existing Partners and BPP and/or the Operating Partnership, as applicable, shall have executed and delivered the Registration Rights Agreement, the Operating Partnership Amendment and the other Related Agreements and such agreements shall be in full force and effect.

          (d) Effectiveness of Articles Supplementary. The Articles Supplementary to BPP's charter attached as Exhibit C hereto shall have been duly adopted by BPP and shall have been duly filed with the State Department of Assessments and Taxation of the State of Maryland and shall be in full force and effect. The Contributors shall have received a certified copy of the Articles Supplementary, as filed with the State Department of Assessments and Taxation of the State of Maryland.

          (e) Exemption from Ownership Restrictions; Board Resolutions. BPP's Board of Directors' resolutions pertaining to (i) this Agreement, and the procedures, findings and transactions contemplated hereby, and (ii) the exemption of Blackacre Capital Group, L.P. and its Affiliates (collectively, "Blackacre") from the ownership restrictions under Section 7.2.1(a)(i)(1) of the Company Charter based upon the representations and agreements of Blackacre previously delivered to BPP, shall have been duly approved and adopted by BPP's Board of Directors, and BPP's corporate secretary shall have placed the record of such action in such records and shall be in form and substance satisfactory to the Contributors. The resolutions of BPP's Board of Directors relating to the exemption of the Existing Partners from such ownership restrictions shall not be amended, modified, rescinded or revoked without the prior consent of the Existing Partners.

          (f) HSR Act. Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or BPP, the Operating Partnership and the Contributors shall have reasonably mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby and counsel to BPP and the Operating Partnership shall have rendered its opinion to such effect.

          (g) BPP Consents. BPP and the Operating Partnership shall have obtained in writing the consents set forth in Schedule 2.2(g) and no approval of the NYSE shall be necessary with respect to the authorization, issuance or conversion (subject to obtaining the approval of the holders of Common Stock referred to in Section 4.20) of Preferred Units which shall not have been obtained.

          (h) Contributor Consents. The Contributors shall have obtained in writing the consents identified in Schedule 3.1(b).

          (i) Contribution of Properties by BPP to Operating Partnership. BPP and the Operating Partnership shall have completed the UPREIT Transaction to the extent that the Operating Partnership and its Subsidiaries have legal or beneficial ownership of at least 60% by value of the assets owned by BPP (other than its interest in the Operating Partnership) and its Subsidiaries (including the Operating Partnership) immediately prior to the effective time of the Closing. In addition, the UPREIT Transaction shall then be proceeding to the extent required by Section 7.5 of the Operating Partnership Agreement.

          (j) Proceedings. All corporate and other proceedings to be taken by BPP and the Operating Partnership in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Contributors and the Contributors shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (k) REIT Status. BPP shall have elected to be taxed as a REIT in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. BPP shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

          (l) Authority. BPP shall have delivered to the Contributors evidence of its and its officer's authority to execute and deliver this Agreement and all Related Agreements (including on behalf of the Operating Partnership) and to consummate the transactions which are the subject of this Agreement and to perform its and the Operating Partnership's obligations hereunder and under the Related Agreements.

          (m) Absence of Material Change and Default. Since the date of this Agreement (i) there shall not have been any material adverse change in the financial condition of BPP and the Operating Partnership (taken together), (ii) BPP and the Operating Partnership shall have complied in all material respects with all of their material obligations hereunder, and (iii) BPP and the Operating Partnership shall so certify (in form reasonably acceptable to the Contributors) at Closing that the above conditions are true as of the Closing Date.

          (n) BPP Stock Price. During the 20 trading days ending with and including the trading date immediately preceding the Closing Date, the average closing price per share of BPP's Common Stock on the New York Stock Exchange is equal or more than $12.93.

          (o) Opinion of Counsel. The opinions of (i) Goodwin, Procter & Hoar LLP, counsel to BPP and the Operating Partnership, (ii) Loeb & Loeb LLP, special counsel to the BPP and the Operating Partnership, and (iii) Ballard, Spahr, Andrews & Ingersoll, special Maryland counsel to BPP shall have been received, in each case in form and substance reasonably satisfactory to the Contributors.

          (p)  Waiver of Restrictions on Redemptions.   A certificate signed by
an appropriate officer of BPP and the Operating Partnership stating that (i) such parties confirm that all conditions precedent under the Operating Partnership Agreement and this Agreement to the redemptions of Preferred Units and Common Units pursuant to Section 1.2 hereof (including, without limitation, the conditions described in Sections 8(c) and 11.6(f) of the Operating Partnership Agreement) have occurred other than the requirement that the affected Existing Partner give timely to the Operating Partnership the notice of redemption described in either such Section. The form of the notice to be given for such redemption is attached hereto as Exhibit BB.

          (q) Amended Company By-laws. The amendment to the Company By-laws in the form attached as Exhibit CC (the "Amended Company By-laws") shall have been approved by BPP's Board of Directors, all as required or permitted by and in accordance with the Company Charter, duly filed if any filing thereof shall be required by any Authority or NYSE, and shall be in full force and effect.

          (r) Discharge of Mortgage Debt. If required pursuant to Section 4.13, BPP and the Operating Partnership shall have satisfied the Mortgage Debt in full.

          (s) NYSE Matters. BPP shall have received written advice from the NYSE to the effect that the transactions contemplated herein and in the Related Agreements will not result in the de-listing of the Common Stock.

          (t) DLJ Fee. BPP or the Operating Partnership shall have paid to DLJ in full, the DLJ Fee.

          (u) New Company Title Policies. BPP shall have obtained the New Company Title Policies for the Company Properties set forth on Exhibit G.

          (v) Company Rent Roll. The Contributors shall have received the Company Rent Roll, as updated, to a date not more than five Business Days prior to the Closing Date in conformity with Section 3.2(j)(i).

          (w) Preferred Stock Purchase Agreement. The purchase of the Preferred Stock contemplated by the Preferred Stock Purchase Agreement shall have been consummated.

          (x) Accountants. BPP shall have caused to be supplied to the Contributors a letter, satisfactory to the Contributors in scope, form and substance, as to the financial statement matters referenced in Section 3.2(e) of this Agreement.

          (y)  Schedule 3.2(c)(ii).  The Contributors shall have received
Schedule 3.2(c)(ii), as updated to the Closing Date such that it is true, correct and complete as of the Closing Date, as provided in Section 2.2(z) of this Agreement.

                                  ARTICLE 3

                REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS


     3.1 Representations and Warranties of the Contributors; Certain Covenants of the Contributors. Each Contributor hereby represents and warrants to BPP and the Operating Partnership as of the date of this Agreement and makes certain covenants as follows:

                       (a) Existence and Power. Each Contributor is a validly existing limited liability company under the laws of the State of Delaware. Each Contributor and its managers has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Agreements, to the extent they are to be executed by the Contributors, and to enter into and deliver and to perform its obligations hereunder and under the Operating Partnership Amendment and the other Related Agreements executed by the Contributors. BSMC is a validly existing limited partnership under the laws of the State of Delaware. BSMC II, GSF and GSF II are each validly existing limited liability companies under the laws of the State of Delaware. The Existing Partner, MJL Associates, A California Limited Partnership, is a validly existing limited partnership under the laws of the State of California. Each of BSMC, BSMC II, GSF, GSF II and
MJL Associates has all power and authority to enter into, deliver and perform its obligations under the Operating Partnership Amendment and the other Related Agreements to which it is a party. The names of all Existing Partners which will receive Units or Preferred Units pursuant to this Agreement, are set forth on Exhibit A-1 attached hereto and the supplement to such Exhibit A-1 to be delivered pursuant to Section 1.2 will set forth the allocations thereof among such Existing Partners. Attached to this Agreement as Exhibit A-3 to is an accurate and complete organizational chart of each Contributor showing the ultimate beneficial owners of such Contributor and all intermediate entity owners of such Contributor as at the date hereof (which may be changed prior to Closing pursuant to Section 4.29).

                       (b) Authorization; No Contravention; Consents. The execution and delivery of this Agreement, the Operating Partnership Amendment, the Registration Rights Agreement and the other Related Agreements executed by the Contributors and/or the Existing Partners and the performance of their respective obligations under all of the foregoing has been duly authorized by all requisite organizational action, including, without limitation, by obtaining, to the extent required, the consent of all applicable Existing Partners and the consent of all partners or members of each Existing Partner which is a partnership or limited liability company. This Agreement, the Operating Partnership Agreement, the Registration Rights Agreement and the other Related Agreements executed by the Contributors and/or the Existing Partners will constitute the valid, legal and binding obligations of the Contributors or the Existing Partners, as applicable.
None of this Agreement, the Operating Partnership Agreement, the Registration Rights Agreement or the other Related Agreements executed by the Contributors or the Existing Partners will violate any term of any agreement, order or decree to which it is a party or by which the Contributors or the Existing Partners are bound or to which any Property is subject. Except as set forth on Schedule 3.1(b), no consent of any lender, partner, member, shareholder, beneficiary, tenant, creditor, investor, Authority or other Person which has not been obtained is required in order for the Contributors to enter into this Agreement and consummate the transactions contemplated herein or in order for the Existing Partners to enter into any Related Agreement to which it is a party and to consummate the transactions contemplated therein.
Except as set forth on Schedule 3.1(b), the Contributors have obtained all other authorizations, consents, approvals and waivers from each of the Existing Partners and from third parties (collectively, the "Consents"), including, without limitation, Authorities, necessary to enable it to transfer the Properties to the Operating Partnership in accordance with the terms of this agreement and all other Agreements by which the Contributors, or any Property is bound or to which the Contributors or the Property is subject and to enable it to perform all of its obligations under this Agreement and the Related Agreements.

                       (c) Descriptive Information; Diligence. To the Contributor's knowledge, all documents delivered by or on behalf of the Contributors to BPP, including, without limitation, all leases, tenancy and occupancy agreements (including, without limitation, all amendments, modifications, agreements, records, substantive correspondence and other documents affecting in any way a right to occupy any portion of the Land or the Improvements) affecting the Properties (collectively, the "Leases"), are true, correct and complete copies of all such documents in the Contributors' possession or control. To the Contributor's knowledge, the documents described in the immediately preceding sentence have not been amended or modified by any oral agreements.

        (d) Defaults. The Contributors are not in monetary default, and the Contributors have no knowledge of any material nonmonetary default, under any of the documents, recorded or unrecorded, encumbering or affecting any Property, including without limitation, the Licenses, the Leases and the Contracts, any documents referred to in the Preliminary Report or any documents or instruments executed in connection with all or any of the foregoing.

         (e) Compliance with Law. Except as set forth in Schedule 3.1(e)(i), no Contributor has knowledge that all or any portion of any Property violates any law, rule, regulation, ordinance, code or interpretation of any Authority (collectively, "Laws") (including, without limitation, those relating to zoning and the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq.) and The Provisions Governing Public Accommodations and Services Operated by Private Entities), or any requirement of any insurer or board of fire underwriters or similar entity. No Contributor has knowledge of any special assessment proceedings affecting any Property except as set forth on Schedule 3.1(e)(ii) or of any such assessment other than those listed in the Preliminary Report. To the Contributors' knowledge, all licenses, permits, approvals, variances, easements and rights of way, including, without limitation, proof of dedication and authorizations all Authorities having jurisdiction over each Property (collectively, the "Licenses") required for the ownership, use or operation of such Property as presently used and operated or otherwise have been validly issued and are in full force and effect, and no Contributor has knowledge of any Action relating to the revocation or modification of any such License. To the extent required under applicable Laws and, to the knowledge of the Contributors, valid and final certificates of occupancy (or equivalent) have been issued for each space in the Improvements at each Property and no space has been leased in violation of any such certificates. To the Contributors' knowledge, each of the Licenses required for the ownership, use or operation of each Property as presently operated shall remain in full force and effect following the contribution of the Interests pursuant to this Agreement. To the Contributors' knowledge, each Property is currently zoned for the buildings, businesses and parking included in such Property and the Contributors have no knowledge of any pending or proposed change in the zoning classification of such Property. Except as to normal payments reflected in the financial statements provided to BPP for prior periods that would be expected to reoccur in subsequent periods (which subsequent payments may be in different amounts), to the Contributor's knowledge no payments are owing to or on behalf of any Authority or are anticipated to be payable to or on behalf of any Authority pursuant to the Licenses required for the ownership, use or operation of the Property as presently operated. Except as set forth on Schedule 3.1(e)(ii), the Contributors have no knowledge of any betterment or special assessments pending or contemplated with respect to any Property.

         (f) Certain Title Matters. To the Contributor's knowledge, (i) the Real Property is free of all liens and encumbrances except as disclosed in the Preliminary Report, (ii) all of the easements, covenants or restrictions affecting each Property are set forth in the Preliminary Report,
(iii) no Property is in violation in
any material respect of any of the easements, covenants or restrictions affecting such Property and no other party is in violation in any material respect of any such easements, covenants or restrictions, (iv) no Property is subject to any covenant or restriction that materially impairs the utility of any portion of the Property for its intended purpose or the ability to operate the Property as currently operated, (v) except as may be shown on any survey obtained by BPP, there are no encroachments of any of the Improvements at any Property onto adjoining land nor any encroachments onto the Land at any Property of existing improvements located on any adjoining land, and (vi) except as may be reflected in the Preliminary Report and the Leases, each Property is not dependent upon any adjacent property in order to be used for its current purposes, for access, parking, utilities or any other matter except in circumstances where there is an adequate, legally enforceable and insurable permanent easement providing the Property with the required rights of use of the adjacent property.

         (g) Personal Property. The list of personal property for each Property attached hereto as Schedule 3.1(g), is in all material respects an accurate and complete list of all Personal Property.

         (h) Leases. The Rent Roll lists all Leases for any portion of each Property or otherwise affecting each Property, and is accurate and complete in all material respects as of the date of the Rent Roll. The copies of the Leases which have been delivered or made available to BPP are true and complete, constitute all outstanding Leases and include all subleases known to the Contributors relating to each Property. True, complete and correct copies of all Leases in effect on the date of this Agreement have been delivered or made available to BPP and the Contributors shall promptly provide true, complete and correct copies of any Leases entered into after the date of this Agreement to BPP. Each Lease (i) is in full force and effect with respect to the applicable Contributor, and, to the Contributors' knowledge, the applicable tenant; and (ii) constitutes the entire agreement between the applicable Contributor and such tenant with respect to the applicable Property and includes any other agreements between such parties related in any way to such Property. To the Contributors' knowledge, no Contributor is in default in the performance of any material obligation under any of the Leases (or any agreements incorporated therein by reference) and the Contributors have no knowledge of any circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by landlord under any of the Leases. To the Contributors' knowledge, no tenant is in monetary default under its Lease for more than thirty (30) days in payment of base rent and the Contributors have no knowledge of any material non-monetary default of Major Tenants. Except as indicated in the Rent Roll, (x) no advance rent or other payment has been made with respect to any Lease except rental for the current month, (y) there is no free rent or other concession with respect to any Lease and (z) there is no obligation under the Lease for the refunding of a security deposit. Except as otherwise expressly set forth in the Rent Roll or as set forth on
Schedule 3.1(h), to the Contributors' knowledge (and without any duty to investigate) there are no actions, voluntary or involuntary, pending against any tenant under any bankruptcy or insolvency laws.

         (i) Rent Roll. Attached hereto as Exhibit N is the rent roll (including the attachments thereto, the "Rent Roll") which is true, complete and correct as of the date thereof in all material respects. The Rent Roll attached as Exhibit N shall be updated to a date not more than five (5) Business Days prior to the Closing Date.

         (j) Options. Except as shown on the Rent Roll or Schedule 3.1(j), or in any of the Leases with tenants other than Major Tenants, no Contributor has granted to any Person any option or right of first refusal or first opportunity to acquire any interest in any Property or any portion thereof, and the Contributors have no knowledge that any other Person has granted any such option or right of first refusal or first opportunity to acquire which remains in force and effect.

         (k) Contracts. True, complete and correct copies of the Contracts have been provided to BPP. To the Contributors' knowledge, the Contracts are in full force and effect. There shall be no agreements or other obligations or liabilities with respect to all or any portion of any Property entered into by the Contributors or, to the Contributors' knowledge, entered into by any other Persons that are binding on the Operating Partnership or any Property following Closing, other than the Leases, the Assigned Contracts, the Permitted Exceptions, the Licenses required for the ownership, use or operation of the Property and other documents executed in connection with the foregoing.

         (l) Access. To the Contributor's knowledge, (i) each Property has direct physical access to and from adjoining physically open public streets and the Contributors have obtained all Licenses required from all Authorities having jurisdiction over such Property, including, without limitation, proof of dedication required from all Authorities having jurisdiction over the Property, or from private parties, if any, required to assure unrestricted vehicular and pedestrian ingress and egress to and from such Property to public ways as currently operated, and (ii) all such rights of ingress and egress to such Property including, without limitation, the driveway entrances and exits to such Property, are permanent and there are no existing facts or conditions that present a risk of termination of the present rights of ingress and egress to such Property.

         (m) Utilities. To the Contributor's knowledge, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by Law or necessary for the use and operation of each Property as currently operated (i) either enter the applicable Land through adjoining public streets, or, if they enter through adjoining private lands, do so in accordance with existing, valid, irrevocable and insurable easements running to the benefit of the owner of such Property; (ii) are connected pursuant to valid Licenses, if required; (iii) are currently in good working order; and
(iv) in the reasonable opinion of the Contributors are adequate to service the Property as presently operated. The Contributors have not entered into any contract with respect such utilities to pay any amounts in excess of the nondiscriminatory metered charges therefor.

         (n)    Intentionally Omitted.

         (o) Hazardous Substances. Except as disclosed on Schedule 3.1(o), the Contributors have not generated, stored, released, discharged or disposed of, nor to the Contributors' knowledge used or handled Hazardous Substances or Hazardous Wastes (as those terms are defined below) at, upon or from any Property in violation of any Law or in connection with which remedial action would be prudent or required under any Law. To the Contributors' knowledge and except as set forth in any environmental report provided by the Contributors to BPP or otherwise obtained by BPP, in each case fifteen (15) days after the date of this Agreement, and except as expressly disclosed on Schedule 3.1(o) attached hereto, no Hazardous Substances or Hazardous Wastes are or have been generated, stored, released, located, discharged or disposed of, used or handled from, at or upon any Property, and no Hazardous Substance or Hazardous Waste is or has been located on any Property, except for cleaning and maintenance supplies used in connection with properties similar to the Properties and except for materials sold in the retail Properties which are customarily sold in comparable retail properties, in each case which have been used, stored and sold, as applicable, in compliance with all applicable Laws. As used in this Agreement, the terms "Hazardous Substances" and "Hazardous Wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 1251 et seq, as amended, and the regulations thereunder (collectively, "CERCLA"), Solid Waste Disposal Act, 42 U.S.C. Sections 6901 et seq., as amended, including amendments under Resource Conservation and Recovery Act, and the regulations thereunder (collectively, "RCRA"), and Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., as amended, and regulations thereunder (collectively, "the Federal Clean Water Act"), and the regulations thereunder, and such terms shall also include asbestos, petroleum products, radon, radioactive materials, lead paint, UFFI and any other regulated substances under any Law. To the Contributors' knowledge and except as set forth in any environmental report provided by the Contributors to BPP or otherwise obtained by BPP, in each case within fifteen (15) days after the date of this Agreement, and except as expressly disclosed on Schedule 3.1(o) attached hereto, no Hazardous Substances or Hazardous Wastes other than materials customarily used in such types of properties in compliance with Environmental Laws are located on property adjacent to any Property. Except as disclosed in the environmental report(s) delivered to BPP pursuant to Section 3.1(z)(xiv) hereof or in any report obtained by BPP fifteen (15) days after, neither the Contributors, nor any Contributor has received written notice of, or has knowledge of, any notice from any Authority concerning the removal, treatment or management of any Hazardous Substances or Hazardous Wastes. BPP and the Operating Partnership hereby waive any claim against the Contributors under CERCLA and RCRA and any comparable state laws, entitling BPP and the Operating Partnership to bring a claim against the Contributors.

         (p) Physical Condition. To the Contributors' knowledge and except as set forth in any engineering or similar report provided by the Contributors to BPP or otherwise obtained by BPP, in each case prior to the date of this Agreement, the Improvements do not contain any structural defects or material defects in the plumbing, HVAC, electrical distribution, gas distribution, water or sewer building systems.

         (q)    [Intentionally Omitted.]

         (r) Non-Foreign Person. No Contributor or Existing Partner is a "foreign person" as defined in Section 1445(f)(3) of the Code. No Contributor or Existing Partner is subject to withholding under Section 26131 of the California Revenue and Taxation Code.

         (s) Independent Unit. Except for matters included in the Permitted Exceptions and as set forth in the Leases, to the Contributors' knowledge each Property forms an independent unit which does not need to rely on any facilities other than the facilities of public utility companies and water or sewer departments or districts, located on any property not included in such Property (i) to fulfill any requirement of any License or applicable Law or (ii) for furnishing essential building systems or utilities, including, without limitation, electrical, plumbing, mechanical, telephone, cable television and heating, ventilating and air conditioning systems. To the Contributors' knowledge, no building, other improvement or other land not included in such Property relies on any portion of such Property to fulfill any requirement of any License or applicable Law or the furnishing to such building or improvement of any essential building system or utility.

         (t) Disclosure. To the Contributors' knowledge, the representations and warranties and the statements and information contained in this Agreement, in the Exhibits and Schedules hereto and in all of the materials delivered by the Contributors to BPP and its counsel, accountants, appraisers and consultants pursuant to this Agreement or in connection with the due diligence investigations conducted by or on behalf of BPP in connection with this Agreement do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, statements or information not misleading in light of the circumstances under which they were made.

         (u) Accredited Investors. Each of the Existing Partners is an Accredited Investor.

         (v) Financial Statements. All operating statements delivered to BPP by the Contributors were prepared by or on behalf of the Contributors in the ordinary course of business and accurately set forth in all material respects the results of the operation of each Property for the periods covered, except that such financial statements are unaudited, were not prepared in accordance with GAAP and do not contain traditional footnotes found in GAAP type reporting. Since the date of the most recent internally prepared operating statements provided to BPP, there has been no material adverse change in the condition, financial or otherwise, of the Properties taken as a whole.

         (w) Pending Actions; Labor Disputes. There is no existing or, to the Contributor's knowledge, threatened Action of any kind involving any Contributor or any Property or which, if determined adversely to it or its assets, including, without limitation, any Property would materially interfere with the ability of the Contributors to execute or deliver, or perform each of its obligations under, this Agreement, the Operating Partnership Agreement, the

Registration Rights Agreement or the other Related Agreements executed by it or have a material adverse effect on the financial position, operations, business or prospects of the Contributors or their assets, including, without limitation, any Property or the use, occupancy, operation or value of any Property. To the best of the Contributors' knowledge, there are no complaints of unfair labor practices pending with respect to any Person which currently have a material adverse effect on any Property.

         (x) Tax Consequences. The Contributors acknowledge that neither BPP, the Operating Partnership nor any Affiliate shall assume any responsibility for the Contributors' or the Existing Partners' federal or state tax consequences of the transactions contemplated by this Agreement, the Operating Partnership Agreement and the other Related Agreements to the Contributors or the Existing Partners, other than to agree to report the transactions for federal and state tax purposes consistently with the manner agreed to by BPP and the Contributors, and with respect to representations and warranties made by the Operating Partnership and BPP to the Contributors in this Agreement relating to tax matters. BPP acknowledges that the Existing Partners desire that the transaction will be reported for federal and state income tax purposes as to such Existing Partners as a non-taxable transaction.

         (y) Insurance. The Contributors currently have in place the public liability casualty and other insurance coverage with respect to each Property set forth in Exhibit DD, and each of such insurance policies is in full force and effect and all premiums due and payable thereunder have been fully paid when due. Upon request, the Contributors will deliver or make available to BPP all copies of all insurance policies and arrangements with respect to the Property.

         (z) Additional Deliveries The Contributors have delivered or made available to BPP the following with respect to each Property:

               (i) copies of all title policies and copies of any and all existing and proposed easements, covenants, restrictions, agreements or other documents known to the Contributors which affect or may in the future affect title to the Property and which are not disclosed by the Preliminary Report;

               (ii) the most current version of any existing survey(s) of the Real Property in the possession or control of the Contributors;

               (iii) copies of the property tax bills and assessments for each Property for the three (3) most recent years, and evidence of payment thereof, except that with respect to any period prior to a Contributor's ownership of a Property, only to the extent such documents are in the possession or control of the Contributors;

               (iv) to the knowledge of the Contributors, all presently effective warranties or guaranties from any contractors, subcontractors, suppliers, servicemen or materialmen in connection with the Property in the possession or control of the Contributors, including, without limitation, any construction, renovation, repairs or alterations of any Improvements, any Personal Property or any tenant improvements (collectively, the "Warranties");

               (v) to the knowledge of the Contributors, a Schedule setting forth a list of all of the Contracts relating to the Property, together with copies of all of such Contracts. If requested in writing by BPP, the Contributors shall on the Closing Date give notice to the applicable supplier or service provider to terminate any Contract specified by BPP in such request to be terminated. All Contracts with an Affiliate of a Contributor shall be terminated by the Contributors effective as of the Closing Date unless otherwise requested by BPP;

               (vi) except as set forth in Schedule 3.1(z)(vi) or which are included in the Permitted Exceptions there is no currently pending or, to the Contributors' knowledge, threatened (in writing) (i) rezoning, condemnation or eminent domain proceedings with respect to any Properties other than road widenings or changes of grade of roads which would not have a material adverse effect on the applicable Property's value or operations, (ii) change in the assessed valuation of any Property which would have a material adverse effect on the applicable Property's value, (iii) special assessment against any Property, or (iv) so-called "impact fee" or any agreement with any Authority to hereafter pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Authority except as set forth in
Schedule 4.11 or any capital expenditure budget and except as reflected in the current operating statements for the Properties, all of which have previously been delivered or made available to BPP;

               (vii) to the knowledge of the Contributors and to the extent in the possession or control of the Contributors, soil reports, site plans (with dimensions), seismographic reports, traffic reports, demographic information, landscape plans, structural calculations, floor plans (identifying tenant and vacancy locations), certified copies of the as-built plans and specifications, architect's certificates certifying the square footage of the Improvements, all items pertaining to any remodeling or renovation of the Property, construction contracts, existing inspection reports with respect to pest control, other reports or documents of significance to the Property, copies of the zoning description applicable to the Property, and copies of final certificates of occupancy (or equivalent) for all improvements at the Property;

               (viii) a complete inventory of all material Personal Property used at or in connection with the Property;

               (ix) all income and expense statements and year-end financial statements and monthly operating statements and year-to-date statements for the period of the applicable Contributor's period of ownership and, to the extent in the possession or control of any Contributor and to the Contributor's knowledge, the three (3) most recent calendar years prior to Closing (audited, if in any Contributor's possession or control).

               (x) (A) copies of the operating and capital budgets for the Property for 1997 and 1998, (B) a comparison of actual to budgeted results for the current year and an explanation of significant variances, (C) a list of all capital expenditures for the Property for the period of the applicable Contributor's ownership and, if within such Contributor's possession or control and to the knowledge of the Contributors, up to one (1) year and, to the extent in the possession or control of any Contributor, the three (3) most recent calendar years, (D) an aged receivables report indicated as part of the Rent Roll.

               (xi) (A) copies of all existing and pending Leases and to the knowledge of the Contributors all lease files (including, without limitation, all guarantees, subleases and assignments) and tenant correspondence, (B) copies of all outstanding executed or pending letters of intent with prospective tenants, (C) a current leasing status report from the leasing broker(s), (D) a copy of the current standard lease form, (E) the "Rent Roll"; and (F)to the extent in the Contributors' possession or control and to the knowledge of Contributors, copies of the most recent financial statements and credit reports or other credit information, if any, on any tenant and of any guarantors of any Leases.

               xii) to the knowledge of the Contributors, copies of all Licenses;

               (xiii) (A) a schedule setting forth all Actions (i) pending or to the Contributors' knowledge threatened against any Contributor or any manager of a Contributor which relates to a Property, or a Property, which (y) question or could reasonably be expected to question the validity or legality of the transaction contemplated hereunder or under the Related Agreements or (z) affect or could reasonably be expected to affect the Property in any adverse way, and
(B) copies of all notices of any violations of any Law received by or otherwise in the possession or control of the Contributors relating to the Property.

               (xiv) To the extent in the possession or control of the Contributors and to the knowledge of the Contributors, all environmental audits and reports and building inspection reports (including, without limitation, regarding foundation, walls, roofs, floors, supports and mechanical systems such as HVAC to the extent available) and reports regarding the compliance of the Property with the requirements of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq.).

          To the extent received by or made available to BPP, each of BPP and the Operating Partnership has reviewed each of the foregoing materials and has conducted such diligence with respect to the Properties as it has deemed appropriate, and each of BPP and the Operating Partnership expressly acknowledges that is has no right to terminate this Agreement based on the results of its diligence on the Properties. However, nothing contained in this Agreement shall be deemed to limit BPP's right to require information and continue to perform due diligence pursuant to the terms of this Agreement after the date hereof.

         (aa) Blue Sky Cooperation.  The Contributors and each Existing
Partner shall cooperate and do all acts as may be reasonably required or requested by BPP with regard to the fulfillment of any requirement under applicable state securities law to qualify the Units and the Preferred Units for distribution pursuant to this Agreement, including but not limited to the making of any and all representations or undertakings required by applicable state securities law or state securities regulators in connection with a Unit Distribution.

         (bb) Ownership of All Beneficial Interests. Each Contributor represents that the Existing Partners listed in Exhibit A-1 with respect to such Contributor own, directly or indirectly through intermediaries, in the aggregate all of the beneficial interests in such Contributor.

         (cc) Reciprocal Easement Agreements. To the Contributor's knowledge, all reciprocal easement agreements referenced as Permitted Exceptions or otherwise with respect to which any Property is subject are in full force and effect, without default in any material respect by any party thereto.

         (dd) Ground Leases. The Contributors have provided or made available to BPP accurate and complete copies of the ground leases underlying the leasehold Properties referenced in Exhibit A-2, including all amendments and modifications thereto (collectively, the "Ground Leases"). Each of the Ground Leases is valid, binding and in full force and effect as against the applicable Contributor, and, to the Contributor's knowledge, against any other party thereto. Except for the Mortgage Debt with respect to such Ground Leases listed in Exhibit F and except for tenants under the Leases and matters set forth in the Permitted Exceptions, none of the Ground Leases is subject to any pledge, lien, assignment, license or other agreement granting to any third party any interest therein or any right to use or occupancy of any premises leased thereunder. Except as set forth in Schedule 3.1(dd), there is no pending or, to the Contributor's knowledge, threatened (in writing) proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any Ground Lease. No payments under any Ground Lease are delinquent, and no notice of default thereunder has been sent or received by any of the Contributors which has not been cured or waived prior to the date hereof, and to the knowledge of the Contributors there does not exist under any of the Ground Leases any other material default by a Contributor or any event which, merely with notice or lapse of time or both, would constitute such a default by a Contributor.

         (ee) Representations and Warranties of BPP and the Operating Partnership. To the Contributors' knowledge, as of the date of this Agreement the representations, warranties and statements of BPP and the Operating Partnership in this Agreement and the information contained in this Agreement and the Exhibits and Schedules hereto delivered by BPP and the Operating Partnership to the Contributors do not contain any untrue statement of a material fact and do not otherwise constitute a breach by BPP and the Operating Partnership under this Agreement.

           For purposes of this Section the term "to the Contributor's knowledge" or words of similar import shall mean the actual knowledge (as opposed to imputed or constructive knowledge) of Messrs. John S. Long, Mark
H. Cassidy and Jack L. Mahoney and Steven Berlinger who are all of the individuals who are directors and executive officers of the general partners of the Contributors who know or should know the matters referenced herein, without duty of further inquiry, and also includes any matter of which BPP informs the Contributors in writing prior to the date hereof or to which the Contributors acknowledge or agree in writing to BPP. Except for the representations and warranties of the Contributors set forth in this Agreement and as may be set forth in any of the closing documents delivered by the Contributors pursuant to Section 2.1(q), the Properties are being contributed to Operating Partnership in their "as is" condition without any express or implied warranty whatsoever from the Contributors.

     3.2 Representations and Warranties of BPP. BPP and the Operating Partnership jointly and severally represent and warrant to the Contributors and the Existing Partners as of the date of this Agreement and make certain covenants as follows:

          (a)  Organization and Qualification, Subsidiaries.

               (i) BPP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. BPP has all requisite corporate power and authority to own, operate, lease and encumber its properties and conduct the business in which it is engaged or proposes to engage through the Operating Partnership and to enter into this Agreement, the Operating Partnership Agreement and those other Related Agreements to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the UPREIT Transaction.

               (ii) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership has all requisite partnership power and authority to own, operate, lease and encumber its properties and conduct the business in which it engages or proposes to engage and to enter into this Agreement and each of the Related Agreements to which it is a party, and to perform its obligations hereunder and thereunder.

               (iii) Each of the Subsidiaries of BPP (other than the Operating Partnership) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority to own its properties and carry on its business as it is now being conducted.

               (iv) Each of BPP, the Operating Partnership and the Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except as set forth in Schedule 3.2 (a)(iv).

               (v) Schedule 3.2(a)(v) sets forth the name of each Subsidiary of BPP or the Operating Partnership (whether owned directly or indirectly through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by BPP or the Operating Partnership are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by BPP or the Operating Partnership free and clear of all Liens, except as set forth in Schedule 3.2(a)(v). The following information for each Subsidiary is set forth in
Schedule 3.2(a)(v)(A), if applicable: (A) its name and jurisdiction of incorporation or organization, (B) the type of and interest held by BPP or Operating Partnership in the Subsidiary and, in the case of Subsidiaries, the partnership agreement or other organizational documents of the Subsidiary, and
(C) any loans from BPP or the Operating Partnership to, or priority payments due to BPP or the Operating Partnership from, the Subsidiary, and the rate of return thereon. Except as set forth in Schedule 3.2(a)(v), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate BPP or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries.

          (b) Authority Relative to Agreements; Board of Approval; No Conflicts; No Defaults, Required Filings and Consents.

               (i) The execution, delivery and performance of this Agreement, the Operating Partnership Agreement and the Related Agreements, the issuance of the Units and Preferred Units in accordance herewith and the Operating Partnership Amendment, the issuance and delivery of (A) shares of Preferred Stock or Units upon redemption of the Preferred Units in accordance with the provisions of the Operating Partnership Amendment, and (B) shares of Common Stock upon the redemption of Units in accordance with the Operating Partnership Agreement, and the filing with the Maryland Department of Assessments and Taxation of the Articles Supplementary, have been duly and validly authorized by all necessary corporate action on the part of BPP and all necessary partnership action on the part of the Operating Partnership. This Agreement, the Operating Partnership Agreement and the Related Agreements have been duly executed and delivered by each of BPP and the Operating Partnership constitute the valid and legally binding obligations of each of BPP and the Operating Partnership, enforceable against each of BPP and the Operating Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Upon the issuance of shares of Preferred Stock pursuant to a redemption of Preferred Units for Preferred Stock, the Articles Supplementary will constitute a valid and legally binding obligation of BPP, enforceable against BPP in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

               (ii) The Units and Preferred Units to be issued pursuant to this Agreement have been duly authorized for issuance by all necessary partnership action on the part of the Operating Partnership, and when issued by the Operating Partnership will be duly and validly issued, fully paid and nonassessable. When issued and delivered against payment therefor as provided herein, the Existing Partners will receive good title to such Units and Preferred Units, free and clear of all Liens, security interests, pledges, charges, encumbrances, shareholders' agreements and voting trusts or claim or rights of interest of any nature whatsoever, subject to any rights of the Contributors or the Existing Partners hereunder and under the Registration Rights Agreement, and except for those resulting from any action taken by the Contributors or the Existing Partners. A sufficient number of shares of Preferred Stock or Common Stock to be issued by BPP upon the redemption of the Preferred Units or Units (as the case may be) issued pursuant to this Agreement have been duly reserved by BPP out of its authorized shares of Common Stock and Preferred Stock for issuance pursuant to duly adopted resolutions. The shares of Common Stock and Preferred Stock issuable upon redemption of the Units and Preferred Units in accordance with the provisions of the Operating Partnership Amendment will, upon issuance upon such redemption, (A) be duly and validly issued, fully paid and nonassessable, and (B) will be shares of "Voting Stock" (as defined in the Company Charter).

               (iii) BPP's Board of Directors has authorized the creation and issuance of the Preferred Stock. At the Closing, the Articles Supplementary will have been duly authorized, and filed with the State Department of Assessments and Taxation of the State of Maryland such that no further actions are required for the due and valid issuance of Preferred Stock in accordance herewith and therewith.

               (iv) The issue and sale of Preferred Units or Units hereunder will not give any stockholder in BPP or any limited partner in the Operating Partnership the right to demand payment for shares or partnership interests (as the case may be) under applicable law or give rise to any preemptive or similar rights.

               (v) The UPREIT Transaction has been duly authorized by all necessary corporate action on the part of BPP and all necessary partnership or limited liability company action on the part of the Operating Partnership or any Subsidiary except those Subsidiaries listed as downREIT partnerships on Schedule 3.2(b)(v).

               (vi) Except as contemplated hereby, neither the execution and delivery by BPP and the Operating Partnership of this Agreement, the Operating Partnership Agreement and the Related Agreements nor the consummation by BPP, the Operating Partnership or any Subsidiary of the transactions contemplated hereby, including the UPREIT Transaction, in accordance with the terms hereof, will:

                    (A) conflict with or result in a breach of any provisions of the Company Charter or by-laws of BPP;

                    (B) conflict with or result in a breach of any provisions of the Operating Partnership Agreement or the Operating Partnership Amendment;

                    (C) except as set forth in Schedule 3.2(b)(vi)(C), result in a breach or violation of, a default under, or the triggering of any right, payment or other obligation pursuant to, or accelerate vesting under, any of BPP stock option plans or Operating Partnership unit option plans or similar compensation plans or any grant or award made under any of the foregoing;

                    (D) violate or conflict with any regulation, rule, order, or administrative position of the NYSE, or any other national securities exchange on which the Common Stock is listed;

                    (E) except as set forth in Schedule 3.2(b)(vi)(E), violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to BPP, the Operating Partnership or any Subsidiary;

                    (F) except as set forth in Schedule 3.2(b)(vi)(F), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of BPP or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which BPP or its Subsidiaries is a party, or by which BPP or its Subsidiaries or any of their properties is bound or affected;

                    (G) except as set forth in Schedule 3.2(b)(vi)(G), require any consent, approval or authorization of, or declaration, filing or registration with, any Authority, other than any filings required under the Securities Act of 1933, the Exchange Act, the HSR Act , state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), and any filings required to be made with the Office of the Maryland Department of Taxation and Assessments and the NYSE or any other national securities exchange on which the Common Stock is listed; or

                    (H) conflict with or result in a breach of any provision of the organizational documents of any Subsidiary.

          (c)  Capital Stock and Units.

               (i) The authorized capital stock of BPP on the date hereof consists of 75,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, of which 4,800,000 shall be designated Preferred Stock upon the filing of the Articles Supplementary, and 20,000,000 shares of excess stock of the Company (the "Company Excess Stock"), par value $0.01 per share. As of September 30, 1997, there were 23,432,852 shares of Common Stock issued and outstanding, no shares of such preferred stock issued and outstanding and no shares of

Company Excess Stock issued and outstanding, and as of the date of this Agreement, there is no change except for an immaterial change in the number of shares of Company Stock outstanding. All such issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. In addition, as of the date of this Agreement, BPP has reserved out of its authorized shares of Common Stock shares of Common Stock sufficient for issuance upon redemption or conversion, as applicable, of the shares of Preferred Stock, the Units and the Preferred Units issued pursuant to this Agreement and the Preferred Stock Purchase Agreement. BPP has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of BPP on any matter. Except for the options awarded and the Company's Stock Option and Incentive Plan as amended on May 6, 1997 (the "Incentive Plan"), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate BPP to issue, transfer or sell any shares of capital stock or other equity interests of BPP except with respect to certain "put" rights as disclosed in Schedule 3.2(a)(v) and with respect to the right to receive Units as Additional Consideration as provided in this Agreement. The consummation of the transactions contemplated in this Agreement will not give rise to any preemptive rights or antidilution rights exercisable by any holder of Company Stock except for any such rights which have been waived.

               (ii) Schedule 3.2(c)(ii) will set forth the number of Units and Preferred Units which will be outstanding immediately after the Closing (after giving effect to the transactions contemplated hereby and by the Preferred Stock Purchase Agreement). The Units set forth on such Schedule will equal the sum of: (A) a number of Units to be held by BPP not in excess of the number of shares of Common Stock then outstanding, (B) the number of Units then outstanding and issued to the Existing Partners hereunder, (C) a number of Preferred Units equal to that number of shares of Preferred Stock then outstanding and issued to Westbrook under the Preferred Stock Purchase Agreement, (D) that number of Preferred Units equal to the number of Preferred Units then outstanding and issued to the Existing Partners hereunder, (E) the number of Units then held by other contributors of property to down REIT Subsidiaries of BPP or the Operating Partnership which have exchanged Units in such down REIT subsidiaries for Units, which number shall be set forth in
Schedule 3.2(c)(ii), and (F) that number of Units then held by other contributors of property to downREIT partnership Subsidiaries of BPP or to the Operating Partnership, which number shall be set forth in Schedule 3.2(c)(ii). All such Units will be validly issued, fully paid and, in the case of limited partnership units, nonassessable. Immediately after the Closing (after giving effect to the transactions contemplated hereby and by the Preferred Stock Purchase Agreement) (i) BPP will own the number of Units referred to in clause
(A) of the first sentence of this Section 3.2(c)(ii), and 2,800,000 Preferred Units referred to in clause (C) of the first sentence of this Section 3.2(c)(ii). Except as aforesaid, there will be no other Units issued or outstanding and no class of units, or any other form of general or limited partnership interest, of the Operating Partnership issued or outstanding immediately after the Closing (after giving effect to the transactions contemplated hereby and by the Preferred Stock Purchase Agreement). Except as set forth in the first sentence of this Section 3.2(c)(ii) or in

Schedule 3.2(c)(ii), as of the Closing Date the Operating Partnership will not have issued or granted securities convertible into interests in the Operating Partnership, and will not be a party to any outstanding commitments of any kind relating to, or any agreements or understandings with respect to, interests in the Operating Partnership, whether issued or unissued, except for contribution agreements entered into for the acquisition of properties by the Operating Partnership. The Preferred Units that will be owned by BPP from and after the Closing will have the same distribution and liquidation preferences with respect to the Operating Partnership as the Preferred Stock has with respect to BPP, which distributions shall be applied by BPP exclusively to satisfy the rights of the holders of Preferred Stock.

               (iii) Except as set forth on Schedule 3.2(c)(iii) and except for interests in the Subsidiaries of BPP and the Operating Partnership, none of BPP or any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

          (d) Pending Actions. There is no existing or, to BPP's knowledge, threatened Action of any kind involving BPP, its Affiliates, any of its assets or the operation of any of the foregoing, which, if determined adversely to BPP, its Affiliates or its assets, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of BPP or its assets or which would interfere with BPP's ability to execute or deliver, or perform its obligations under this Agreement, the Registration Rights Agreement or any of the Related Agreements executed by it or the Operating Partnership.

          (e) SEC and Other Documents, Financial Statements; Undisclosed Liabilities.

               (i) BPP has delivered or made available to the Contributors, or there are commercially available to BPP in the ordinary course, all annual, quarterly or current reports of BPP filed with the Commission under the Exchange Act, and in connection with BPP's registration statement bearing number 333-31591, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties in each case (except the Company Registration Statement, since January 1,1994 (except as to the Company Registration Statement as to which the applicable date shall be the effective date thereof), which are set forth in Schedule 3.2(e)(i), each in the form (including exhibits and any amendments thereto) filed with the Commission (collectively, the "Company Reports"). The Company Reports were filed with the Commission in a timely manner and constitute all forms, reports and documents required to be filed by BPP under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that as to the compliance of the Company Reports with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, insofar as such representation is made as to matters of form established in the Securities Act, the Exchange Act and the rules and regulations promulgated hereunder, and assuming that such Company Reports were prepared under the direction of and with the advice of independent counsel and auditors to BPP, it is a representation made to BPP's knowledge. There is no unresolved violation or position asserted by any Authority with respect to any of the Company Reports.

               (ii) Except as set forth in Schedule 3.2(e)(ii), each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and Schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and Schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as may be noted therein and except, in, the case of the unaudited statements, normal recurring year-end adjustments.

               (iii) Except as and to the extent set forth in the Company Reports or any Schedule or Exhibit hereto, none of BPP, the Operating Partnership or any of the Subsidiaries has any Liabilities.

          (f)  Litigation, Compliance With Law.

               (i) Except as disclosed in Schedule 3.2(f)(i), there are no Actions pending or, to BPP's knowledge, threatened against BPP, the Operating Partnership or any of the Subsidiaries which question the validity hereof or any action taken or to be taken in connection herewith (including, without limitation, the UPREIT Transaction), and there are no continuing orders, injunctions or decrees of any Authority to which BPP, the Operating Partnership or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

               (ii) To BPP's knowledge, none of BPP, the Operating Partnership or its Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Authority or any body having jurisdiction over them or any of their respective properties, except as set forth in Schedule 3.2(f)(ii), provided, however, that this Section 3.2(f)(ii) shall not apply to facts or matters otherwise set forth in (or by reference in) Sections 3.2(j) and 3.2(k) as to which Sections 3.2(j) and 3.2(k) shall apply.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Company Reports filed with the Commission prior to the date hereof, as contemplated by any of the Related Agreements or in Schedule 3.2(g) since September 30, 1997, BPP, the Operating

Partnership and each of its Subsidiaries have conducted their business only in the ordinary course of such business and have not acquired any real estate or entered into any financing arrangements in connection therewith or conducted their business, other than in each case, in the ordinary course of business, and there has not been (A) any change, circumstance or event that would reasonably be expected to result in an adverse effect on the business, operations or condition (financial or otherwise) of BPP, the Operating Partnership and the Subsidiaries, considered as a whole, (B) any declaration, setting aside or payment of any dividend or other distribution with respect to the Common Stock, except for dividends in the ordinary course of business consistent with past practice or otherwise, (C) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company, the Operating Partnership or any of the Subsidiaries other than in the ordinary course of business or (D) any change in the Company's accounting principles, practices or methods other than as required by changes in GAAP and related accounting practices or procedures. Except as set forth in Schedule 3.2(g), BPP is not now contemplating entering into any Commitment which, had it occurred on or before the date hereof, would be required to be disclosed in the Company Reports or in Schedule 3.2(g).

          (h)  Tax Matters; REIT and Partnership Status.

               (i) BPP, the Operating Partnership and each of the Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all respects. All Taxes shown as owed by BPP, the Operating Partnership or any of the Subsidiaries on any Tax Return have been paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken, in the reasonable opinion of BPP. BPP, the Operating Partnership and each of the Subsidiaries has properly accrued all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. Except as set forth in Schedule 3.2(h)(i), none of BPP, the Operating Partnership and any of the Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 3.2(h)(i), none of BPP or any of the Subsidiaries is a party to any pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income and franchise Tax Returns, or any extensions applicable thereto, filed by BPP and each of the Subsidiaries for the taxable years 1994 to the present and all communications relating thereto, have been delivered to the Contributors or have been made available for inspection by their representatives. Except as set forth in
Schedule 3.2(h)(i), no claim has been made by an authority in a jurisdiction where BPP, the Operating Partnership or any of the Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 3.2(h)(i), there is no dispute or claim concerning any Tax liability of BPP, the Operating Partnership or any of the Subsidiaries claimed or raised by any taxing authority in writing. As of the date hereof, BPP is a "domestically-controlled" REIT within the meaning of Code
Section 897(h)(4)(B).  Except as set
forth in Schedule 3.2(h)(i), to BPP's knowledge no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in BPP. BPP is not a "Pension-Held REIT" within the meaning of Section 856(h)(3)(D) of the Code.

               (ii) BPP (A) intends in its federal income tax return for the tax year ended December 31, 1997 and for the tax year that will end on December 31, 1998 to elect to be taxed as a REIT and has complied (or will comply) with all applicable provisions of the Code relating to a REIT, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for each of its taxable years, (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or to BPP's knowledge, threatened, and (D) will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated hereby, including, without limitation, any exchange of Preferred Units by any holders thereof by BPP for Preferred Stock or Common Stock, or both.

               (iii) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any employee, officer, or director of BPP or the Operating Partnership or any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.28OG-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 28OG(b)(1) of the Code).

               (iv) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by BPP, the Operating Partnership or any of the Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

               (v) BPP was eligible to and did validly elect to be taxed as a REIT for federal income tax purposes for calendar year 1987 and all subsequent taxable periods. The Operating Partnership is and each Subsidiary of BPP organized as a partnership (and any other Subsidiary that files Tax Returns as a partnership for federal income tax purposes) was, in the case of each Subsidiary, and continues to be classified as a partnership for federal income tax purposes.

          (i)  Compliance with Agreements; Liens.

               (i) Neither BPP, the Operating Partnership nor any of the Subsidiaries is in default under or in violation of any provision of the Company Charter, the by-laws of BPP or the Operating Partnership Agreement (or equivalent documents), except as set forth in Schedule 3.2(i)(i).

               (ii) BPP, the Operating Partnership and each of the Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Authority and all other material reports and statements required to be filed by them, and have paid all fees or assessments due and payable in connection therewith, except as set forth in Schedule 3.2(i)(ii). There is no unresolved violation asserted by any regulatory agency, nor has BPP or the Operating Partnership received notice from any regulatory agency with respect to any report or statement relating to an examination of BPP, the Operating Partnership or any of the Subsidiaries.

               (iii) The Company Reports describe all material agreements (other than agreements relating to or contemplated by this Agreement and other than agreements entered into the ordinary course of business relating to Company Leases, indebtedness of BPP, commitments with respect thereto, the acquisition or development or construction of, additions or expansions to, or management or leasing services for commercial buildings or other real properties) which are currently in effect and under which BPP, the Operating Partnership or any Subsidiaries currently has, or expects to incur any obligation. Schedule 3.2(i)(iii) sets forth a complete and accurate list of all material agreements (other than those listed in the parenthetical above) entered into by BPP, the Operating Partnership or any Subsidiary as of the date hereof which are not listed in the Company Reports or any other Schedule or Exhibit hereto, including material Debt Instruments and except for agreements providing for the transactions contemplated by this Agreement, the Preferred Stock Purchase Agreement and the Related Agreements. True and complete copies of each agreement set forth on Schedule 3.2(i)(iii) have been delivered or made available to the Contributors.

               (iv) Subject to the provisions of Section 3.2(j), which as to facts or matters otherwise set forth therein (or by reference therein) such
Section 3.2(j) shall be applicable and this Section 3.2(i)(iv) shall not be applicable, each agreement and instrument of BPP (other than those related to the matters addressed in Section 3.2(j) and 3.2(k), which are addressed in such Sections) is in full force and effect as against BPP, the Operating Partnership and, as against the other parties thereto, no payments, if any, thereunder are delinquent, and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries and there does not exist under any agreement of BPP, the Operating Partnership or its Subsidiaries any default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default by BPP or any Subsidiary.

               (v) Schedule 3.2(i)(v) sets forth a true, complete and correct list of all Liens which could materially adversely affect the value of BPP or the Company Properties other than those described in the Company Reports and Liens under credit agreements providing for the financing of the Company Properties and entered into by BPP or its subsidiaries in the ordinary course of business, Company Permitted Exceptions relating to Company Properties and items (i) through (iv) in the definition of Company Permitted Liens.

          (j)  Properties.

               (i) Title Matters. Schedule 3.2(j)(i) sets forth as of the date of this Agreement a complete and accurate list and the location of all real property directly or indirectly owned, all or in part, by BPP, the Operating Partnership or any of the Subsidiaries or as to which BPP or its Subsidiaries has a leasehold interest (collectively, and together with the land thereunder, all buildings, structures and other improvements and fixtures (other than trade fixtures owned by tenants under the terms of the Company Leases (as defined below)) located on or under such land, and all easements, rights and other appurtenances to such land, (the "Company Properties"), other than the office space leased by the Company from which the Company operates its business which is listed separately on Schedule 3.2(j)(i) as HQ Space (the "HQ Space"). As of the date of this Agreement, BPP or, in the case of Company Properties owned by Subsidiaries, the Subsidiary indicated on Schedule 3.2(j)(i), owns good and marketable fee simple title (or, if so indicated in Schedule 3.2(j)(i), leasehold title) to each of the Company Properties, and such title is (i) in the case of those Company Properties with respect to which New Company Title Policies will be issued, to BPP's knowledge, free and clear of any Liens, title, defects, restrictions or covenants, or reservation of interests in title, except for (A) Company Permitted Liens, (B) zoning, building, fire, health, environmental and pollution control laws and other land use laws, ordinances, rules and regulations applicable to the Company Properties, (C) all matters, whether or not of record, to the extent caused by the Contributors or their agents, representatives or contractors, and (D) all other matters listed as exceptions on Schedule (B-1) of the New Company Title Policies or shown on any survey of the Company Properties listed on Schedule 3.2(j)(i) or obtained by the Contributors, and (ii) in the case of all other Company Properties (the "Other Company Properties"), to the Company's knowledge, free and clear any liens, title defects, restrictions or covenants or reservation of interests in title, except for (A) Company Permitted Liens, (B) zoning, building, fire, health, environmental and pollution control laws and other land use laws, ordinances, rules and regulations applicable to the Company Properties, (C) all matters whether or not of record, to the extent caused by the Contributors or their agents, representatives or contractors, and (D) all other matters listed as exceptions in Schedule (B-1) of the existing title policies (lender's or owner's) provided to or made available to the Contributors prior to the date of this Agreement and issued with respect to the Other Company Properties (the "Other Company Title Policies") or shown on any survey of the Company Properties listed on Schedule 3.2(j)(i) or obtained by the Contributors (items (i) (A) through (D) and (ii)(A) through (D) are collectively referred to as the "Company Permitted Exceptions"). BPP and the Operating Partnership also represent and warrant that, with respect to the Other Company Properties, they have not voluntarily created any liens or encumbrances not listed as exceptions to title to the Company Properties since the date of the Other Company Title Policies other than items which constitute Permitted Liens. None of the Company Permitted Exceptions interferes with, impairs, or is violated by the existence of any building or other structure or improvement which constitutes a part of, or the present use, occupancy or operation (or, if currently under rehabilitation or development, such rehabilitation or development) of the Company Properties in any material respect taken as a whole. Except as shown or described in any of the Company Permitted Exceptions, or any survey listed on Schedule 3.2(j)(i) or obtained by the Contributors, no material improvements constituting a part of any Company Property encroach on real property not constituting a part of such Company Property or an abutting Company Property unless there is a valid easement for the benefit of BPP with respect thereto, with customary duration and terms for institutional quality shopping centers, of a type generally acceptable to institutional lenders, nor, except as so described or disclosed, are there other material adverse matters (which, in the case of Company Properties with respect to which there is a survey listed on Schedule 3.2(j)(i) has arisen since the date thereof, or at any time in the case of all other Company Properties) that would be disclosed by a current ALTA survey. To BPP's knowledge and except as may be shown or indicated in any of the Company Permitted Exceptions, all parcels of land included in each Company Property that purport to be contiguous are contiguous and are not separated by strips, gaps or gores. All applicable premiums with respect to the title policies regarding the Company Properties have been paid and to the knowledge of BPP such policies are in full force and effect. Except as set forth in Schedule 3.2(j)(i), there is no material outstanding claim, nor, to BPP's knowledge, has any claim been made by BPP or its Subsidiaries, or by any other party, that would reduce the stated coverage under any such policy. True and complete copies of all such policies and the surveys listed on Schedule 3.2(j)(i) of each of the Company Properties in the possession or control of BPP have been made available by BPP to the Contributors or to their representatives, and as of the date of this Agreement neither BPP nor any of the Subsidiaries has any more recent policies or surveys for the Company Properties.

               (ii) A. Permitting and Compliance with Laws; Uninsured Damage from Casualty; Property Condition. Except as set forth in Schedule 3.2(j)(ii) and except with respect to the Development Properties, to BPP's knowledge there has been obtained and is in full force and effect (i) any material currently required certificate, permit or license (including certificates of occupancy (or equivalent) for tenant space) from any Authority having jurisdiction over any Company Property and (ii) any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the Company Properties as currently used, occupied or operated or which are necessary to permit the lawful use and operation of any current utility service to any Company Property or of any currently utilized driveways, roads or other currently utilized means of egress and ingress to and from any of the Company Properties and there is not pending, or to BPP's knowledge, threatened (in writing) Action against BPP for the cancellation or material adverse modification of any of same. To BPP's knowledge (provided, however, that with respect to the Properties listed on Schedule 3.2(j)(ii)(A), such representation shall be absolute, and shall not be qualified by knowledge, with respect to uses allowed under zoning laws ), each Company Property is in material compliance (compliance being deemed to include for such purposes pre-existing lawful zoning nonconformities) with each federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, or any insurance requirements applicable to any Company Property. Except as set forth in Schedule 3.2(j)(ii)(A), neither BPP nor the Subsidiaries have received notice, of any violation of the Americans with Disabilities Act (the "ADA") from any Authority or any notice from any other Person as to a material violation of the ADA which BPP believes, in good faith, is valid, in each case which have not been cured (or settled, with no further payments or performance due from BPP or any Subsidiary, in the case of private matters. Except as set forth in Schedule 3.2(j)(ii)(A), there is no uninsured current physical damage to any Company Property from casualty in excess of $100,000. Except for repairs identified in the Capital Expenditure Budget and Schedule and as set forth in the Company Reports or the Property Condition Reports (as defined below), to the Company's knowledge each Company Property other than a Development Property
(i) is in good or better operating condition and repair and is structurally sound, and (ii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes to which it is presently devoted (or, in the case of the Development Property and except as noted in Section 3.2(j)(ix) or Schedule 3.2(j)(ix), for the development and operation thereon of the applicable Project), except, in each such case, to the extent that failure to meet such standards would not materially and adversely affect the use or occupancy of the Company Properties. BPP has made available to the Contributors or to its representative true and complete copies of the most recent existing third party engineering and other third party property condition reports relating to the condition of any Company Property prepared for BPP or otherwise in BPP's or any Subsidiary's possession, and all other such reports in BPP's or any Subsidiary's possession that sets forth material adverse facts with respect to the condition of any Company Property (collectively, the "Property Condition Reports").

     B. Condemnation and Other Property-Related Actions. Except as set forth in Schedule 3.2(j)(ii)(B) the Company Reports or which are included in the Company Permitted Exceptions there is no currently pending or, to BPP's knowledge, threatened (in writing) (i) rezoning, condemnation or eminent domain proceedings with respect to any Company Properties other than road widenings or changes of grade of roads which would not have a material adverse effect on the applicable Company Property's value or operations, (ii) change in the assessed valuation of any Company Property which would have a material adverse effect on the applicable Company Property's value, (iii) special assessment against any Company Property, or (iv) so-called "impact fee" or any agreement with any Authority to hereafter pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Authority except as set forth in the Capital Expenditure Budget and Schedule or any Development Budget and Schedule and except as reflected in the current operating statements for the Company Properties, all of which have previously been delivered or made available to the Contributors.

               (iii) Independent Unit. Except for matters included in the Company Permitted Exceptions, each of the Company Properties is an independent unit which does not rely on any facilities, other than the facilities of public utility companies and water and sewer departments or districts, which are connected to the Company Properties through valid and customary easements, if necessary or appropriate, located on any property not included in such Company Property to fulfill any municipal or governmental requirements or for the furnishing to

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

such Company Property of any essential building systems or utilities, or access or parking other than facilities the benefit of which inures to the Company Properties pursuant to one or more valid easements, or facilities which are located on or abutting Company Properties pursuant to one or more valid easements and are sufficient to serve more than one property adequately and lawfully. Each of the Company Properties other than the Development Properties is served by adequate water and sanitary systems and other utilities currently used in the operation of such Company Property, and each of the Company Properties has lawful access to public roads, in all cases sufficient for the current use and occupancy of each Company Property. To BPP's knowledge and except as may be shown or described in any of the Company Permitted Exceptions, no material portion of any building improvements included in any Company Property lies in any area designated by the U.S. Army Corps of Engineers or other Authority as a special flood hazard area unless BPP or the applicable Subsidiary maintains all required flood insurance with respect thereto.

               (iv) [Intentionally Omitted].

               (v) Leasing Matters. Attached hereto as Schedule 3.2(j)(v) is a rent roll covering each Company Property (the "Company Rent Roll") which the Company Rent Roll is true, complete and correct as of October 31, 1997 in all material respects. The Company Rent Roll attached as Schedule 3.2(j)(v) shall be updated to a date not more than five (5) Business Days prior to the Closing, and it shall be a condition to the Contributors' obligation to close that such updated rent roll shall not show any material variations from the attached Company Rent Roll other than variations in the ordinary course of the BPP's and its Subsidiaries business, which variations from the version of the Rent Roll attached hereto as Schedule 3.2(j)(vi) do not have a material adverse effect on the Company Properties. As of the date thereof, the Rent Roll lists all Company Leases for any portion of each Company Property or otherwise affecting each Company Property, and is accurate and complete in all material respects as of the date of the Company Rent Roll. The copies of the Company Leases which have been delivered or made available to the Contributors are true, correct and complete, and constitute all outstanding Company Leases known to BPP relating to each Company Property. BPP shall promptly provide true, complete and correct copies of any Company Leases entered into after the date of this Agreement to the Contributors. Each Company Lease (i) is in full force and effect with respect to BPP or the applicable Subsidiary, and, to BPP's knowledge, the applicable tenant; and (ii) constitutes the entire agreement between BPP and the applicable Subsidiary and such tenant with respect to the applicable Company Property and includes any other agreements between such parties related in any way to such Property. Except as set forth on the Company Rent Roll, Schedule 3.2(j)(v), or the Capital Expenditure Budget and Schedule, all tenant improvements and other improvements required to be furnished, constructed or installed or paid for by BPP or a Subsidiary as landlord under each Company Lease (and to BPP's knowledge, by any predecessor landlord under such Company Lease) has been fully performed and has been fully paid or will be fully performed and paid on or before the Closing Date except as otherwise expressly indicated on the Company Rent Roll, Schedule 3.2(j)(v) or the Capital Expenditure Budget and Schedule. To BPP's knowledge, neither BPP nor any Subsidiary is in default in the performance of any material obligation under any of the Company Leases (or any agreements incorporated therein by reference) and BPP has no knowledge of any circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by landlord under any of the Company Leases. Except as set forth on the Rent Rolls or Schedule 3.2(j)(v), to BPP's knowledge, no tenant is in monetary default beyond 30 days or material nonmonetary default under its Company Lease. Except as indicated in the Company Rent Roll or
Schedule 3.2(j)(v), (x) no advance rent or other payment has been made with respect to any Company Lease except rental for the current month other than security deposits in the ordinary course, (y) no tenant which is currently paying rent, or which is reflected in BPP's balance sheets, financial statements, other operating statements or Company Reports as paying rent, is entitled to any unexpired free rent period or other unexpired concession under its Company Lease and (z) there is no obligation under the Company Lease for the refunding of a security deposit. Except as otherwise expressly set forth in the Company Rent Roll or as set forth on Schedule 3.2(j)(v), to BPP's knowledge there are no actions, voluntary or involuntary, pending against any tenant under any bankruptcy or insolvency laws. Except as shown on the Company Rent Roll, on
Schedule 3.2(j)(v), or in any of the Company Leases and except for certain rights of first refusal which are set forth in the sections of the partnership agreements referenced in Schedule 3.2(a)(v) and which relate to partnerships in which BPP and the Subsidiaries collectively, directly or indirectly, own less than a 100% interest, neither BPP nor any Subsidiary has granted to any Person (including, without limitation, tenants under Company Leases) or any option or right of first refusal, first offer or first opportunity or comparable right to acquire any interest in any Company Property or any portion thereof, and BPP has no knowledge that any other Person has granted any such option or right of first refusal or first opportunity to acquire which remains in force and effect. In addition, and without limiting the generality of the foregoing, with respect to each Company Lease for premises larger than 10,000 square feet of rentable space (collectively, the "Material Company Leases"), except as set forth in
Exhibit 3.2(j)(vi) or in the Company Rent Rolls, (i) no tenant under any Material Company Lease is more than 30 days in arrears in the payment of base rent, and (ii) no tenant under any of the Material Company Leases has any options, rights of first offer, rights of first refusal or first opportunity or comparable rights to purchase any portion of any Company Property. None of the Material Company Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered except in connection with financing secured by the applicable Company Property which is described in
Section 3.2(j)(xii). Other than the tenants identified in the Company Rent Rolls, licensees and month to month and other tenants with lease terms of less than six (6) months or with respect to whom BPP or its Subsidiaries have the right to terminate such occupancy rights upon no more than sixty days notice, contractors pursuant to contracts entered into in the ordinary course, and parties to easement agreements which constitute Company Permitted Exceptions, no third party has any right to occupy or use any portion of any Company Property. Except as otherwise set forth on Schedule 3.2(j)(v), the Capital Expenditure Budget and Schedule includes all outstanding material tenant improvement and similar material work required to be made by the lessor under each of the Material Company Leases. There are no outstanding material brokerage commissions or similar amounts payable in respect of any of the

Company leases other than amounts being paid in the ordinary course or which are being diligently protested in good faith.

               (vi) Material Commitments. Schedule 3.2(j)(vi) sets forth a complete and accurate list of all material contracts, options, commitments, letters of intent or similar written understandings made or entered into by BPP or any of the Subsidiaries as of the date hereof (x) to enter into any Material Company Lease, (y) to sell, mortgage, pledge, hypothecate any Company Property or to otherwise enter into a material transaction in respect of the ownership or financing of any Company Property, or (z) to purchase or acquire an option, right of first refusal or similar right in respect of any real property, which, in any such case, has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal business terms thereof, excluding however, in each case such commitments, letters of intent or similar written understandings which do not bind any party thereto. BPP has previously delivered or made available to the Contributors a true and complete copy of each such commitment, letter of intent or other understanding.

               (vii) Options, Rights of First Refusal and Other Property Related Contracts. Except as set forth in the Company Reports or
Schedule 3.2(j)(vii), none of BPP or any of its Subsidiaries has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase by BPP, the Operating Partnership or any Subsidiary of any real property (other than easements related to any Company Property).

               (viii) Capital Expenditure Budgets and Schedules. Attached to this Agreement as Schedule 3.2(j)(viii) sets forth BPP's or any Subsidiary's capital expenditure budget and Schedule for each Company Property (the "Capital Expenditure Budget and Schedule"), which describes the material capital expenditures which BPP or any Subsidiary has budgeted for such Company Property for the calendar year 1998, excluding, however (except as otherwise provided in Section 3.2(j)(v)), any tenant improvements required to be made under any Company Lease. The Capital Expenditure Budget and Schedule for each Company Property represents the good faith business judgment of BPP as to all known reasonably foreseeable maintenance and capital expenditure items for such Company Property.

               (ix) Development Properties. Schedule 3.2(j)(ix) contains a list of each Company Property, or property which BPP has under a letter of intent or option, which consists of or includes material amounts of underdeveloped land or which is intended to be or is in the process of being substantially redeveloped or rehabilitated (collectively, the "Development Properties"), a brief description of the development or rehabilitation intended by the Company or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), any budget and development or rehabilitation Schedule therefor prepared by or for BPP or any Subsidiary (collectively, the "Development Budget and Schedule"), if BPP or a Subsidiary does not own such Development Property, a description of BPP's contract rights with respect thereto, the status of zoning approvals and building permits for such Project, the status of design and major construction contracts, and if such Project is under development, the approximate percentage of completion and any known material impediments to completion and opening for operation. In the case of each Project the development of which has commenced, the costs and expenses incurred in connection with such Project and the progress thereof are, except as set forth in Schedule 3.2(j)(ix), consistent and in compliance in all material respects with all aspects of the Development Budget and Schedule applicable thereto. BPP has made available to the Contributors or to their representative all feasibility studies, soil tests, due diligence reports and other studies, tests or reports performed by or for BPP, or otherwise in the possession of BPP, and all material architectural, engineering and general construction contracts which relate to the Development Properties or the Projects. Neither BPP nor any Subsidiary is in material default under any development agreement, disposition agreement, disposition and development agreement or comparable agreement affecting any of the Company Properties, and all such agreements are in full force and effect or similar agreement with any Authority with respect to the Development Properties.

               (x) Ground Leases and HQ Leases. BPP has provided or made available to the Contributors accurate and complete copies of the leases for the HQ Space and the ground leases underlying the leased Company Properties referenced in Schedule 3.2(j)(i), if any, including all amendments and other modifications thereto (collectively, the "Tenancy Leases"). Each of the Tenancy Leases is valid, binding and in full force and effect as against BPP or the applicable Subsidiary and, to BPP's knowledge, against the other party thereto. Except as indicated in the Company Reports or Schedule 3.2(j)(xii) or any other Schedule or Exhibit to this Agreement and except for tenants under the Company Leases and matters set forth in the Company Permitted Exceptions, none of the Tenancy Leases is subject to any pledge, lien, assignment, license or other agreement granting to any third party any interest therein or any right to the use or occupancy of any premises leased thereunder. Except as set forth in the Company Reports or Schedule 3.2(f)(i), there is no pending or, to BPP's knowledge, threatened (in writing) proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any of the Tenancy Leases. No payments under any Tenancy Lease are delinquent and no notice of default thereunder has been sent or received by BPP or any of its Subsidiaries which has not been cured or waived prior to the date hereof, and to the knowledge of BPP, there does not exist under any of the Tenancy Leases any default by BPP or any Subsidiary or any event which merely with notice or lapse of time or both, would constitute such a default by BPP.

               (xi) Reciprocal Easement Agreements. To BPP's knowledge, all reciprocal easement agreements referenced as Company Permitted Exceptions or otherwise necessary for the operation of any Company Property or with respect to which any Company Property is subject are in full force and effect, without default in any material respect by any party thereto.

               (xii) Company Mortgage and Other Debt. Schedule 3.2(j)(xii) accurately describes and summarizes the approximate amount, term, interest rate, payment terms, prepayment restrictions and restrictions on transfer that would be applicable to the transactions contemplated by the Preferred Stock Purchase Agreement and this Agreement of all mortgage debt encumbering the Company Properties and all other indebtedness for borrowed money of BPP and the Operating Partnership. There are no material defaults thereunder by BPP or any of its Subsidiaries except as indicated on said
Schedule 3.2(j)(xii).

          (k) Environmental Matters. Except as disclosed on Schedule 3.2(k), BPP and its Subsidiaries have not generated, stored, released, discharged or disposed of, nor the knowledge of BPP or its Subsidiaries, used or handled Hazardous Substances or Hazardous Wastes at, upon or from any Property in violation of any law regulation or directive, or in connection with which remedial action would be prudent or required under any federal, state or local law, regulation or directive. To BPP's knowledge and except as set forth in any environmental report provided by BPP and its Subsidiaries to the Contributors including those listed in Schedule 3.2(k), or otherwise provided to or obtained by the Contributors, in each case prior to the date that is fifteen (15) days after this Agreement, and except as expressly disclosed on Schedule 3.2(k) attached hereto, no Hazardous Substances or Hazardous Wastes are or have been generated, stored, released, located, discharged or disposed of, used or handled from, at or upon any property, and no Hazardous Substance or Hazardous Substance or Hazardous Waste is or has been located on any Property, except for cleaning and maintenance supplies customarily used in connection with properties similar to the Company Properties and except for materials sold in the retail Company Properties which are customarily sold in comparable retail properties, in each case which have been used, stored and sold, as applicable, in compliance with all applicable laws, regulations and directives. To BPP's knowledge and except as set forth in any environmental report provided by BPP and its Subsidiaries to the Contributors or otherwise obtained by the Contributors, in each case prior to the date of this Agreement, and except as expressly disclosed on Schedule 3.2(k) attached hereto, no Hazardous Substances or Hazardous Wastes other than materials customarily used in such types of properties in compliance with Environmental Laws are located on property adjacent to any Company Property. Except as disclosed in the environmental report(s) delivered to the Contributors hereunder or in any report obtained by the Contributors, in each case prior to the date that is fifteen (15) days after this Agreement, neither BPP nor its Subsidiaries has received written notice or, or has knowledge of, any notice from any agency, authority or court concerning the removal, treatment or management of any Hazardous Substances or Hazardous Wastes. For the Properties listed in Schedule 3.2(k)(i) (the "Inherited Properties"), the facts and circumstances on which an Environmental Claim related to a Property is based shall be deemed to have been "known" to BPP for purposes of the representations and warranties made under this Section 3.2(k) if (i) the Environmental Claim results in liability of $1,000,000 or more for an individual Environmental Claim, or $5,000,000 or more in the aggregate for any Environmental Claims hereunder that individually may result in liability of less than $1,000,000, and
(ii) the facts or circumstances would have been detected or discovered if BPP and its Subsidiaries had conducted an environmental assessment for the Property or Properties in accordance with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Assessment Process, E 1527-97 (the "ASTM Standard"), on the Property. For purposes of the Agreement, the Phase I reports listed in Schedule 3.2(k) are deemed to be reports of environmental assessments conducted in accordance with the ASTM Standard.

          (l)  Employees and Employee Benefit Plans. (i) The Company Reports and
Schedule 3.2(l)(i) together set forth a complete and accurate list of all Employee Benefit Plans and all material Benefit Arrangements which affect Employees of BPP or any of its Subsidiaries (the "Company Plans"). With respect to each Company Plan, (i) BPP and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) BPP and each of its Subsidiaries has contributed to each Pension Plan included in the Company Plans not less than the amounts accrued for such plan for all plan periods for which payment is due, and (iii) none of BPP or any of its Subsidiaries has any funding commitment or other liabilities except as reserved for in the financial statements in or incorporated by reference into the Company Reports, or, in the case of clauses (i) through
(iii), as is set forth in Schedule 3.2(l)(i).

               (ii) Other than in connection with the proposed substitution of the Operating Partnership as the employer and paymaster of the employees of the Company on or about January 1, 1998 or as set forth on Schedule 3.2(e)(i), none of BPP or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of BPP or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and no intention to do so has been communicated to Employees of BPP or any of its Subsidiaries.

               (iii) There are no pending or to BPP's knowledge, threatened claims against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Company Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Plan activities) has been brought against or with respect to any such Company Plans.

               (iv) Neither BPP, the Operating Partnership or any entity under "common control" with BPP or the Operating Partnership within the meaning of
Section 4001 of ERISA has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA).

               (v) Other than Company's Plans, BPP and its Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any Employee or former Employee upon his retirement or termination of employment and BPP and its Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

               (vi) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by a party hereto or in which a party hereto participates or participated and which provides benefits to Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in

Section 3(l) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, Company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance contracts and other polices or practices of a party hereto providing employee or executive compensation or benefits to Employees, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of a party hereto or any of its Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq, of ERISA and
Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Plans.

               (vii) With respect to each plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under plan (whether or not vested), on a termination basis, (iii) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event, and
(iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full.

               (viii) There does not now exist, nor to BPP's knowledge, do any circumstances exist that could result in, any Controlled Group liability that would be a liability of BPP following the Buyer's (as such term is defined in the Preferred Stock Purchase Agreement) purchase of Preferred Stock under the Preferred Stock Purchase Agreement. Without limiting the generality of the foregoing, neither BPP nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

               (ix) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of BPP.

          (m) Labor Matters. Except as set forth in Schedule 3.2(m), none of BPP or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters set forth in Schedule 3.2(m), there is no unfair labor practice or labor arbitration proceeding pending or, to BPP's knowledge, threatened against BPP or any of its Subsidiaries. To BPP's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of BPP or any of its Subsidiaries.

          (n) Affiliate Transactions. Schedule 3.2(n) sets forth a complete and accurate list of (i) all relationships and transactions, series of related transactions or currently proposed transactions or series of related transactions entered into by BPP or any of its Subsidiaries since December 31, 1995, which are of the type required to be disclosed by BPP pursuant to Item 404 of Regulation S-K of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) all agreements, arrangements or policies of BPP and/or the Subsidiaries of BPP (including the Operating Partnership) concerning transactions with Affiliates or other conflicts of interest. Each agreement, arrangement or policy described in clause (ii) hereof and set forth in Schedule 3.2(n) is in full force and effect, and BPP, each of its Subsidiaries, and the other parties thereto are in compliance therewith, or such compliance has been waived by BPP's Board of Directors as set forth in Schedule 3.2(n). A true and complete copy of all agreements or contracts relating to any such transaction has been made available for inspection by the Contributors. Schedule 3.2(n) sets forth an accounting of such transactions regarding participatory interests, the allocation of overhead and expenses thereunder, and all other matters material to each of such agreements or contracts.

          (o) Insurance. BPP and the Operating Partnership maintain insurance policies covering the assets, business, equipment, properties, operations and employees of BPP and each of its Subsidiaries (collectively, the "Insurance Policies") which are of a type and in amounts customarily carried by Persons of similar size and resources as of BPP conducting businesses similar to those of BPP and the Operating Partnership. There is no material claim by BPP or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

          (p) Brokers or Finders. Except as provided in Section 9.1, no agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of BPP with which BPP dealt, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from BPP in connection with this Agreement or any of the transactions contemplated hereby for which Contributor will be responsible.

          (q) REOC Status. (i) BPP was incorporated as a California corporation on June 30, 1986 and from its date of incorporation until January 1, 1987, BPP conducted no business and owned no assets BPP subsequently reorganized as a Maryland Corporation in 1997.

               (ii) As of the date of BPP's first long-term investment that was not a short-term investment of funds pending long-term commitment, i.e., January 1, 1998 (the "REOC Qualification Date"), and continuously thereafter to and including the Closing Date, at least 50 percent of the assets of BPP (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, have been invested in real estate which has been under active development or management by BPP.

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

               (iii) BPP has been actively engaged in the management or development of real estate in the ordinary course of its business at all times from the REOC Qualification Date to and including the Closing Date.

               (iv) The "real estate" referenced above which was purchased on the REOC Qualification Date and thereafter includes the Company Properties except for any such real estate sold. To the extent any of the Company Properties are subject to tenant leases (the "Leases"), BPP has substantial responsibilities under each of the Leases, and none of the Leases provides that substantially all management and maintenance activities with respect to BPP Property in question or any portion thereof are the responsibility of the tenant lessees.

               (v) BPP has not merely passively assumed the risks of its real estate ownership, but the return to its stockholders from its investment in BPP Properties has been and is based in part on the cash flow and capital appreciation of BPP Properties, and such return depends in substantial part on the success of BPP's management and development efforts with respect to the Company Properties.

               (vi) The employees of BPP perform most of the development and management functions of the real estate business described herein, except that BPP has employed independent contractors, each of which is terminable without cause and without substantial penalty upon reasonably short notice, to perform certain of the day-to-day management activities associated with the Company Properties. In any event, BPP represents and warrants that it has devoted substantial resources to such management and development activities and to the oversight of its independent contractors who perform such activities from the REOC Qualification Date to and including the Closing Date.

               (vii) Schedule 3.2(g)(vii) sets forth a complete and accurate list of (1) the Articles of Incorporation and Bylaws, and all amendments to each, of Burnham Sleepy Hollow, Inc., the name by which the California corporation that is the corporate predecessor of BPP (hereinafter, the "California REIT") was known at the time of its formation, and all amendments thereto; (2) all material advisory and management agreements entered into by the California REIT or BPP, and the Subsidiaries of each, from and after January 1, 1987 with respect to the assets of the California REIT or BPP, respectively; and (3) the annual reports for the California REIT or BPP, as the case may be, filed with the Commission under the Exchange Act for the years 1987 to 1996, inclusive, each of which accurately describes the business of BPP or, as applicable, its predecessor, the California REIT, and the types and values (by category) of real properties owned and operated by them during the periods referenced in this Section 3.2(q).

          (r) Knowledge Defined.  As used herein, the phrase "to
BPP's knowledge" (or words of similar import) means actual knowledge of those individuals identified in Schedule 3.2(r), without duty of further inquiry, who are all of the individuals who are directors and executive officers of BPP who knew or should know as to the matters referenced herein, and includes any facts, matters or circumstances set forth in any written notice from any Authority or

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

any other material written notice received by BPP or any Subsidiary, and also includes any matter of which Contributors informs BPP in writing prior to the date hereof or to which the BPP acknowledges or agrees.

          (s) Maryland Takeover Law. The terms of Section 3-602 and 3-702 of the Maryland General Corporation Law will not apply to the Contributors or the Existing Partners or any acquisition of Units, Preferred Units and, if applicable, Preferred Stock and Common Stock pursuant to this Agreement or as a result of the exchange, conversion or redemption of Units or Preferred Units pursuant to this Agreement or the Articles Supplementary, or any other transaction contemplated by this Agreement. The resolutions substantially in the form of Schedule 3.2(s) hereto have been adopted by BPP, remain in full force and effect on the date hereof and will not be amended, modified, rescinded or revoked in any manner that would cause such terms to apply to the Contributors or the Existing Partners or any such acquisition.

          (t) Proxy Statement. The proxy statement to be mailed to holders of the Common Stock in connection with the vote of such holders as described in Section 4.20 (the "Proxy Statement") and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by for inclusion or incorporation by reference therein) will not, as of the date the Proxy Statement is first mailed to such holders and as of the time of the meeting of such holders in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the Commission thereunder.

          (u) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and duly present in person or by proxy at a meeting duly called (and with each share of Common Stock entitled to one vote per share) at which a quorum is present is the only vote of the holders of any class or series of Company Stock necessary to approve, for the purposes of the rules of the NYSE or otherwise, the redemption or exchange by the Operating Partnership of Units and Preferred Units for Preferred Stock or Common Stock (as applicable) pursuant to the Operating Partnership Amendment.


          (v) Exemption from Ownership Restrictions. The Board of Directors of BPP (or a special committee designated by BPP's Board of Directors) has adopted the resolutions, in the form of Schedule 3.2(v), exempting the Blackacre from the ownership restrictions under Section 7.2.1(a)(i)(1) of the Company Charter, based upon representations and agreements of Blackacre delivered to BPP in the form attached as Schedule 3.2(v), which resolutions remain in full force and effect on the date hereof and will not be amended, modified, rescinded or revoked without the prior written consent of Blackacre.

          (w) Financial Records; Company Charter and By-laws; Corporate
Records.

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

               (i) The books of account and other financial records of BPP, the Operating Partnership and each of the Subsidiaries are in all respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all respects to the extent required by GAAP in the financial statements included in the Company Reports, except as set forth in
Schedule 3.2(w)(i).

               (ii) BPP has previously delivered or made available to the Contributors true and complete copies of the Company Charter and the by-laws of BPP, as amended to date, the Operating Partnership Agreement, the form of Operating Partnership Amendment and the charter, by-laws, organization documents, partnership agreements and joint venture agreements of the Subsidiaries, and all amendments thereto. All such documents are listed in
Schedule 3.2(w)(ii). A true, complete and correct chart of BPP, the Operating Partnership, and the Subsidiaries showing ownership, voting rights and contractual relationships affecting ownership and voting rights and identifying the general partner of any limited partnership is set forth in
Schedule 3.2(w)(ii).

               (iii) The minute books and other records of corporate or partnership proceedings of BPP, the Operating Partnership and each of the Subsidiaries have been made available to the Contributors, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of BPP's Board of Directors and its Subsidiaries which are corporations and all actions of the partners or members (as the case may be) of the Operating Partnership and Subsidiaries which are partnerships or limited liability company, and all actions of the members of Subsidiaries which are limited liability companies except for documentation of discussions relating to or in connection with the transactions contemplated hereby or matters related thereto, except as set forth in Schedule 3.2(w)(iii).

          (x) First Amendment. Each of the Operating Partnership and BPP hereby represents that, on the date as of which the Operating Partnership Amendment executed and delivered by the Contributors and the other parties thereto is effective, such Operating Partnership Amendment will be the only amendment that has been made to the Operating Partnership Agreement other than amendments that reflect the transfers of assets to the Operating Partnership and its Subsidiaries to implement the UPREIT Transaction or the contribution of assets to the Operating Partnership or its Subsidiaries by third parties on terms that are not adverse to the rights of the Contributors described in this Agreement, copies of which amendments shall be delivered to the Contributors at or prior to the Closing Date.

          (y) Section 704(c) Method. In connection with the transfer of assets to the Operating Partnership by each Contributor, the Operating Partnership shall use the traditional Section 704(c) method with curative allocations limited solely to allocations of gain and an equitable state of ordinary income recapture, if any, recognized by the Operating Partnership upon the sale of such assets to the extent allocations of depreciation (as computed for tax

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

purposes) with respect to such assets to the other Partners have been limited by the "ceiling rule," as described in Regulations Section 1.704-3(c)(iii)(B).

          (z) Section 707 Reporting. Based on the representations of the Contributors contained in Section 1.2 of this Agreement, the Operating Partnership shall (i) report, on its 1997 tax returns as required by Regulations
Section 1.707-8, the payment of the Cash Reimbursement Component to the Contributors as a reimbursement of preformation expenditures that qualifies for the exception to sale treatment described in Treasury Regulation Section 1.707-4(d), and (ii) not to report any of the transactions described in this Agreement pursuant to which the Properties were contributed to the Operating Partnership by the Contributors, or any transfer of redemption consideration to any Existing Partner upon the redemption of Units or Preferred Units, as a sale of all or part of the Properties to the Operating Partnership by the Contributors or as compensation for services rendered by any of the Contributors, the Existing Partners or their affiliates.

          (aa) Disclosure. To BPP's and the Operating Partnership's knowledge, the representations and warranties and the statements and information contained in this Agreement, in the Exhibits and Schedules hereto and in all of the materials delivered by BPP and the Operating Partnership to the Contributors and their counsel, accountants, appraisers and consultants pursuant to this Agreement or in connection with the due diligence investigations conducted by or on behalf of the Contributors in connection with this Agreement, do not contain any untrue statements of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, statements or information not misleading in light of the circumstances under which they were made.

          (bb) Resources. BPP and the Operating Partnership have or will have at the Closing requisite cash, cash equivalents, equity commitments or other sources of financing available to consummate the transactions contemplated hereby.

          (cc) Representations and Warranties of the Contributors and the Existing Partners. To BPP and the Operating Partnership's knowledge, as of the date of this Agreement, the representations, warranties of the Contributors contained in this Agreement and the statements of the Contributors contained in this Agreement and the information contained in this Agreement and the Exhibits and Schedules hereto delivered by the Contributors to BPP and the Operating Partnership do not contain any untrue statements of a material fact and do not otherwise constitute a breach by the Contributors under this Agreement.


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                                  ARTICLE 4

                  AINTENANCE AND OPERATION OF THE PROPERTY;
                              CERTAIN COVENANTS

     4.1 Maintenance and Operation. Through the Closing, the Contributors shall maintain and operate each Property in accordance with the Contributors' past operating policies and procedures and substantially in accordance with the Stabilized Leasing Plan. Prior to the Closing Date, the Contributors shall perform all work and other obligations required to be performed by the landlord under the terms of any applicable Lease to the reasonable satisfaction of the tenant(s) thereunder to the extent such obligations were required to be performed prior to Closing. Until the Closing, the Contributors shall use reasonable efforts to cause all existing personnel on the applicable Property to be maintained in their current employment positions at their current rate of compensation.

     4.2 Insurance. Through the Closing Date, the Contributors shall maintain at their sole cost and expense all insurance coverage in effect on the date of this Agreement as set forth in Exhibit DD.

     4.3 Personal Property. BPP and the Operating Partnership acknowledge that the Contributors shall have the right, from and after the date of this Agreement through the Closing with respect to each Property, to remove or replace items of its Personal Property from time to time in the normal course of operation of such Property. BPP and the Operating Partnership agree that the Contributors may remove items of Personal Property from such Property if such items are obsolete and replaced by Personal Property of equal or greater utility or value. Any such Personal Property removed shall cease to constitute "Personal Property" for all purposes under this Agreement. Any Personal Property replaced pursuant to this Section 4.3 shall, to the extent not thereafter removed in accordance with the terms of this Section 4.3, constitute "Personal Property" for all purposes under this Agreement.

     4.4 Leasing. The provisions of this Section 4.4 only apply to leasing activities conducted prior to the Closing Date. The Contributors shall not enter into any Lease which is inconsistent with the Stabilized Leasing Plan without obtaining BPP's prior written consent thereto. If a Contributor enters into a Lease prior to Closing in accordance with the Stabilized Leasing Plan, the Contributors shall give notice to BPP of such new Lease within two (2) Business Days of entering into such Lease, and in any event prior to the Closing Date. The Contributors shall not amend or extend (other than extensions in accordance with Stabilized Leasing Plan) any Lease, terminate or cancel any Lease, accept a surrender of the tenant's premises under any Lease, or accept any rent from any tenant more than one month in advance of its due date, without in each case obtaining BPP's prior written consent thereto, which consent shall not be unreasonably withheld.


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

     4.5 Operating Agreements. Except as set forth in Section 4.4, the Contributors shall not enter into any contract or other agreement affecting any Property, or any amendment of any contract or agreement, that will be binding on the Operating Partnership, any Property or BPP after Closing, in each case, without BPP's prior written consent in its sole and absolute discretion; PROVIDED, however, that the Contributors shall have the right to enter into design and construction contracts in connection with new Leases and extensions of Leases entered into between the date of this Agreement and the Closing Date, in each case in accordance with the Stabilized Leasing Plan, and all such contracts shall be governed by the provisions of the Post-Closing Leasing Agreement. Nothing herein shall be deemed to limit a Contributor's ability to enter into a contract or agreement which by its own terms shall terminate on or prior to Closing and which shall not create any liability for or be binding on the Operating Partnership, BPP or any Property on or after the Closing Date.
The Contributors shall not modify, amend or terminate any applicable Assigned Contract or other such contract or agreement, without in each case obtaining BPP's prior written consent thereto, which consent shall not be unreasonably withheld, delayed or conditioned.

     4.6 Damage or Destruction; Condemnation. The Contributors shall promptly deliver to BPP written notice of any casualty or taking involving any Property. If all or any part of the Property is damaged and/or destroyed by fire or other casualty prior to the Closing, then subject to the provisions of Section 8.1(iv) the Closing Date nevertheless shall occur as scheduled with respect to such Property notwithstanding such damage or destruction, and the Contributors shall waive all right or interest in all proceeds of insurance payable by reason of such casualty or they shall be credited to the Operating Partnership if previously received by the Contributors. In addition, the Contributors shall be responsible for any cost of repair not covered by such insurance (whether by reason of insurance deductible, uninsured casualty or otherwise). The Contributors' obligations pursuant to the immediately preceding sentence shall survive the Closing.

     If, prior to the Closing Date, an Authority commences any eminent domain or condemnation proceeding to take any portion of a Property or a Contributor enters into an agreement in lieu thereof or becomes aware that any such agreement may be offered, then the Closing Date nevertheless shall occur as scheduled notwithstanding such proceeding, entry or offer, and the Contributors shall waive all right or interest in all awards or payments arising out of such proceedings or agreement or they shall be credited to the Operating Partnership if previously received by the Contributors. The Contributor's obligations pursuant to the immediately preceding sentence shall survive the Closing.

     4.7 Tests and Inspections. BPP shall have the right to enter upon the Properties to conduct tests and inspections as set forth in the Access Agreement. In the event any of the Contributors elect to perform any property level due diligence (including, without limitation, soil sampling and boring) of the Company Properties, BPP shall permit such property level due diligence PROVIDED that the Contributors execute and deliver an access agreement substantially in


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

the form of the Access Agreement (which is for the benefit of BPP and the Operating Partnership).

     4.8 Mortgage Debt. Prior to the Closing, the Contributors will keep all debt service payments and other payments owed in connection with the Mortgage Debt current and will not permit or suffer to exist any monetary or material nonmonetary default under any document evidencing, governing or securing any Mortgage Debt. Any and all debts secured by any Property other than the Mortgage Debt and any and all other liens or judgments filed against the Property (except for the respective Permitted Exceptions shall be satisfied and released of record by the Contributors at or prior to Closing.

     4.9 Disposition of Properties. The Operating Partnership, BPP and their Subsidiaries and Affiliates shall not (a) dispose of or distribute any of the Properties, or (b) distribute any property (other than cash, Units, Preferred Units, Additional Equity Value, or Additional Consideration) to the Contributors or Existing Partners, in each case, prior to the third anniversary of the Closing Date without the express written consent of the Contributors, except in connection with a like-kind exchange under Section 1031 of the Code or other transaction which does not result in recognition of any income or gain by any holders of the Preferred Units or Units issued pursuant to this Agreement (provided that no subsequent transaction results in the recognition of such income or gain within such three year period).

     4.10 Availability of Records. The Contributors agree to cooperate with BPP to obtain any information needed from the Contributors or the Existing Partners to enable BPP and the general partner to file any necessary tax returns. Upon written request of BPP or the Operating Partnership, continuing for a period of two (2) years after the Closing, the Contributors shall (i) make its records pertaining to the period of such Contributor's ownership of the Property available to BPP for inspection, copying and audit by the BPP's designated accountants at BPP's or the Operating Partnership's sole cost and expense, and (ii) cooperate with BPP and the Operating Partnership or to the extent reasonably necessary to obtain any applicable Licenses not in existence on the Closing Date and necessary for the operation of all or any portion of the Property; provided, however, that BPP or the Operating Partnership shall pay all out-of-pocket expenses incurred by the Contributors in connection with any of the foregoing. Without limiting the foregoing and in addition thereto, for the period of time commencing on the date of this Agreement and continuing through the second (2nd) anniversary of the Closing Date, the Contributors shall, from time to time, upon reasonable advance notice from BPP, provide BPP and its designated accountants and employees with access to all financial information in its possession pertaining to the period of each Contributor's ownership in and operation of, as the case may be, each Property, which information is relevant and reasonably necessary, in the opinion of BPP's outside, third party accountants (the "Accountants"), to enable BPP and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the Commission; (b) any other rule issued by the Commission and applicable to BPP; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, BPP; provided, however, that in any such event(s), BPP shall

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

reimburse the Contributors for those third party, out-of-pocket costs and expenses that the Contributors incur in order to comply with the foregoing requirements. The Contributors acknowledge and agree that the following is a representative description of the information and documentation that BPP and the Accountants may require to be provided (to the extent in the Contributors' possession or control as of the date of this Agreement and not turned over to BPP the Operating Partnership at Closing) in order to comply with (a), (b) and
(c) above.

          (a) Applicable Rent Rolls for the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

          (b)  The Contributors' internally-prepared operating statements;

          (c)  Access to applicable Leases.

          (d) The Contributors' budgeted annual and monthly income and expenses, and actual annual and monthly income and expenses;

          (e) Access to Contributors' cash receipt journal(s) and bank statements for the applicable Property;

          (f) The Contributors' general ledger with respect to the applicable Property;

          (g) The Contributors' schedule of expense reimbursements required under applicable Leases in effect on the Closing Date, if one exists;

          (h) The Contributors' schedule, if one exists, of those items of repairs and maintenance performed by, or at the direction of a Contributor, during the Contributor's final fiscal year in which the Contributors owned and operated the Property (the "Final Fiscal Year");

          (i) The Contributors' schedule, if one exists, of those capital improvements and fixed asset additions made by, or at the direction of, the Contributors during the Final Fiscal Year;

          (j) Access to Contributors' invoices with respect to expenditures made during the Final Fiscal Year;

          (k) Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

          (l) If requested by BPP's accountants, a representation letter with respect to the Contributors' period of ownership of the applicable Property, signed by the individual(s) responsible for the Contributors' financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified

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

Public Accountants, which representation letter may be required to assist the Accountants in rendering an opinion on such financial statements.

     4.11 Ongoing Capital and Tenant Improvement Work. The parties acknowledge that Contributors are currently making certain capital improvements to the Properties and constructing tenant improvements pursuant to certain Leases, all as more fully described in Schedule 4.11 (collectively, the "Ongoing Improvements Work"). Prior to and following the Closing, the Contributors shall cause the Ongoing Improvements Work to be completed in accordance with the requirements of any Lease and the plans, specifications and contracts therefor provided to BPP, and otherwise diligently and in a good and workmanlike manner, free and clear of any mechanics', suppliers' or other liens with respect thereto. The maximum allowance which is directly across from the line item of certain items of the work on Schedule 4.11 represents the maximum third party cost obligation of the Contributors for the completion of the such work after December 4, 1997. To the extent a particular line item of such work is completed for less than the specified maximum allowance, the Contributors shall be entitled to the benefits of such cost savings. If the cost of such particular line item exceeds such maximum allowance, the Operating Partnership shall be solely responsible for such excess cost, and the Contributors shall not be responsible to complete the work in question until such time as BPP pays such excess amount. All other items on Schedule 4.11 where the dollar amount has been deleted are to be completed by the Contributors regardless of the cost thereof. The parties agree that the scope of work to be performed for the Ongoing Improvements Work is the scope set forth in the Freeman Group reports which have been previously delivered to BPP as further described in the Contributors' internal spread sheet entitled Capital Improvements, dated December 2, 1997, for each individual center, a copy of which has been furnished to BPP.

     4.12 A. Title. The Contributors shall prior to Closing correct or resolve the following title and survey matters so as to cause them not to be listed as exceptions to title in the Title Policy:

          (a) Any and all material title and survey matters first arising from and after the date of the Preliminary Report as the result of any act or omission by the Contributors; provided, however, that other than with respect to liens voluntarily granted or assumed by any Contributor (which the Contributors shall in any event be obligated to discharge at or prior to Closing), the Contributors shall not be required to expend funds to discharge or otherwise correct or resolve any such title or survey matter with respect to any Property which exceed an amount equal to one percent (1%) of the Valuation with respect to such Property;

          (b) Any and all other title matters set forth in the Preliminary Report or shown on a survey of the Real Property delivered by the Contributors to BPP or obtained by BPP to the extent objected to BPP and which the Contributors have agreed in writing to correct or resolve such objectionable title or survey matter; and


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

          (c)  The matters identified to be cured on Exhibit P.

     B. Survey Matters. In the event the Title Company refuses to issue an ALTA title insurance policy without a survey exception, BPP and the Contributors agree to cooperate with each other to cause the Title Company to issue an ALTA title insurance policy without such survey exception or otherwise resolve the survey issue in a manner reasonably satisfactory to BPP's lenders.

     4.13 Payoff Letters/Discharges on Mortgage Debt. At least five (5) days prior to the anticipated Closing Date, the Contributors shall, to the extent practicable, cause the holders of the Mortgage Debt to provide to the Title Company (with a copy to BPP) (i) to the extent that the Mortgage Debt is held by a bank, insurance company or similar institutional lender, payoff letters stating the amounts required to be paid to such holder to fully satisfy the Mortgage Debt as of the anticipated Closing Date, with per diem amounts for a reasonable period thereafter, or (ii) to the extent that the Mortgage Debt is not held by a bank, insurance company or similar institutional holder, such payoff letters together with discharges of the applicable mortgages and other security documents to be held in escrow by the Title Company pending Closing, and in any event shall deliver such documents and other items as the Title Company may require to issue the Title Policy at Closing free and clear of any mortgages or other encumbrances securing the Mortgage Debt. The Operating Partnership shall cause all of the Mortgage Debt to be fully repaid within two (2) Business Days following the Closing and thereby to be discharged and fully released through closing escrow arrangements with the Title Company reasonably satisfactory to the Contributors. In the event that the Contributors do not obtain the consent of the existing holders of the Mortgage Debt to transfer the Properties subject to the Mortgage Debt, then BPP and the Operating Partnership shall satisfy the Mortgage Debt at Closing.

     4.14 Cooperation Regarding Closing Conditions. The Contributors shall cooperate and shall use reasonable good faith efforts to satisfy any condition to BPP's and the Operating Partnership's obligations hereunder which are within the Contributors' control, but the representations and warranties of the Contributors to BPP shall not be affected or released by BPP's waiver or fulfillment of any condition. BPP and the Operating Partnership shall cooperate and shall use reasonable good faith efforts to satisfy any condition to the Contributor's obligations hereunder, but BPP's and the Operating Partnership's representations and warranties to the Contributors and the Existing Partners shall not be affected or released by the Contributors' waiver or fulfillment of any condition.

     4.15 Articles Supplementary. Following authorization by BPP's Board of Directors, at or before the Closing, BPP shall cause to be duly executed and filed with the State Department of Assessments and Taxation of the State of Maryland, the Articles Supplementary.

     4.16 [Intentionally Omitted]


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

     4.17 Conduct of the Business. Except for transactions contemplated hereby or as disclosed in the Company Reports, during the period from the date hereof to the Closing Date, and except for the following: (a) any financings obtained by BPP in order that BPP may obtain sufficient funds to finance the transactions contemplated hereby, (b) sale of Common Stock up to $120,000,000 at an offering price to the ultimate purchaser not less than $13.75 per share, (c) the UPREIT Transaction and any financings related thereto, (d) the acquisition of real property or interests therein from time to time in exchange for cash and/or the assumption of indebtedness, the Units, or units in downREIT transactions, and the financing of such acquisitions with institutional lenders and (e) the sale of the Company Property located in Gilroy, California, BPP and the Operating Partnership will, except as otherwise consented to or approved by the Contributors in writing or as permitted or required hereby, which consent shall not be unreasonably withheld, conduct the business of BPP, the Operating Partnership and their Subsidiaries and engage in transactions only in the ordinary course.

     4.18 Intentionally Omitted.

     4.19 Notification of Certain Matters. Until the Closing Date, each of the Contributors and BPP and the Operating Partnership shall use its good faith efforts to notify the other parties in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party so to notify the other parties shall not be deemed a breach of this Agreement.

     4.20 Approval of Company Shareholders. BPP shall at its own expense (i) exercise reasonable efforts to advance in time as much as is reasonably practicable the date of, and duly call, its 1998 annual meeting of shareholders, to a date not later than May 12, 1998, (ii) duly submit for approval by the holders of a majority of the Common Stock entitled to vote at such meeting on the issuance by BPP of Common Stock upon the conversion, exchange of redemption of the Preferred Stock and of the Preferred Units and Units, (iii) recommend approval thereof and exercise best efforts to obtain such approval, including, without limitation, retaining a soliciting firm for customary services in connection therewith, and (iv) in the event that such approval is not obtained at said annual meeting, then BPP may, at its sole discretion, convene a special meeting of shareholders for such purpose, PROVIDED that that same shall be called and held in sufficient time to enable BPP to satisfy its obligations set forth in Section 9 of Exhibit C to the Operating Partnership Amendment, but in no event later June 30, 1998. At such special meeting thereof, BPP shall submit such matter for approval by the holders of BPP's Common Stock, recommend approval thereof and exercise best efforts to obtain such approval including, without limitation, retaining a soliciting firm for customary services in connection therewith. In the event that approval of such matters by the holders of a majority of BPP's Common Stock is not obtained BPP and the Operating Partnership shall redeem the shares of Preferred Stock and Preferred Units in such aggregate number (of which 7/12 shall be shares of Preferred Stock and 5/12 shall be Preferred Units) as will result in the aggregate number of

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

shares of Common Stock issuable upon the conversion, exchange or redemption of Preferred Stock and of Preferred Units and Units (issued pursuant to this Agreement) after such redemption not exceeding 19.9% of the number of shares of Common Stock outstanding immediately prior to the Closing hereunder and under the Preferred Stock Purchase Agreement, in accordance with Section 9 of Exhibit C to the Operating Partnership Amendment. BPP and the Contributors agree that if BPP were to fail to comply with its obligations under Section 9 of Exhibit C to the Operating Partnership Amendment, the Contributors would be irreparably injured and that damages would not provide an adequate remedy for such failure and accordingly, under those circumstances, that the Contributors shall be entitled to equitable relief to enforce BPP's obligations under Section 9 of Exhibit C to the Operating Partnership Amendment to comply therewith.

     4.21 REIT Status. From and after the date hereof, BPP will elect to be taxed as a REIT in its federal income tax returns, will comply with all applicable laws, rules and regulations of the Code relating to a REIT, and will not take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes or the failure of the representations in Section 3.2(h) hereof to be true and correct.

     4.22 Payments. Except as otherwise provided below, BPP acknowledges and agrees to pay or reimburse from time to time upon the direction of the Contributors, at and after the Closing, reasonable expenses of the Contributors and third-party transaction costs to the Contributors, up to an aggregate amount equal to $500,000 less any amounts paid to Westbrook Partners, L.L.C. pursuant to Section 6.3 of the Preferred Stock Purchase Agreement, incurred or paid by the Contributors in completing this transaction including, without limitation, any amendment or modification of, or waiver of, the transaction documents (as invoiced by reasonably detailed statements or invoices). Notwithstanding any termination of this Agreement pursuant to Section 8.1 hereof (other than pursuant to clauses (ii) and (iii) thereof, in either event, such payment or reimbursement shall not be required), BPP acknowledges and agrees to make the payments as set forth above. BPP shall be relieved of its obligations set forth in the preceding sentence if the termination of the Agreement results from the Contributors breach of their obligation to consummate the transactions contemplated by this Agreement.

     4.23 First Offer Rights.

          (a) The Existing Partners, as holders of Units or Preferred Units (collectively in such capacity, the "Holders") shall have the rights set forth in this Section 4.23 as the holder of the Units and Preferred Units. The rights set forth herein are in favor of each Holder and its successors and assigns, provided that any exercise procedures to be accomplished hereunder shall be performed by each Holder or its nominee designated in writing to BPP independently of any other Holder and no other Person may accomplish such procedures or seek to exercise the preemptive rights set forth in this Section
4.23.  Absent an express assignment of the rights of a


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Holder under this Section 4.23, no transfer by a Holder of the Units and
Preferred Units or upon redemption or exchange, Preferred Stock or Common Stock shall affect the rights of the Holders hereunder.

          (b) In the case of the proposed issuance by BPP of, or the proposed granting by BPP of shares of, any class of Company Stock, or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Company Stock or any stock or securities convertible into or exchangeable for Company Stock to the public, other than an issuance or sale of Common Stock as contemplated in Section 5(c)(v) of the Articles Supplementary (collectively, the "Offered Securities") other than issuance of interests in the Operating Partnership in connection with acquisitions, mergers, joint ventures and similar transactions, each Holder shall have, at any time and from time to time, the right to purchase such number of the Offered Securities equal to the product of
(i) the ratio of the total number of Units (on an "as redeemed" basis), Preferred Units (on an "as redeemed" basis), Preferred Stock (on "as converted" basis) and Common Stock owned by such Holder at the time such Holder received the BPP Notice (as defined below) to the total number of Units (on an "as converted" basis), Preferred Units (on an "as redeemed" basis), Preferred Stock (on an "as converted" basis) and Common Stock outstanding at the time such Holder receives the BPP Notice, and (ii) the number of Offered Securities. On each occasion that BPP proposes to issue any Offered Securities to the public, BPP shall give to each Holder prior written notice (the "BPP Notice") of its intention, by first class mail, postage prepaid, addressed at its last address as shown by the records of BPP or the Operating Partnership describing the same, the price and the specific terms (or in the context of an offering of Offered Securities, a range of price and terms) upon which BPP proposes to issue the same. Each Holder shall have 15 Business Days (but in the case of a retail "spot" offering, two Business Days so long as BPP has advised the Holders that it is considering effecting such an offering, on the material terms thereof, as promptly as is practical for BPP to do so and in any event not less than 10 days prior to the beginning of such two Business Day period) from the date of the receipt by such Holder of the BPP Notice to deliver a notice (the "Rights Exercise Notice") notifying the Company of such Holder's intention to purchase all or a part of its pro rata share of such Offered Securities in accordance herewith for the price and upon the terms specified by the BPP Notice and at a price or prices no less favorable to such Holder than the price or prices at which such Offered Securities are proposed to be offered for sale to others, less, in the event of any sale other than a public offering, the per unit or share amount of any placement fees or commissions to the extent that the same are not payable by BPP under the terms of any placement agent's or other similar agreement not applicable to such sale, and provided, however, that the purchase of such Offered Securities shall be consummated prior to the later of (i) 30 days after the date of the Rights Exercise Notice and (ii) the date that BPP consummates the issuance of the Offered Securities described in the BPP Notice. If, in connection with any proposed issue of Offered Securities, a Holder fails to exercise in full its rights as set forth in this Section 4.23, then subject to the next following sentence, BPP may sell the unsold Offered Securities at any time within 180 days (90 days in the case of a public offering) thereafter at a price and upon terms no more favorable to the purchasers thereof than


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specified in the BPP Notice; PROVIDED, that BPP shall not sell or grant, or permit conversion under, any Offered Securities after such 180-day period (or 90-day period in the case of a public offering) without renewed compliance with this Section 4.23; provided, further, that in the case of a widely distributed underwritten public offering of Offered Securities, if in the good faith opinion of BPP and the underwriter, such renewed compliance by BPP with the procedural requirements hereunder (i.e., timing of notices, etc.) would otherwise materially impede the consummation of such public offering, the parties agree to take such further action as may be reasonably necessary to effectuate such offering while preserving each Holder's substantive rights hereunder. Each Rights Exercise Notice delivered by a Holder to BPP hereunder shall be irrevocable and binding on such Holder.

          (c) The provisions of this Section 4.23 shall not apply to (i) any shares of any class of the Company Stock or convertible securities, issuable upon the redemption or exchange of the Units or Preferred Units issued pursuant to this Agreement or Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement, (ii) any options to purchase shares of Company Stock (determined at the time of the grant of such options) at an exercise price not less than the fair market value of such shares on the date of the grant issued from time to time to employees, consultants or directors as compensation or incentives for services rendered to BPP or the Operating Partnership, whether under BPP's amended Stock Option and Incentive Plan or any successor thereto and
(iii) any other issuance or sale of Common Stock as contemplated by clause (i) of the parenthetical of the first sentence of Section 5(e)(v) of the Articles Supplementary.

          (d) Notwithstanding the foregoing, if and to the extent that a Holder is prevented or prohibited from the exercise in full or in part of its rights to purchase any Offered Securities under this Section 4.23 due to restrictions on the ownership by a Holder (or any group of holders with which such Holder may be affiliated or may be deemed to be affiliated) of any thereof, whether under applicable Maryland law, or the charter or the bylaws of BPP, as amended, or by reason of restrictions applicable for purposes of the BPP's continued qualification as a REIT for purposes of the Code (the "Exercise Restriction"), such number of Offered Securities required to be purchased pursuant to such preemptive right shall automatically be reduced to such amount as to not exceed the Exercise Restriction, and such Holder, from time to time thereafter may exercise such right up to an aggregate number of Offered Securities as is equal to such reduction, subject always to the restrictions as aforesaid.

          (e) The rights of the Holders set forth in this Section 4.23 shall commence on the date hereof and shall expire on that date when the Holders no longer own 250,000 or more Preferred Units and/or shares of Preferred Stock, except as to purchases as to which Holders may make on a deferred basis under
Section 4.23(d) which shall continue without time restriction.


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


    4.24  Board of Directors.

          (a) To the extent that Westbrook Partners, L.L.C. no longer has the "Nomination Rights" available to it under Section 6.5 of the Preferred Stock Purchase Agreement, pursuant to the standards and procedures set forth in
Section 4.24(b), the Contributors shall, from time to time when there exists a vacancy on BPP's Board of Directors with respect to a seat occupied or to be occupied by the Preferred Stock nominee, but not less often than annually, propose a person for nomination and election to BPP's Board of Directors (the "Nomination Right"). Such member shall have a seat on a committee of BPP's Board of Directors, as determined by BPP's Board of Directors, and thereafter, as determined by the BPP's Board of Directors. If the Contributors are entitled to the Nomination Right, and if a vacancy on BPP's Board of Directors should exist prior to the date of the next annual meeting, a nominee proposed by the Contributors approved by the nominations committee (or other committee with appropriate authority of BPP's Board of Directors), will be appointed to such vacancy in lieu of waiting until the next annual meeting. The Nomination Right will no longer be available to the Contributors on the earlier to occur of: (a) the date on which the Holders' ownership of Preferred Units (on an "as redeemed" basis) and Preferred Stock (on an "as converted" basis) considered in the aggregate, decreases to below 30% of the aggregate number of shares of Preferred Stock then outstanding (on an "as converted" basis), together with the number of Preferred Units then outstanding (on an "as converted" basis) and Preferred Stock (on an "as converted" basis) considered in the aggregate, decreases to below 30% of the number of shares of Preferred Stock then outstanding (on an "as converted" basis), together with the number of Preferred Units then outstanding (on an "as converted" basis); and (b) the date on which (i) the Holders' ownership of Preferred Units (on an "as redeemed" basis) and Preferred Stock (on an "as converted" basis), decreases to below 50% of the number of Preferred Units (on an "as redeemed" basis) issued pursuant to this Agreement and (ii) the Holders' ownership of Units (on an "as redeemed" basis), Preferred Units (on an "as redeemed" basis) and shares of Preferred Stock (on an "as-converted" basis), considered in the aggregate, is less than 2% of outstanding shares of the Common Stock on a fully-diluted basis and (c) the Current Market Price of the Common Stock relative to the Base Price (as such term is defined in the Articles Supplementary) has achieved or exceeded 7% per annum price increases from a price of $14.38 per share of Common Stock, measured from the Closing Date to the date of determination of whether the Nomination Right has terminated, and (d) a publicly underwritten, widely distributed offering (one in which at least 50% of the shares sold are distributed to retail purchasers) of Preferred Stock. Blackacre Capital Group, L.P. will be permitted to have representatives attend BPP's Board of Directors and significant committee meetings, except executive sessions of the BPP's Board of Directors or the committees until the later of the Nomination Right (assuming it is activated) terminates or until no Units, Preferred Units, or shares of Preferred Stock remain outstanding.

          (b) All nominees proposed by the Contributors under paragraph (a) of this Section 4.23 shall be of such character, and shall have such educational background, experience and knowledge of complex financial and management issues and matters as to be qualified, and shall otherwise be suitable, for membership on a board of directors of a publicly held company engaged in real estate investment. Except as hereinafter provided, the nomination committee (or any other committee with appropriate authority) of BPP's Board of Directors shall have the right in its discretion to reject any such nominee, provided that it so notifies the Contributors within 20 days after the Contributors propose such nominee. In the event committee (or such other committee) rejects a nominee, the Contributors shall have the right to propose three alternate candidates meeting the criteria set forth in this paragraph, one of which shall be approved by the nomination committee (or such other committee of BPP's Board of Directors) as promptly as practicable.

          (c) BPP's obligation under this Section 4.24 shall be subject to the performance by the directors of BPP of their duties in compliance with Maryland law.

    4.25 Retained Property. Notwithstanding anything contained in this Agreement to the contrary, it is expressly acknowledged by BPP and the Operating Partnership that the following properties (the "Retained Properties") shall be excluded from the conveyance of Properties described herein: (i) 133,744 square feet of land located at Ralph's Center, Redondo Beach, California, as shown on Exhibit EE-1, and (ii) the Appleby's pad site located at Westminister Center, Westminister, California as shown on Exhibit EE-2. In the event a formal subdivision of the Retained Properties is not completed by Closing, the Contributors and the Operating Partnership shall apportion the real estate taxes between the Retained Properties and the balance of each of such shopping centers being conveyed pursuant to this Agreement. The Contributors shall use best efforts to complete such subdivision as promptly as practicable at Contributors' sole cost and expense, and the Operating Partnership agrees to cooperate with the Contributors in connection with completing the subdivision, including without limitation, executing and delivering confirmatory deeds and municipal applications for the formal subdivision of the Retained Properties. Until such time as the subdivision of the Retained Properties is finalized, the Operating Partnership shall act as the Contributor's nominee and any conveyance of the Retained Properties to the Contributors shall be for no consideration other than reimbursement of any reasonable out-of-pocket expenses incurred by the Operating Partnership in connection with such conveyance. If either of the Retained Properties cannot be legally subdivided within 18 months of Closing, the Operating Partnership agrees to ground lease the Retained Properties, subject only to encumbrances existing as of the Closing Date (other than the Mortgage
Debt), to the Applicable Contributor for nominal consideration (i.e. $1 per year) on a form of ground lease reasonably acceptable to the Contributors. The Contributors expressly acknowledge and agree that the Operating Partnership shall have the right to encumber the Retained Properties at or following the Closing with secured financing encumbering the respective shopping center of which the Retained Property forms a part; PROVIDED, HOWEVER, the Operating Partnership shall have the express right to release such Retained Property without the requirement of repaying a portion of the debt and notwithstanding the occurrence of a default on the secured loan in question.

    4.26 Post-Closing Delivery of Schedules and Exhibits. The Contributors shall deliver to the Operating Partnership, within thirty (30) days after the Closing Date, (a) a Schedule showing the tax basis as of the Closing Date of each Contributor in the Property(ies) contributed by it to the Operating Partnership and (b) revised Exhibit A-1 to the Operating Partnership Amendment that correct any errors in the apportionment of Units, Preferred Units and the Cash Reimbursement Component among the Existing Partners in light of closing adjustments made after the date of this Agreement among the Existing Partners, and BPP and the Operating Partnership shall have the right to conclusively rely on such revised Exhibit A-1.

    4.27 Operating Partnership Preferred Units. BPP and the Contributors agree that, for so long as shares of Preferred Stock are outstanding, BPP (i) shall own and hold the number of Preferred Units on behalf of the holders of Preferred Stock in an amount equal to the number of shares of Preferred Stock issued and outstanding and having in all material respects the same liquidation and distribution preferences with respect to the Operating Partnership as Preferred Stock has with respect to BPP, which distribution and preferences shall be applied exclusively to the satisfaction of the rights of the holders of the Preferred Stock , (ii) shall receive, hold and pay over to such holders the proceeds of such Preferred Units, and (iii) shall act solely at the direction of the holders of a majority of the Company Preferred Stock in exercising any right or taking any action requested to be taken by it in its capacity as a holder of the Preferred Units.

    4.28 Company Rent Roll. BPP agrees to update the Company Rent Roll not more than five (5) Business Days prior to the Closing Date.

    4.29 Changes to Existing Partners and Allocation of Contribution Consideration. The Contributors shall have the right, by giving notice to the Operating Partnership at least five (5) prior to the Closing Date, to change the identity of any of the Existing Partners (for example, because BSMC and BSMC II may have contributed their interests in HPBA or HPBA II to another entity and cause such entity to be designated as an Existing Partner in lieu of BSMC and BSMC II) or the apportionment of Contribution Consideration or rights to receive Additional Equity Value or Additional Consideration among the then Existing Partners. To the extent Exhibits A-1 or A-2 have not been completed on or before the date this Agreement is executed and delivered, the Contributors shall have the right to provide such Schedules to the Operating Partnership not less than two (2) Business Days prior to the Closing Date (upon which BPP and the Operating Partnership shall conclusively rely).

    4.30 Westbrook Registration Rights Agreement. Without the approval of the Existing Partners, BPP will not make or permit to occur any amendment to the Westbrook Registration Rights Agreement or the Operating Partnership Agreement, nor waive or fail to observe in any material respect any provisions thereof, if the effect thereof could adversely affect the rights of any Existing Partner or other Person under the Registration Rights Agreement and BPP will afford such Person the opportunity to obtain a similar benefit resulting from any amendment or waiver of, or failure to observe, any material provisions of such Agreement.


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


    4.31 REOC Status. BPP shall conduct its business in such fashion that the representations made in Section 3.2(q) of this Agreement remain true and correct after the Closing Date. BPP covenants and warrants that it will comply with all requirements, and take all actions and cause it subsidiaries to take all actions necessary, to maintain its status as a "real estate operating company" as such term is defined in 29 C.F.R. Section 2510.3-101. Specifically, but without limitation, BPP covenants that it has or it will establish an "annual valuation period", which will be an annual period of no more than 90 days that will begin no later than the anniversary of the REOC Qualification Date, and that on at least one day within each annual valuation period, BPP will maintain the investment of at least 50 percent of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, in real estate which is under active development or management by BPP as described above. BPP also covenants to devote substantial resources to the management of the real estate it owns, and continuously to remain actively engaged in the management or development of real estate in the ordinary course of its business. BPP agrees to cooperate with the Contributors and to furnish such additional information as may be reasonably requested by the Contributors to evidence the actions indicated above.

    4.32 80% Ownership Condition. To the extent that as of the effective time of the Closing the Operating Partnership and its Subsidiaries do not have legal or beneficial ownership of at least 80% of the then value of the assets of BPP (other than its interest in the Operating Partnership) and its Subsidiaries (including the Operating Partnership) immediately prior to the effective time of Closing (the "80% Ownership Condition"), BPP shall use its best efforts to satisfy the 80% Ownership Condition on or before December 31, 1998, including repaying or refinancing any BPP Mortgage Debt (as defined in Section 7.5.A of the Operating Partnership Agreement) if necessary to obtain (or to avoid the need to obtain) any consent required to make the transfers necessary to satisfy the 80% Ownership Condition on or before December 31, 1998. The parties hereto acknowledge their intent that all transfers of legal or beneficial interests in property that are necessary to satisfy the 80% Ownership Condition shall be deemed to have occurred prior to the effective time of the Closing and, consistent therewith, will treat any such transfers of property that are delayed because of third party consent requirements and that occur on or before December 31, 1998 as having occurred immediately prior to the effective time of the Closing for purposes of computing distributions to the Partners and filing the parties' tax returns.

    4.33 Board of Directors Resolutions. The resolutions of BPP's board of directors referenced in Sections 3.2(s) and 3.2(v) will not be amended, modified, rescinded or revoked in contravention of the last sentences of Sections 3.2(s) and 3.2(v).


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


                                  ARTICLE 5

                             CLOSING ADJUSTMENTS

    5.1 Taxes, Assessments and Utilities. All real estate taxes, charges and assessments (including betterment and other special assessments) affecting each Property and all charges for water, sewer, electricity, gas, telephone and all other utilities with respect to each Property, shall be apportioned on a per diem basis between the Operating Partnership and the Contributors as provided below. General real estate taxes with respect to each Property payable for the year in which the Closing occurs and any amounts prepaid to any Authority, including by way of example but without limitation, prepaid license and annual permit and inspection fees, if any, shall be prorated by the Contributors and the Operating Partnership as of the Closing Date. The Contributors shall cause all the applicable utility meters to be read on the Closing Date and will be responsible for the cost of all utilities used prior to the Closing Date, except to the extent such utility charges are billed to and paid by tenants directly. If the Closing shall occur before a new real estate or personal property tax rate is fixed, the apportionment of taxes at the Closing shall be based upon the old tax rate for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed and any discrepancy resulting from such recomputation or any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed by the other party, as the case may be. If any prorations under this Section cannot be calculated finally on the Closing Date, then they shall be estimated at the Closing and calculated finally as soon after the Closing Date as feasible. The parties' obligations under this Section shall survive the Closing.

    5.2 Rent. Except for delinquent rent, all rent under the applicable Leases and other income attributable to any Property shall be apportioned on a per diem basis as of midnight on the date immediately preceding the Closing Date. Payments received by the Operating Partnership from tenants of the Property prior to the date which is six (6) months after the Closing Date with respect to a Property shall be applied first to rents then due for any period following Closing from such tenant and any excess then delivered to the Contributors to the extent of such tenant's delinquent rent as of the time of apportionment. Any amounts received by the Contributors on account of rent or other income accruing from and after the Closing Date with respect to any Property shall be turned over to the Operating Partnership for application in accordance with the terms of this Section.

    5.3   Common Area Reimbursement Adjustment.

          (a) Within a reasonable period of time following the Closing and periodically thereafter, Contributors shall prepare and deliver to the Operating Partnership a Schedule demonstrating the computation of the common area maintenance charges and other expense reimbursements payable by the tenants of the Properties for calendar year 1997 and showing the estimated payments made by all tenants with respect thereto. BPP shall cooperate with Contributors to assist in preparing such Schedule.

          (b) Upon a determination of the actual amount of common area maintenance charges and other expense reimbursements as provided in Section 5.3(a) above, the Contributors shall remit to the tenants, or the Contributors shall have the right to cause the Operating Partnership to demand payment from the tenants, as the case may be, of an amount equal to the difference between
(x) the estimated common area maintenance charges and other expense reimbursements paid by tenants and the actual common area maintenance charges and other expense reimbursements for calendar year 1997. Any such amounts received by BPP shall be received by BPP or the Operating Partnership as agent, and in trust, for the Contributors and shall be paid over to the Contributors. In the event the Closing is delayed to 1998 the Operating Partnership agrees to perform a final reconciliation at the end of 1998 and the Operating Partnership and the Contributors shall apportion any amounts either owed to tenants or owed by tenants to the Operating Partnership, as landlord, and the Contributors shall thereafter pay to the Operating Partnership its share of any amounts owed to tenants and the Operating Partnership shall pay to the Contributors their share of any amounts so owed by tenants when received. The Contributors' share of any such amount shall be calculated as the total amount to be paid either to tenants or received from tenants multiplied by a fraction which is the total number of days Contributors owned the Properties in 1998 divided by 365. BPP and Contributors shall remit amounts owed to the other party within ten (10) days of the final reconciliation of common area maintenance charges and other expense reimbursements.

    5.4 Payments on Permitted Exceptions. Payments under the Permitted Exceptions shall be apportioned on a per diem basis as of midnight on the date immediately preceding the Closing Date. Such payments accruing prior to the Closing Date shall be deemed to be the responsibility of the Applicable Contributors, and, subject to the terms of this Agreement, any such payments accruing on or after such Closing Date shall be deemed to be an expense of the Operating Partnership.

    5.5 Operating Agreement Payments and Other Expenses. Payments under all Contracts and for each Property's operating maintenance expenses shall be apportioned on a per diem basis as of midnight on the date immediately preceding the Closing Date to the extent possible. All such expenses accruing prior to such Closing Date shall be deemed to be the responsibility of the Contributors and all such expenses accruing as of the Closing Date and thereafter shall be expenses of the Operating Partnership. If final bills are not available as of Closing, amounts to be prorated under this Section shall be prorated on the basis of the most current bills then available and promptly re-prorated on receipt of final bills.

    5.6 Partners' Consents. All costs and expenses of obtaining any required Partners' Consents shall be the responsibility of the applicable Contributors. BPP shall be responsible for


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
any required filings for any securities laws in connection with the Partners' Consents, and the cost thereof shall be paid 50% by each of BPP and the Contributors.

    5.7 Post-Closing Audit. The parties agree to apportion all prorations made under this Article as of December 31, 1997 regardless of the actual date of Closing. Within sixty (60) days after the Closing Date, the Operating Partnership and the Contributors shall conduct a post-Closing reconciliation to determine the actual prorations as of the actual Closing Date made under this Article (the "Post-Closing Reconciliation"). Any party owing another party a sum of money based on post-Closing prorations required under this Article or the Post-Closing Reconciliation shall promptly pay such sum to the other party, together with interest thereon at the Reference Rate commencing ten (10) days after delivery of a bill therefor if not paid within such ten (10) day period.

    5.8 Survival. The parties' obligations under this Article 5 shall survive Closing.


                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

    6.1 Breakup Fee. If the Contributors willfully default in their obligations to contribute the Properties to the Operating Partnership or if BPP and the Operating Partnership willfully default in their obligation to accept such contribution and to issue the Contribution Consideration therefor, then the nondefaulting party shall have the right to terminate its obligation to consummate the transactions contemplated by this Agreement by delivery of notice thereof to the other party, whereupon the Deposit shall be returned to BPP and the defaulting party shall within fifteen (15) days of such termination pay to the nondefaulting party Fifteen Million Dollars ($15,000,000) (the "Breakup Damages Amount") as liquidated damages for such default.

    6.2 Deposit. Within five (5) Business Days of the Date of this Agreement, BPP shall deposit with the Title Company the amount of $25,000.00 (together with all interest, if any, earned thereon, the "Deposit"). The Deposit shall be held by the Title Company in an interest bearing account designated by BPP. Upon Closing or termination of this Agreement pursuant to Section 6.1, BPP shall be entitled to return of the Deposit .

    6.3 BREAKUP DAMAGES AMOUNT AS LIQUIDATED DAMAGES. THE PARTIES HEREBY AGREE THAT THEY SHALL NOT BE ENTITLED TO ACTUAL DAMAGES PURSUANT TO THE TERMS OF THIS AGREEMENT IN THE EVENT OF A WILLFUL DEFAULT ENTITLING THE OTHER PARTY TO THE BREAKUP DAMAGES AMOUNT AS SET FORTH IN SECTION 6.1, AND THAT IN SUCH EVENT IT SHALL ONLY BE ENTITLED TO THE BREAKUP DAMAGES AMOUNT, AS

DESCRIBED ABOVE IN THIS ARTICLE. THE PARTIES AGREE THAT IT IS DIFFICULT OR IMPOSSIBLE TO CALCULATE WHAT ITS ACTUAL DAMAGES WOULD BE IN THE EVENT OF ANY SUCH WILLFUL DEFAULT AND AGREE THAT THE BREAKUP DAMAGES AMOUNT IS A REASONABLE ESTIMATION THEREOF. THEREFORE, BY PLACING ITS INITIALS BELOW, THE PARTIES ACKNOWLEDGES THAT ITS RIGHT TO THE BREAKUP DAMAGES AMOUNT SHALL CONSTITUTE LIQUIDATED DAMAGES AND ITS SOLE RIGHT AND REMEDY IN CONNECTION WITH THIS AGREEMENT IN THE EVENT OF SUCH A WILLFUL DEFAULT. NOTWITHSTANDING THE FOREGOING, NEITHER THIS PARAGRAPH NOR SECTION 6.1 SHALL LIMIT A PARTY'S RIGHTS WITH RESPECT TO A DEFAULT OR BREACH OCCURRING AFTER CLOSING OR WITH RESPECT TO ANY OTHER DEFAULT.

INITIALS: CONTRIBUTORS             BPP AND OPERATING PARTNERSHIP

     -----------------------   -----------------------


                                   ARTICLE 7

                                INDEMNIFICATION

    7.1   By the Contributors and Existing Partners.

          (a) Subject to the limitations provided below, from and after the Closing Date, the Existing Partners agree to indemnify, defend and hold harmless the BPP Indemnified Parties from and against all Losses which are incurred or suffered by any of them (A) arising out of or by reason of the breach of any of the representations or warranties of the Contributors set forth in this Agreement, (B) arising out of or by reason of any liability or obligation relating to any Property arising or occurring prior to Closing that has not been expressly assumed by BPP or the Operating Partnership pursuant to this Agreement or any Related Agreement, (C) arising out of or by reason of the failure of the Contributors to perform or comply, in whole or in part, with any of the covenants or agreements contained herein or in any Related Agreement to be performed or complied with by the Contributors including, without limitation, under or pursuant to any Contributors Estoppel, Contributors Ground Lessor Estoppel, Contributors REA Estoppel, any other estoppel certificate delivered by the Contributors pursuant to this Agreement, any Master Lease, or any other indemnity obligation of the Contributors or the Existing Partners expressly set forth in this Agreement or in any of the Related Agreements, (D) arising from any brokerage commission or similar compensation payable in respect of any of the Leases entered into prior to the Closing Date, (E) all tenant improvements, tenant concessions (including, without limitation, moving allowances, takeover fees and other similar tenant inducements) and other improvements required to be furnished, constructed or installed or paid for by the landlord under each Lease entered into prior to the Closing Date (including by any predecessor of a Contributor as landlord under such Lease), (F) arising with respect to any labor performed or materials furnished to or for the benefit of a Property prior to the Closing, (G) subject to the limitations set forth in
Section 4.11, arising out of the Contributors' performance of, or failure to fully perform, the Ongoing Improvements Work, (H) arising out of BPP's and the Operating Partnership's reliance on Exhibits A-1 and A-2 and any supplements or amendments thereto (I) arising out of the failure to obtain any of the consents or waivers set forth on Schedule 3.1(b) provided that any Losses shall be limited to the positive difference, if any, between the value of the Contribution Consideration paid to the Existing Partners for the applicable Property (as set forth on Exhibit A to the Operating Partnership Agreement) and the purchase price actually received by BPP or the Operating Partnership for such Property pursuant to the exercise of the applicable right of first refusal plus all legal fees and transfer taxes and other transactions costs incurred by them and attributable to the applicable Property sale, (J) arising out of the Contributors' failure to pay the Additional NOI Lease Expenses in circumstances where the Contributors have leased the Identified Space pursuant to the Post-Closing Leasing Agreement, and (K) arising from the Operating Partnership acting as nominee for the Contributors with respect to the Retained Properties provided such Losses did not result from the gross negligence or willful misconduct of the Operating Partnership.

          (b) Notwithstanding anything to the contrary contained herein or in any Related Agreement or in any Contributor Estoppel delivered pursuant to the Agreement, (i) the liability of the Existing Partners hereunder shall not be joint but rather shall be several, with each Existing Partner being liable for a pro rata portion of each claim for which the Existing Partners are liable under this Article 7, which pro rata portion shall be based on the proportion to which the Contribution Consideration received by an Existing Partner as of the date the claim is made bears to the aggregate Contribution Consideration paid to the Existing Partners as of such same date and (ii) except as set forth in the following sentence, recourse against any individual Existing Partner for the payment of any amount due hereunder shall be limited to an amount equal to the product of (A) $15,000,000 and (B) a fraction, the numerator of which is the amount of Contribution Consideration received by such Existing Partner and the denominator of which is the aggregate amount of Contribution Consideration received by all the Existing Partners. The limitation set forth in Clause (ii) above shall not apply to liability in respect of any Master Lease, Payment Estoppel delivered by the Contributors, or the matters decided in clauses (E),
(G), (H), (I), (J) and (K) of Section 7.1(a).

          (c) Notwithstanding the preceding, the BPP Indemnified Parties shall not be entitled to any recovery unless a claim for indemnification is made in accordance with Section 7.3 and within the time period of survival set forth in
Section 7.5 and the person seeking indemnification complies with the procedures set forth in Section 7.3.


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          (d)  The Existing Partners shall have no liability (for
indemnification or otherwise) with respect to the matters described in clause
(A) of Section 7.1(a) until the total of all Losses with respect thereto exceeds $1,000,000, and after the total of such Losses so exceeds $1,000,000, the Existing Partners shall be liable for only those Losses in excess of $1,000,000. The Existing Partners shall have no liability (for indemnification or otherwise) under is Agreement, or any Related Agreement or any Contributor estoppel delivered pursuant to this Agreement in an amount greater than $15,000,000. The limitations on liability set forth in this Section 7.1 shall not apply to any Losses resulting from any acts of fraud, or (ii) any Losses in respect of any Master Lease, Payment Estoppel delivered by the Contributors, or the matters described in Clauses (E), (G), (H), (I), (J) and (K) of Section 7.1(a).

    7.2   By the Operating Partnership and BPP.

          (a) Subject to the limitation provided below, from and after the Closing Date BPP and the Operating Partnership shall indemnify and hold the Contributors harmless from and against any and all Losses incurred by the Contributors (A) arising out of or by reason of the breach of any of the representations or warranties of BPP or the Operating Partnership under Sections 3.2(j) and 3.2(k), (B) arising out of or by reason of the breach of any of the other representations or warranties of BPP or Operating Partnership, (C) arising out of or by reason of the failure to perform or comply in whole or in part, with any of the covenants or agreements contained herein or in any Related Agreement to be performed or complied with by BPP or the Operating Partnership,
(D) arising out of or by reason of any liability or obligation relating to any Property arising or occurring following Closing during BPP's, the Operating Partnership's or any Subsidiary's period of ownership of the Property except to the extent that the Contributors or Existing Partners have expressly agreed to be responsible for such liability or perform such obligation pursuant to this Agreement or any Related Agreement, (E) BPP's or the Operating Partnership's failure to pay to DLJ the DLJ Fee or (F) resulting from the following actions or inactions of BPP and the Operating Partnership with respect to the Retained
Properties: (i) encumbering the Retained Properties (other than the debt which by its terms can be released without cost), (ii) the discharge of Hazardous Substances on or otherwise affecting the Retained Properties by the Operating Partnership or BPP or (iii) the failure to maintain reasonable amounts of general liability insurance covering the Retained Properties.

          (b) Notwithstanding the preceding, the Contributors and the Existing Partners shall not be entitled to any recovery unless a claim for indemnification is made in accordance with Section 7.3 and within the time period of survival set forth in Section 7.5 and the person seeking indemnification complies with the procedures set forth in Section 7.3.

          (c) Neither BPP nor the Operating Partnership shall have any liability (for indemnification or otherwise) with respect to the matters described in clause (A) of Section 7.2(a) until the total of all Losses incurred by the Contributors or the Existing Partners with respect thereto, exceeds $1,250,000, and after the total of such Losses so exceeds $1,250,000,

BPP and the Operating Partnership shall be liable for only those Losses incurred
by the Contributors and the Existing Partners in excess of $1,250,000.   Neither
BPP nor the Operating Partnership shall have any liability (for indemnification or otherwise) with respect to the matters described in clause (B) of Section 7.2(a) until the total of all Losses incurred by the Contributors and the Existing Partners with respect hereto exceeds $1,250,000, and after the total of such Losses so exceeds $1,250,000, BPP and the Operating Partnership shall be liable only for those Losses in excess of $1,250,000. The limitations on liability set forth in this Section 7.2(c) shall not apply to any Losses resulting from any acts of fraud.

    7.3   Indemnification Procedure.

          (a) In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article 7, the party seeking to be indemnified hereunder (the "Indemnitee") shall assert a claim for indemnification by written notice (a "Notice") to the party from whom indemnification is sought (the "Indemnitor") stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within 30 days of the filing of any such claim against the Indemnitee or the determination by Indemnitee that a claim will ripen into a claim for which indemnification will be sought, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee except to the extent that the Indemnitor is prejudiced thereby and then only to the extent of such prejudice.

          (b) The Indemnitee shall provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

          (c) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (x) to conduct any proceedings or negotiations in connection therewith, (y) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not, without the consent of the Indemnitee, settle any such claim unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee and (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor) and (z) to employ counsel, which counsel shall be reasonably acceptable to the Indemnitee, to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim; PROVIDED, HOWEVER, that if the defendants in any such action or claim include both the Indemnitee and the Indemnitor and the Indemnitee shall have reasonably concluded that representation by the same counsel creates a conflict of interest, the Indemnitee


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
shall be entitled to be represented by separate counsel at the Indemnitor's expense; PROVIDED FURTHER, HOWEVER, that such action or claim shall not be settled without the Indemnitor's consent. The Indemnitor shall, within 30 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim (or if earlier, the expiration of such 30 day period), the Indemnitee shall take reasonable steps to defend (but may not settle) such claim. If the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within 30 days after receipt of the Notice of the Indemnitor's election to defend such claim, the Indemnitee shall assume the exclusive right to defend against such claim (provided that the Indemnitee shall not settle such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed, and which shall be granted unless the Indemnitor provides the Indemnitee in writing specific reasons for its disapproval of the proposed settlement within 15 days of its receipt of all of the material aspects of the proposed settlement.). The expenses of all proceedings, contests or lawsuits in respect of the claims described in the preceding sentence shall be borne by the Indemnitor but only if the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim and, if applicable, only as required within the limitations set forth in Section 7.1 or Section 7.2 as the case may be. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith.

          (d) In the case of a claim for indemnification made under Section 7.1 or 7.2, (i) if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of the third party claim, then within ten days after the occurrence of a final non-appealable determination with respect to such third party claim (or sooner if required by such determination), the Indemnitor shall pay the Indemnitee (or sooner if required by such determination), in immediately available funds, the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof) and (ii) in the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, if (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee against such Losses, the Indemnitor shall within ten days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount pay to the Indemnitee, in immediately available funds, the amount of such Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof).

          (e) At the election of the Existing Partners, any amounts payable by the Existing Partners pursuant to this Article 7 may be paid in any combination of cash, Units, Preferred Units, BPP Preferred Stock and BPP Common Stock held by the Existing Partners. For purposes of this Section 7.3(d), any Preferred Units and Preferred Stock shall be valued at an amount equal to the product of the Common Exchange Rate and the Current Market Price determined as of the date immediately prior to the date on which the payment is made. Any Units and BPP Common


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Stock shall be valued at an amount equal to the Current Market Price determined as of the date immediately prior to the date on which the payment is made.

    7.4 Cooperation in Defense. Each party indemnified under any indemnity contained in this Agreement shall cooperate in all reasonable respects in the defense of the third-party claim pursuant to which the indemnifying party is alleged to have liability.

    7.5 Survival. This Article 7 shall survive Closing or the termination of the parties' obligations to consummate the transactions contemplated by this Agreement. Subject to the terms of this Section below, (i) all representations and warranties of the Contributors contained in this Agreement (other than those contained in Section 9.1 which shall survive Closing for a period of 60 days after the expiration date of the applicable statute of limitations), and all covenants and agreements to be complied with prior to the Closing Date shall survive the Closing until that date which is eighteen (18) months after the Closing and (ii) all representations and warranties of BPP and the Operating Partnership (other than those contained in Sections 3.2(j) and 3.2(k) which shall survive the Closing for a period of eighteen (18) months after the Closing
Date), and all covenants and agreements to be complied with prior to the Closing Date shall survive Closing until that date which is sixty days after the expiration of the applicable statute of limitations; provided, however, that, if a written notice asserting a claim for breach of any such representation or warranty or covenant or agreement or a claim for indemnification under
Section 7.3 shall have been given to the indemnifying party prior to the expiration of such representation or warranty or covenant or agreement or claim under Section 7.3, as the case may be, such representation and warranty and any right to indemnification for breach thereof, shall survive, to the extent of such claim only, until such claim is resolved. All covenants and agreements of the parties to be performed and complied with after the Closing Date shall survive indefinitely. No representation or warranty which is untrue as a result of judicially determined fraud by the party making it shall terminate, but shall survive indefinitely.

    7.6   Interest.  The indemnity against Losses pursuant to Section 7.1 and
Section 7.2 shall also include interest on cash disbursements in respect thereof at an annual rate of interest equal to the prime lending rate of Bank of America in effect from time to time plus 2% (the "Reference Rate"), based on actual days elapsed from the later of the date a valid claim is made hereunder or the date of such disbursement until the date the applicable party is fully reimbursed therefor.

    7.7 Exclusivity. From and after the Closing Date, the rights and remedies provided in this Article 7 shall be the exclusive rights and remedies, contractual or otherwise, of the Indemnitees with respect to any Losses, or any other claim for breach of the Agreement and all other remedies, if any, hereunder other than remedies in equity are hereby waived.

    7.8 Mutual Pursuit of Claims. In the event of a claim by the Contributors (which terms shall include their Affiliates for purposes of this Section 7.8) under Section 7.2 of this


                                      96
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Agreement with respect to a representation or warranty of BPP and the Operating
Partnership under Section 3.2 hereof, Contributors will, prior to asserting such claim, first advise Buyer under the Preferred Stock Purchase Agreement ("Westbrook") of its intention to do so and will request that Westbrook advise Blackacre of whether it wishes to pursue such claim under the Preferred Stock Purchase Agreement based on the representations and warranties of BPP established thereunder. If Westbrook does not so advise the Contributors that it wishes to pursue such claim jointly with the Contributors by a written notice, including provision for such sharing of expenses as Westbrook and the Contributors may jointly determine, within twenty (20) Business Days of the date the Contributors advise Westbrook of their intention to assert a claim, unless any applicable statute of limitations shall require the assertion of a claim in a lesser amount of time, the Contributors shall no longer consult with Westbrook as to such claim, their assertion or any resolution thereof. BPP and the Operating Partnership acknowledge that, pursuant to Section 8.6 of the Preferred Stock Purchase Agreement, Westbrook has a reciprocal understanding with BPP.
The Contributors agree that, if the Contributors shall have not provided to Westbrook such written notice, then, if such claim is subsequently asserted in a court of appropriate jurisdiction where the Contributors can also establish appropriate venue, the Contributors will not seek separately to assert such claim against BPP and the Operating Partnership, unless and to the extent that the Contributors do not wish to pursue such claim jointly with Westbrook because of defenses or counterclaims which exist against Westbrook under the Preferred Stock Purchase Agreement which are not available to BPP and the Operating Partnership with respect to the Contributors under this Agreement.


                             ARTICLE 8--TERMINATION

    8.1 Termination. This Agreement may be terminated prior to the Closing as provided below:

               (i) at any time prior to Closing, by the mutual consent of the Contributors, BPP and the Operating Partnership;

               (ii) by the Contributors on or before fifteen days after the date of this Agreement if the Contributors determine, in their sole discretion, that they are not satisfied with their environmental due diligence investigation of the Company Properties;

               (iii) by BPP and the Operating Partnership on or before fifteen days after the date of this Agreement if BPP and the Operating Partnership determine, in their sole discretion, that they are not satisfied with their environmental due diligence investigation of the Properties;


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


               (iv) by BPP and the Operating Partnership if a material casualty shall have occurred at a Property that causes damage to such Property in an amount in excess of $1,000,000.

               (v) by either the Contributors on the one hand or BPP and the Operating Partnership on the other hand, if the Closing shall not occur prior to December 31, 1997; provided, however, such date shall be automatically extended to February 28, 1998 in the event the Closing does not occur as a result of the failure of the condition set forth in Section 2.2(w) but the Contributors waive the condition to closing set forth in Section 2.2(w).

               (vi) by the Contributors in the event the Preferred Stock Purchase Agreement is terminated prior to a closing occurring thereunder; or

               (vii) by either the Contributors on the one hand or BPP or the Operating Partnership on the other hand if a breach or failure of any representation, warranty, covenant or agreement contained herein that is material in the context of the transactions contemplated hereby has been committed by the other party and such breach has not be waived.

    8.2 Effect of Termination. In the event of termination of this Agreement by either or both of the Contributors, on the one hand, and BPP and the Operating Partnership, on the other hand, pursuant to Section 8.1, written notice thereof shall be promptly given by the terminating party to the other parties hereto, and this Agreement shall thereon terminate and become void and have no effect and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the Deposit shall be returned to BPP and the provisions of Sections 4.22, 6.1, 9.4, 9.7, and 9.12 and any related definitional, interpretive or other provisions necessary for the logical interpretation of such provisions, shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement. In the event of the termination of this Agreement prior to the Closing, the parties acknowledge that the sole remedy for breach of this Agreement shall be a claim for monetary damages (including, if applicable, liquidated damages as set forth in Section 6.1). All other remedies in law or equity (including, without limitation, injunction or lis pendens) are hereby waived.


                          ARTICLE 9--MISCELLANEOUS

    9.1 Brokers. Each party to this Agreement represents and warrants that neither it nor any of its Affiliates has had any contact or dealings regarding any Property, or any communication in connection with the subject matter of the transactions contemplated by this Agreement, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with therewith other than Donaldson Lufkin & Jenrette ("DLJ"). All commissions and other amounts required to be paid to DLJ in connection with the transactions contemplated hereby, other than the DLJ Fee (as set forth below), shall be paid by the Contributors . If the Closing occurs, the DLJ Fee shall be paid to DLJ by BPP and the Operating Partnership. In the event that any other broker or finder claims a commission or finder's fee based upon any contact, dealings or communication, the party through whom or through whose Affiliate such other broker or finder makes its claim shall be responsible for such commission or fee and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the other party and its Affiliates in defending against the same. The party through whom or through whose Affiliate such other broker or finder makes a claim shall hold harmless, indemnify and defend the other party hereto, its successors and assigns, agents, employees, officers and directors, and the Property from and against any and all Losses, arising out of, based on, or incurred as a result of such claim. The provisions of this Section shall survive the Closing or termination of the parties' obligations to consummate the transactions contemplated by this Agreement.

    9.2 Marketing. The Contributors agree not to market any Property for sale during the term of this Agreement or entertain solicit, discuss or negotiate for the sale of any Property or any direct or indirect interest therein with any Person other than BPP and its Affiliates.

    9.3 Entire Agreement; No Amendment. This Agreement and the October 6, 1997 letter agreement referred to in Section 9.12 (and, when executed and delivered, the Related Agreements) represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement. Except as set forth in Section 9.12, and in the Access Agreement it is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party hereto against whom enforcement is sought. It is agreed that no obligation under this Agreement which by its terms is to be performed or continue to be performed after Closing and no provision of this Agreement which is expressly to survive Closing shall merge upon Closing, but shall survive Closing.

    9.4 Certain Expenses. Except as otherwise set forth below and in Section 4.22, each party hereto will pay all of its own expenses incurred in connection with this Agreement and the transactions contemplated hereby (whether or not the Closing shall take place), including, without limitation, all costs and expenses herein stated to be borne by such party and all of its respective accounting, legal, investigatory and appraisal fees. The Contributors shall be responsible for paying (i) all applicable State, County and City transfer taxes and/or transfer fees due in connection with the transactions contemplated by this Agreement, (ii) all costs associated with obtaining and issuing a CLTA standard coverage Title Policy, including, without limitation, examination costs, commitment fees and premiums. Any escrow fees incurred in connection with the consummation of the transactions contemplated by this Agreement shall be split evenly between BPP and the Contributors. BPP shall make capital contributions to the Operating Partnership to pay (i) all costs associated with obtaining any survey it may require, and the incremental increase in the cost of upgrading the Title Policy from a standard form CLTA policy to ALTA coverage or to obtain any extended coverage endorsement or any other endorsements required by BPP. All other costs and charges in connection with the consummation of the transactions contemplated by this Agreement not otherwise provided for in this Agreement shall be allocated by standard accounting and conveyancing practices in the relevant jurisdiction where each shopping center Property is located.

    9.5 Notices. Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party as follows:

     If to Contributors:

          c/o Highridge Partners, Inc.
          300 Continental Blvd.
          Suite 360
          El Segundo, CA  90245
          Attn:  Mr. John S. Long
                  and Mr. Steven A. Berlinger
          Fax:  (310) 648-7619

          and to:

          c/o Blackacre Capital
          450 Park Avenue
          28th Floor
          New York, New York  10022
          Attn:  Mr. Ronald J. Kravit
          Fax: (212) 758-5305
     with a copy to:

          Battle Fowler LLP
          Park Avenue Tower
          75 East 55th Street
          New York, New York  10022
          Attn:  Steven L. Lichtenfeld, Esq.
          Fax:  (212) 856-7823

     If to BPP or the Operating Partnership to:

          Burnham Pacific Properties, Inc.
          610 West Ash Street, Suite 1600
          San Diego, CA 92101
          Attn:  Mr. Daniel B. Platt, Chief Financial Officer
          Fax: (619) 652-4711

     with a copy to:

          Goodwin, Procter & Hoar  LLP
          Exchange Place
          53 State Street
          Boston, MA  02109
          Attn: Christopher B. Barker, Esq.
          Fax:  (617) 227-8591

Each notice shall be in writing and shall be sent to the party to receive it either by (i) postage prepaid by certified mail, return receipt requested, (ii) by a nationally recognized overnight courier service that provides tracking and proof of receipt or (iii) by facsimile as long as such notice sent by facsimile is also sent the same Business Day by a nationally recognized overnight courier service as set forth above. A Notice shall be deemed delivered upon deposit in the U.S. mail or when given to such courier as aforesaid. The time to respond shall commence to run on the Business Day it is received or refused as long as it is received or refused by 6:00 p.m. on such Business Day. If received or refused on a non-Business Day or if received or refused later than 6:00 p.m. on a Business Day, then the time to respond to such notice shall commence to run on the next Business Day.

    9.6 No Assignment. Except as provided in this Section below, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties. BPP may, without such consent, assign any of its rights and obligations hereunder to the Operating Partnership but such assignment shall not relieve BPP of its obligations hereunder Contributors may, without such consent, assign any of its rights accruing after the Closing to the Existing Partners, but such assignment shall not relieve the Contributors of their obligations hereunder

    9.7 Governing Law; Waiver of Jury Trial. The laws of the State of California shall govern the validity, enforcement and interpretation of this Agreement.

IN THE EVENT OF ANY DISPUTE ARISING PURSUANT TO THIS AGREEMENT, INCLUDING THE INTERPRETATION OR IMPLEMENTATION OF THIS AGREEMENT, THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY.

    9.8 Multiple Counterparts. This Agreement may be executed in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

    9.9 Further Assurances. From and after the date of this Agreement and after the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other party and are reasonably necessary to provide to the respective parties hereto the benefits intended to be afforded hereby, including, without limitation, all books and records relating to the Property and the addresses of all parties.

    9.10 Miscellaneous. Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate. The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words "hereof" and "herein" refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day.

    9.11 Invalid Provisions. If any provision of this Agreement (except the provision relating to the Contributors' obligation to contribute the Properties and the Operating Partnership's obligation to issue the Units, Preferred Units, Cash Consideration Component, Additional Equity Value or Additional Consideration, the invalidity of which shall cause this Agreement to be null and void) is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

    9.12 Confidentiality; Publicity. The parties agree that this Agreement shall not be recorded in any public real estate registry. In the event this Agreement is terminated, BPP shall promptly return to the Contributors all materials delivered to BPP by the Contributors and the Contributors shall promptly return to BPP all materials delivered to the Contributors or their representatives by BPP. If the Closing occurs, the Contributors on behalf of themselves and their affiliates (including Existing Partners) expressly agree to comply with the standards for use of materials and information received from BPP (other than materials filed with the Commission which are available to the public) in connection with the transactions contemplated by this Agreement in accordance with the confidentiality agreement entered into prior to the date of this Agreement between BPP and the Contributors. Otherwise, the Contributors and BPP agree that all materials and information received in connection with the transactions contemplated by this Agreement shall be subject to the provisions of a certain letter agreement between BPP and HPBA, LLC and HPBA II, LLC, affiliates of the Contributors, dated as of October 6, 1997, the effectiveness of which shall survive the Closing.

    9.13 Time of Essence. Time is of the essence with respect to the December 31, 1997 outside date set for Closing.

    9.14 Authorized Representatives. Any notice, election, consent or approval on behalf of the Contributors or the Existing Partners shall be valid only if given in writing pursuant to the notice provisions of Section 9.5 and only if signed (a) in the case of any Contributor, by any one of Jeffrey Citrin, Ronald
J. Kravit, John S. Long, Steven A. Berlinger, Jack Mahoney or Mark Cassidy, (b) in the case of Existing Partners BSMC or BSMC II, any one of Jeffrey Citrin or Ronald J. Kravit, or (c) in the case of any other Existing Partner, any one of John S. Long, Steven A. Berlinger, Jack Mahoney or Mark Cassidy ("Authorized Representatives"). Any Contributor or Existing Partner may, by notice to the Operating Partnership and BPP in accordance with Section 9.5, change its Authorized Representatives (or add additional Authorized Representatives) at any time (effective upon the receipt of such notice by the Operating Partnership). EACH AUTHORIZED REPRESENTATIVE IS ALSO AUTHORIZED TO INITIAL SECTION 6.3 HEREOF ON BEHALF OF ALL OF THE CONTRIBUTORS AND THE EXISTING PARTNERS.

    9.15 Conflict. In the event of any conflict between the provisions of this Agreement and those of the Operating Partnership Agreement, the provisions of this Agreement shall control.

    9.16 Applicable Contribution Agreement. This Agreement shall be deemed to constitute both an "Applicable Contribution Agreement" and a "Contribution Agreement," as such terms are defined in the Operating Partnership Agreement.

    9.17 Schedules. Any matter set forth on any Exhibit or Schedule to this Agreement shall be deemed to refer to all other Exhibits and Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Exhibit or Schedule as if set forth on such other Exhibit or Schedule.




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                        104

          IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as an instrument under seal as of the date and year first above written.
                                   BPP:

                                   BURNHAM PACIFIC PROPERTIES, INC.


                                   By:  /s/ J. David Martin
                                      ----------------------------------------
                                      Name: J. David Martin
                                      Title: CEO

                                   Burnham Pacific Operating Partnership, L.P.
                                   By:  Burnham Pacific Properties, Inc., its
                                             general partner


                                   By:  /s/ J. David Martin
                                      ----------------------------------------
                                      Name: J. David Martin
                                      Title: CEO

                                   CONTRIBUTORS:

                                   HPBA - Benicia Associates, L.L.C.,
                                   HPBA - Madera Associates, L.L.C.,
                                   HPBA - Castro Associates, L.L.C.,
                                   HPBA - Redondo Beach Associates, L.L.C.,
                                   HPBA - Suisun Associates, L.L.C.,
                                   HPBA - Durate Associates, L.L.C.,
                                   HPBA - Sacramento Associates, L.L.C.,
                                   HPBA - Westminster Associates, L.L.C.,
                                   Delaware limited liability companies
                                   By:  HPBA, LLC, a Delaware limited liability
                                        company, Managing Member
                                        By:  GSF Associates, L.L.C., a Delaware
                                             limited liability company, Manager
                                             Member
                                             By:  MJL Associates, a California
                                                  Limited Partnership, Managing
                                                  Member
                                                  By:  MJL Investments, Inc., a
                                                       California corporation,
                                                       General Partner


                                   By: /s/ John S. Long
                                      ------------------------------------------
                                      Name:   John S. Long
                                      Title:  President

                                   HPBA II - AC Sacramento Associates, L.L.C.,
                                   HPBA II - Bell Gardens Associates, L.L.C.,
                                   HPBA II - Bellflower Associates, L.L.C.,
                                   HPBA II - Fremont Associates, L.L.C.,
                                   HPBA II - Menifee Associates, L.L.C.,
                                   HPBA II - Placerville Associates, L.L.C.,
                                   HPBA II - San Jose Associates, L.L.C.,
                                   HPBA II - San Marcos Associates, L.L.C.,
                                   HPBA II - Santa Rosa Associates, L.L.C.,
                                   HPBA II - Shasta Associates, L.L.C.,
                                   HPBA II - SHP Sacramento Associates, L.L.C.,
                                   HPBA II - Vacaville Associates, L.L.C.,
                                   Delaware limited liability companies
                                   By:  HPBA II, LLC, a Delaware limited
                                        liability company, Managing Member
                                        By:  GSF II Associates, L.L.C., a
                                             Delaware limited liability company,
                                             Managing Member
                                             By:  MJL Associates, a California
                                                  Limited Partnership, Managing
                                                  Member
                                                  By:  MJL Investments, Inc., a
                                                       California corporation,
                                                       General Partner



                                        By:  /s/ John S. Long
                                           -------------------------------------
                                           Name: John. S. Long
                                           Title: President


                                   EXISTING PARTNERS:

                                   MJL Associates, a California Limited
                                      Partnership
                                   By:  MJL Investments, Inc., a California
                                             corporation, General Partner



                                        By: /s/ John S. Long
                                           -------------------------------------
                                           Name: John S. Long
                                           Title: President

                                   BLACKACRE SMC HOLDINGS, L.P.,

                                   By:  Blackacre Capital Group, L.P.,
                                        its general partner

                                        By:  Blackacre Capital Management Corp.,
                                             its general partner


                                             By: /s/ Ronald J. Kravit
                                                --------------------------------
                                                Name:  Ronald J. Kravit
                                                Title:


                                   BLACKACRE SMC II HOLDINGS LLC

                                   By:  Blackacre Capital Group, L.P.,
                                        its managing member

                                        By:  Blackacre Capital Management Corp.,
                                             its managing member

                                             By: /s/ Ronald J. Kravit
                                                --------------------------------
                                                Name:  Ronald J. Kravit
                                                Title:


                                   /s/ Eugene S. Rosenfeld
                                   ---------------------------------------------
                                   Eugene S. Rosenfeld



                                   /s/ Steven A. Berlinger
                                   ---------------------------------------------
                                   Steven A. Berlinger


                                   /s/ Jack L. Mahoney
                                   ---------------------------------------------
                                   Jack L. Mahoney


                                   /s/  Mark H. Cassidy
                                   ---------------------------------------------
                                   Mark H. Cassidy


                                   SAB ASSOCIATES, A CALIFORNIA LIMITED
                                     PARTNERSHIP

                                   By:  SAB Investments, Inc.
                                        as General Partner

                                   By:  /s/ Steven A. Berlinger
                                        ---------------------------
                                        Steven A. Berlinger
                                        President